UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.            )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

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[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to §240.14a-12

THE WESTERN UNION COMPANY
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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THE WESTERN UNION COMPANY
7001 E. Belleview Avenue
Denver, Colorado 80237

April 1, 2020

DEAR STOCKHOLDER:

You are cordially invited to attend the 2020 virtual Annual Meeting of Stockholders (the “Annual Meeting”) of The Western Union Company (the “Company”), to be held at 8:00 a.m., Mountain Time, on Thursday, May 14, 2020. Due to the public health impact of the coronavirus (COVID-19) outbreak and to support the health and well-being of our stockholders, this year’s Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted online via live webcast. You will be able to attend the Annual Meeting by visiting https://web.lumiagm.com/291373158.

The attached notice and Proxy Statement contain details of the business to be conducted at the Annual Meeting. In addition, the Company’s 2019 Annual Report, which is being made available to you along with the Proxy Statement, contains information about the Company and its performance. Directors and certain officers of the Company will attend the Annual Meeting.

Your vote is important! Whether or not you plan to attend the Annual Meeting, please read the Proxy Statement and then vote at your earliest convenience by telephone, Internet, tablet or smartphone, or request a proxy card to complete, sign, date and return by mail. Using the telephone, Internet, tablet or smartphone voting systems, or mailing your completed proxy card, will not prevent you from voting during the Annual Meeting if you are a stockholder of record and wish to do so.

On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the Company.

Regards, Hikmet Ersek President, Chief Executive Officer and Director

YOUR VOTE IS IMPORTANT!

PLEASE PROMPTLY VOTE BY TELEPHONE, INTERNET, TABLET OR SMARTPHONE, OR REQUEST A PROXY CARD TO COMPLETE, SIGN, DATE AND RETURN BY MAIL SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND SO THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. YOUR PROMPT ACTION WILL AID THE COMPANY IN REDUCING THE EXPENSE OF PROXY SOLICITATION.

THE WESTERN UNION COMPANY
7001 E. BELLEVIEW AVENUE
DENVER, COLORADO 80237
(866) 405-5012

NOTICE OF 2020 ANNUAL MEETING OF STOCKHOLDERS

NOTICE OF 2020 ANNUAL MEETING OF STOCKHOLDERS
When: May 14, 2020 at 8:00 a.m. Mountain Time	Where: Via webcast at https://web.lumiagm.com/291373158	Record Date: March 16, 2020

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information you should consider, and you should read the entire Proxy Statement before voting.

ITEMS OF BUSINESS		BOARD’S RECOMMENDATION	FURTHER INFORMATION
1	Election of Directors named in this Proxy Statement to serve as members of the Company’s Board of Directors until the Company’s 2021 Annual Meeting of Stockholders	FOR each director nominee	Page 14
2	Hold an advisory vote to approve executive compensation	FOR	Page 69
3	Ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for 2020	FOR	Page 71
4	Vote on the stockholder proposal described in the accompanying Proxy Statement, if properly presented at the Annual Meeting	AGAINST	Page 73
5	Transact any other business as may properly come before the Annual Meeting or any postponement or adjournment of the Annual Meeting

HOW TO ATTEND THE VIRTUAL ANNUAL MEETING

Due to the public health impact of the coronavirus (COVID-19) outbreak and to support the health and well-being of our stockholders, this year’s Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted online via live webcast. You will not be able to attend the Annual Meeting physically. You are entitled to participate in the Annual Meeting if you owned shares of our common stock as of the close of business on March 16, 2020.

You will be able to participate in the Annual Meeting online and submit your questions during the meeting by visiting https://web.lumiagm.com/291373158. If you own shares as a “Registered Holder,” rather than through a broker, you will need the 11-digit control/identification number and meeting code included on your Notice of Internet Availability of Proxy Materials or Proxy Card to participate in the Annual Meeting. If you own shares as a “Beneficial Owner” through a broker or agent, you must contact the broker or agent that holds your shares to obtain an access code for the webcast. You will need your access code and the meeting code included on your Notice of Internet Availability of Proxy Materials or Proxy Card to participate in the Annual Meeting.

The Annual Meeting webcast will begin promptly at 8:00 a.m. Mountain Time, on May 14, 2020. Online access will begin at 7:30 a.m., Mountain Time, and we encourage you to access the meeting prior to the start time. You will not be able to attend the Annual Meeting if you don’t have Internet access.

NOTICE OF 2020 ANNUAL MEETING OF STOCKHOLDERS

We will also make a replay of the Annual Meeting viewable to anyone interested as soon as practical after the Annual Meeting on our investor relations website at http://ir.westernunion.com/investor-relations.

Even if you plan to participate in the Annual Meeting online, we recommend that you also vote by proxy as described further in “The Proxy Process and Stockholder Voting” on pages 2-5 so that your vote will be counted if you later decide not to participate in the Annual Meeting.

Live questions may be submitted online during the Annual Meeting, at one or more designated times. We reserve the right to edit or reject all questions we deem profane or otherwise inappropriate.

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting or during the meeting time, please call: 1-800-468-9716.

WHO CAN ATTEND AND VOTE

Our stockholders of record on March 16, 2020 are entitled to notice of, and to vote at, the Annual Meeting and at any adjournment or postponement that may take place. A list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder during the Annual Meeting at https://web.lumiagm.com/291373158 and for ten days prior to the Annual Meeting at our principal executive offices located at 7001 E. Belleview Avenue, Denver, Colorado 80237.

YOUR VOTE IS EXTREMELY IMPORTANT.

TELEPHONE	INTERNET	BY MAIL	BY TABLET OR SMARTPHONE	LIVE WEBCAST
Beneficial Owners call toll free at 1-800-454-8683 Registered Holders call toll free at 1-866-883-3382	Beneficial Owners visit www.proxyvote.com Registered Holders visit www.proxypush.com/wu	Request a paper proxy card to complete, sign, date and return

Beneficial Owners vote your shares online with your tablet or smartphone by scanning the QR code above.

Registered Holders vote your shares online with your tablet or smartphone by scanning the QR code on your Proxy Card.

Attend the Annual Meeting online at https://web. lumiagm.com/291373158

NOTICE OF 2020 ANNUAL MEETING OF STOCKHOLDERS

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

The Company’s Proxy Statement and Annual Report to Stockholders are available at www.proxyvote.com for Beneficial Owners and www.proxydocs.com/wu for Registered Holders. To access such proxy materials, you will need the control/identification numbers provided to you in your Notice of Internet Availability of Proxy Materials or your Proxy Card. You may also access this Proxy Statement and Annual Report to Stockholders at www.wuannualmeeting.com.

We appreciate your prompt vote. After reading the Proxy Statement, please vote at your earliest convenience, by telephone, Internet, tablet or smartphone, or request a proxy card to complete, sign, date and return by mail. If you decide to attend the Annual Meeting and would prefer to vote during the Annual Meeting, your proxy will be revoked automatically and only your vote during the Annual Meeting will be counted. If you own shares as a Registered Holder, rather than through a broker, you may cast your vote during the Annual Meeting by following the link provided on the webcast. If you own shares as a Beneficial Owner through a broker or agent, you may cast your vote during the Annual Meeting only if you obtain a legal proxy giving you the right to vote the shares and an access code for the webcast from the broker or agent that holds your shares, and by emailing a copy of such legal proxy to EQSS-ProxyTabulation@equiniti.com during the webcast.

Please note that all votes cast via telephone, Internet, tablet or smartphone must be cast prior to 11:59 p.m., Eastern Time on Wednesday, May 13, 2020. For shares held in The Western Union Company Incentive Savings Plan, direction regarding how to vote such shares must be received, if by mail, on or before May 11, 2020.

By Order of the Board of Directors

Caroline Tsai
Chief Legal Officer and Corporate Secretary

April 1, 2020

PROXY SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information you should consider, and you should read the entire Proxy Statement before voting.

2019 ANNUAL MEETING OF STOCKHOLDERS OF THE WESTERN UNION COMPANY (the “Company”)
When: May 14, 2020 at 8:00 a.m. Mountain Time	Where: Via live webcast at https://web.lumiagm.com/291373158	Record Date: March 16, 2020

MEETING AGENDA AND VOTING MATTERS

ITEM	MANAGEMENT PROPOSALS	BOARD VOTE RECOMMENDATION	PAGE REFERENCE (FOR MORE DETAIL)
1	Election of Directors named in this Proxy Statement to serve as members of the Company’s Board of Directors until the Company’s 2021 Annual Meeting of Stockholders	FOR each director nominee	14
2	Advisory Vote to Approve Executive Compensation	FOR	69
3	Ratify the Selection of Ernst & Young LLP as our independent registered public accounting firm for 2020	FOR	71

ITEM	STOCKHOLDER PROPOSAL	BOARD VOTE RECOMMENDATION	PAGE REFERENCE (FOR MORE DETAIL)
4	Stockholder proposal regarding political contributions disclosure	AGAINST	73

INFORMATION ABOUT OUR BOARD (PAGE 6)

2020 Proxy Statement	|	i

PROXY SUMMARY

MEMBERS OF OUR BOARD OF DIRECTORS

Martin I. Cole Independent	Hikmet Ersek	Richard A. Goodman Independent
Age 63 Director Since 2015	Age 59 Director Since 2010	Age 71 Director Since 2012
Committee(s) ●Audit Committee ●Compliance Committee	Committee(s) ●Compliance Committee (Non-voting Member)	Committee(s) ●Audit Committee Chair ●Compensation and Benefits Committee

Betsy D. Holden Independent	Jeffrey A. Joerres Independent	Roberto G. Mendoza Independent
Age 64 Director Since 2006	Age 60 Director Since 2015 Chairman of the Board	Age 74 Director Since 2006
Committee(s) ●Compensation and Benefits Committee Chair ●Audit Committee	Committee(s) ●Corporate Governance, ESG, and Public Policy Committee Chair	Committee(s) ●Corporate Governance, ESG, and Public Policy Committee ●Compliance Committee

Michael A. Miles, Jr. Independent	Timothy P. Murphy Independent	Jan Siegmund Independent
Age 58 Director Since 2006	Age 58 Director Since 2020	Age 55 Director Since 2019
Committee(s) ●Compensation and Benefits Committee (incoming Chair effective May 1, 2020) ●Corporate Governance, ESG, and Public Policy Committee	Committee(s) ●Compliance Committee	Committee(s) ●Audit Committee (incoming Chair effective May 1, 2020) ●Compliance Committee

Angela A. Sun Independent	Frances Fragos Townsend Independent	Solomon D. Trujillo Independent
Age 45 Director Since 2018	Age 58 Director Since 2013	Age 68 Director Since 2012
Committee(s) ●Audit Committee ●Compliance Committee	Committee(s) ●Compliance Committee Chair ●Corporate Governance, ESG, and Public Policy Committee	Committee(s) ●Audit Committee ●Compliance Committee

ii	|	The Western Union Company

PROXY SUMMARY

GOVERNANCE HIGHLIGHTS (PAGE 15)

✓	Annual Election of Directors
✓	Proxy Access
✓	Majority Vote Standard in Uncontested Elections
✓	Stockholder Right to Call Special Meetings at 10% Ownership Threshold
✓	No Stockholder Rights Plan (“Poison Pill”)
✓	No Supermajority Voting Provisions in the Company’s Organizational Documents
✓	Independent Board, Except Our Chief Executive Officer (“CEO”)
✓	Independent Non-Executive Chairman
✓	Independent Board Committees
✓	Confidential Stockholder Voting
✓	Board Committee Authority to Retain Independent Advisors
✓	Robust Codes of Conduct
✓	Board Committee Oversight of Environmental, Social, and Governance (“ESG”) Matters
✓	Robust Stock Ownership Guidelines for Senior Executives and Directors
✓	Prohibition Against Pledging and Hedging of Company Stock by Senior Executives and Directors
✓	Regular Stockholder Engagement

CORE COMPONENTS OF 2019 EXECUTIVE COMPENSATION (PAGE 42)

●Base Salary - Fixed compensation component payable in cash
●Annual Incentive Awards - Variable compensation component payable in cash based on performance against annually established performance objectives
●Performance-Based Restricted Stock Units (“PSUs”) - Restricted stock units vest based on the Company’s achievement of financial performance objectives and the Company’s relative total stockholder return (“TSR”) versus the Standard & Poor’s 500 Index (“S&P 500 Index”)

●Restricted Stock Units (“RSUs”) - RSUs generally cliff vest on the third anniversary of the date of grant based on continued service during the vesting period
●Stock Options - For our CEO, non-qualified stock options granted with an exercise price equal to fair market value on the date of grant that expire ten years after grant and become exercisable in 25% annual increments over a four-year vesting period

2020 Proxy Statement	|	iii

PROXY SUMMARY

KEY FEATURES OF OUR EXECUTIVE COMPENSATION PROGRAM (PAGE 31)

WHAT WE DO
✓	Pay-for-performance and at-risk compensation.
A significant portion of our targeted annual compensation is performance-based and/or subject to forfeiture (“at-risk”), with emphasis on variable pay to reward short- and long-term performance measured against pre-established objectives informed by our Company’s strategy. For 2019, performance-based compensation comprised approximately 83% of the targeted annual compensation for our CEO and, on average, approximately 61% of the targeted annual compensation for our other continuing NEOs. The remaining components of our NEOs’ 2019 targeted annual compensation consisted of base salary and service-based RSUs, with the Compensation and Benefits Committee (the “Compensation Committee”) viewing RSUs as at-risk as their value fluctuates based on our stock price performance.
✓	Align compensation with stockholder interests.
Performance measures for incentive compensation are linked to the overall performance of the Company and are designed to be aligned with the creation of long-term stockholder value.
✓	Emphasis on future pay opportunity vs. current pay.
Our long-term incentive awards are equity-based, use multi-year vesting provisions to encourage retention, and are designed to align our NEO’s interest with long-term shareholder interests. For 2019, long-term equity compensation comprised approximately 73% of the targeted annual compensation for our CEO and, on average, approximately 59% of the targeted annual compensation for the other NEOs.
✓	Mix of performance metrics.
The Company utilizes a mix of performance metrics that emphasize both absolute performance goals, which provide the primary links between incentive compensation and the Company’s strategic operating plan and financial results, and a relative performance goal, which measures Company performance in comparison to the S&P 500 Index.
✓	Stockholder engagement.
The Compensation Committee chair and members of management seek to engage with stockholders regularly to discuss and understand their perceptions or concerns regarding our executive compensation program.
✓	“Clawback” policy.
The Company may recover incentive compensation paid to certain officers in the event of an accounting restatement or if such officer engaged in detrimental conduct, as defined in our clawback policy. In addition, the Company may recover incentive compensation paid to certain officers for conduct that is determined to have contributed to material compliance failures, subject to applicable laws.
✓	Robust stock ownership guidelines.
We require our executive officers to own a meaningful amount of Company stock to align them with long-term stockholder interests (6x base salary in the case of our CEO and 3x base salary for our other NEOs).
✓	Consider compliance in compensation program.
Each NEO is evaluated on what the NEO has done to ensure that the NEO’s business or department is in compliance with applicable U.S. laws, with a failing score in compliance resulting in bonus ineligibility for the NEO for the applicable year.
✓	Three-year performance period for PSUs.
✓	Outside compensation consultant retained by the Compensation Committee.
✓	“Double trigger” severance benefits in the event of a change-in-control.
✓	Maximum payout caps for annual cash incentive compensation and PSUs.

iv	|	The Western Union Company

PROXY SUMMARY

WHAT WE DON’T DO
✘	No repricing or buyout of underwater stock options.
None of our equity plans permit the repricing or buyout of underwater stock options or stock appreciation rights without stockholder approval, except in connection with certain corporate transactions involving the Company.
✘	No change-in-control tax gross ups for individuals promoted or hired after April 2009.
Mr. Ersek is the only Company employee who remains eligible for excise tax gross-up payments based on Compensation Committee action in 2009.
✘	Prohibition against pledging and hedging of Company securities by senior executives and directors.
Please see “Summary of Corporate Governance Practices” for additional details.
✘	No dividends or dividend equivalents are paid on unvested or unearned PSUs or RSUs.

CHIEF EXECUTIVE OFFICER COMPENSATION

The following chart illustrates this CEO pay philosophy of heavily weighting targeted CEO compensation toward variable, performance-based pay elements.

CEO 2019 TOTAL TARGET DIRECT COMPENSATION

Since a significant portion of Mr. Ersek’s compensation is both performance-based and at-risk, we are providing the following supplemental graph to compare Mr. Ersek’s total target direct compensation to the compensation “realizable” by him for each of 2017, 2018 and 2019. For the cumulative period of 2017 to 2019, realizable pay was approximately 67% higher than total target direct compensation for that period primarily due to an increase of approximately 41% in the Company’s closing stock price from the last trading day of 2017 to the last trading day of 2019.

We believe the “realizable” compensation and its relationship to total target direct compensation in each of the years and over the three-year cumulative period are reflective of the Compensation Committee’s emphasis on “pay-for-performance” in that differences between realizable pay and total target direct compensation, as well as fluctuations year-over-year are primarily the result of our stock performance and our varying levels of achievement against pre-established performance goals under our Annual Incentive Plan and our Long-Term Incentive Plan. Please note that during March 2020 our stock price performance and the broader market declined significantly, which we believe was due to the implications of the coronavirus (COVID-19) outbreak among other potential factors. For example, the closing price of our stock price on the Record Date of March 16, 2020 was $20.84 per share. As further described below, the following graph provides supplemental information as of December 31, 2019 and does not reflect fluctuations in our stock price since that date.

2020 Proxy Statement	|	v

PROXY SUMMARY

CEO TOTAL TARGET DIRECT COMPENSATION
VERSUS TOTAL REALIZABLE COMPENSATION(1)

(1)	This graph and the total target direct compensation and total realizable compensation reported in this graph provide supplemental information regarding the compensation paid to Mr. Ersek and should not be viewed as a substitute for the 2019 Summary Compensation Table.

(2)	Amounts reported in the calculation of total target direct compensation consist of (a) annualized base salary, (b) target annual incentive opportunities granted to Mr. Ersek under the Annual Incentive Plan with respect to each of the years shown and (c) the target grant values of the long-term incentives granted to Mr. Ersek under the Long-Term Incentive Plan with respect to each of the years shown.

(3)

Amounts reported in the calculation of total realizable compensation consist of (a) annualized base salary, (b) actual annual incentive payments received by Mr. Ersek under the Annual Incentive Plan with respect to each of the years shown, (c) the value realized from the exercise of stock options and for unexercised stock options, the difference between the exercise price and the closing stock price on the last trading day of 2019, reported in the year granted, (d) the value realized upon vesting of PSUs on the vesting date and the value of unvested PSUs based on the closing stock price on the last trading day of 2019 and estimated performance as of December 31, 2019, each reported in the year granted, and (e) the value of unvested RSUs based on the closing stock price on the last trading day of 2019, each reported in the year granted.

vi	|	The Western Union Company

PROXY STATEMENT

The Board of Directors (the “Board of Directors” or the “Board”) of The Western Union Company (“Western Union” or the “Company”) is soliciting your proxy to vote at the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 14, 2020 at 8:00 a.m., Mountain Time, and any adjournment or postponement of the Annual Meeting. Due to the public health impact of the coronavirus (COVID-19) outbreak and to support the health and well-being of our stockholders, this year’s Annual Meeting will be a completely virtual meeting of stockholders. You will be able to attend the Annual Meeting via live webcast by visiting https://web.lumiagm.com/291373158.

In accordance with U.S. Securities and Exchange Commission (the “SEC”) rules and regulations, instead of mailing a printed copy of our proxy materials to each stockholder of record or beneficial owner, we furnish proxy materials, which include this Proxy Statement and the accompanying Proxy Card, Notice of Meeting, and Annual Report to Stockholders, to our stockholders over the Internet unless otherwise instructed by the stockholder. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials.

The Notice of Internet Availability of Proxy Materials was first mailed on April 1, 2020 to all stockholders of record as of March 16, 2020 (the “Record Date”). The only voting securities of the Company are shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), of which there were 410,871,315 shares outstanding as of the Record Date. The closing price of the Company’s Common Stock on the Record Date was $20.84 per share.

The Company’s Annual Report to Stockholders, which contains consolidated financial statements for the year ended December 31, 2019 (the “2019 Annual Report”), accompanies this Proxy Statement. You also may obtain a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 that was filed with the SEC, without charge, by writing to Investor Relations, The Western Union Company, 7001 E. Belleview Avenue, WU-HQ-14, Denver, Colorado 80237. If you would like to receive a copy of any exhibits listed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, please call (866) 405-5012 or submit a request in writing to Investor Relations at the above address, and the Company will provide you with the exhibits upon the payment of a nominal fee (which fee will be limited to the expenses we incur in providing you with the requested exhibits). The Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and these exhibits are also available in the “Investor Relations” section of www.westernunion.com. This Proxy Statement and the 2019 Annual Report are also available at www.wuannualmeeting.com, as well as on the SEC’s website at sec.gov.

2020 Proxy Statement	|	1

THE PROXY PROCESS AND STOCKHOLDER VOTING

WHY DID I RECEIVE THESE MATERIALS?

A	Our Board of Directors has made these materials available to you on the Internet or, upon your request, has delivered printed versions of these materials to you by mail, in connection with the Board’s solicitation of proxies for use at our Annual Meeting, which will take place on May 14, 2020, or any adjournment or postponement thereof. Our stockholders are invited to attend the Annual Meeting and are requested to vote on the proposals described in this Proxy Statement.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS OR SET OF PROXY MATERIALS?

A	This means you hold shares of the Company in more than one way. For example, you may own some shares directly as a Registered Holder and other shares through a broker or you may own shares through more than one broker. In these situations, you may receive multiple Notices of Internet Availability of Proxy Materials or, if you request proxy materials to be delivered to you by mail, Proxy Cards. It is necessary for you to vote, sign, and return all of the Proxy Cards or follow the instructions for any alternative voting procedure on each of the Notices of Internet Availability of Proxy Materials you receive in order to vote all of the shares you own. If you request proxy materials to be delivered to you by mail, each Proxy Card you receive will come with its own prepaid return envelope; if you vote by mail, make sure you return each Proxy Card in the return envelope that accompanied that Proxy Card.

WHY DID MY HOUSEHOLD RECEIVE ONLY ONE COPY OF THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS OR PROXY MATERIALS?

A	In addition to furnishing proxy materials electronically, we take advantage of the SEC’s “householding” rules to reduce the delivery cost of materials. Under such rules, only one Notice of Internet Availability of Proxy Materials or, if you have requested paper copies, only one set of proxy materials is delivered to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders. If you are a stockholder sharing an address and wish to receive a separate Notice of Internet Availability of Proxy Materials or copy of the proxy materials, you may so request by contacting the Broadridge Householding Department by phone at 1-866-540-7095 or by mail to Broadridge Householding Department, 51 Mercedes Way, Edgewood, NY 11717. A separate copy of the proxy materials will be promptly provided following receipt of your request, and you will receive separate materials in the future. If you currently share an address with another stockholder but are nonetheless receiving separate copies of the materials, you may request delivery of a single copy in the future by contacting the Broadridge Householding Department at the number or address shown above.

DOES MY VOTE MATTER?

A	YES! We are required to obtain stockholder approval for the election of directors and other important matters. Each share of Common Stock is entitled to one vote and every share voted has the same weight. In order for the Company to obtain the necessary stockholder approval of proposals, a “quorum” of stockholders (a majority of the issued and outstanding shares entitled to vote) must be represented at the Annual Meeting in person or by proxy. Stockholders attending the Annual Meeting via webcast are deemed to be present “in person”. If a quorum is not obtained, the Company must adjourn or postpone the Annual Meeting and solicit additional proxies; this is an expensive and time-consuming process that is not in the best interest of the Company or its stockholders. Since few stockholders can spend the time to attend the Annual Meeting, voting by proxy is important to obtain a quorum and complete the stockholder vote.

HOW DO I VOTE?

A

@ By Telephone or Internet—You may vote your shares via telephone as instructed on the Proxy Card, or the Internet as instructed on the Proxy Card or the Notice of Internet Availability of Proxy Materials. The telephone and Internet procedures are designed to authenticate your identity, to allow you to vote your shares, and confirm that your instructions have been properly recorded.

The telephone and Internet voting facilities will close at 11:59 p.m., Eastern Time, on May 13, 2020.

2	|	The Western Union Company

THE PROXY PROCESS AND STOCKHOLDER VOTING

By Mail—If you request paper Proxy Cards by telephone or Internet, you may elect to vote by mail. If you elect to do so, you should complete, sign, and date each Proxy Card you receive, indicating your voting preference on each proposal, and return each Proxy Card in the prepaid envelope that accompanied each Proxy Card. If you return a signed and dated Proxy Card but you do not indicate your voting preferences, your shares will be voted in accordance with the recommendations of the Board of Directors. By returning your signed and dated Proxy Card or providing instructions by the alternative voting procedure in time to be received for the Annual Meeting, you authorize Hikmet Ersek and Caroline Tsai to act as your proxies (the “Proxies”) to vote your shares of Common Stock as specified.

By Tablet or Smartphone—If you are a Beneficial Owner, you may vote your shares online with your tablet or smartphone by scanning the QR code above. If you are a Registered Holder, you may vote your shares online with your tablet or smartphone by scanning the QR code on your Proxy Card. The ability to vote in this way by tablet or smartphone will expire at 11:59 p.m., Eastern Time, on May 13, 2020.

During the Annual Meeting--You may vote during the Annual Meeting.

If you are a Record Holder, access the webcast online by going to https://web.lumiagm.com/291373158, have the 11-digit control/identification number and meeting code included on your Notice of Internet Availability of Proxy Materials or Proxy Card available, and follow the instructions. You may cast your vote during the Annual Meeting by following the link provided on the webcast.

If you are a Beneficial Owner, you must contact the broker or agent that holds your shares to request a legal proxy giving you the right to vote your shares and an access code for the webcast will be provided to you. You can access the webcast online by going to https://web.lumiagm.com/291373158, have your meeting code included on your Notice of Internet Availability of Proxy Materials or Proxy Card and access code available, and follow the instructions. You may cast your vote during the Annual Meeting by emailing a copy of your legal proxy to EQSS-ProxyTabulation@equiniti.com.

Shares held in The Western Union Company Incentive Savings Plan—For shares held in The Western Union Company Incentive Savings Plan (the “ISP”), that plan’s trustee will vote such shares as directed. If no direction is given on how to vote such shares to the trustee by mail on or before May 11, 2020 or by Internet, telephone, tablet or smartphone by 11:59 p.m., Eastern Time, on May 13, 2020, the trustee will vote your shares held in that ISP in the same proportion as the shares for which it receives instructions from all other participants in the ISP.

HOW MANY VOTES ARE REQUIRED TO APPROVE A PROPOSAL?

A

The Company’s By-Laws (the “By-Laws”) require that directors be elected by the majority of votes cast with respect to such director in uncontested elections (the number of shares voted “for” a director must exceed the number of votes cast “against” that director with abstentions and broker non-votes not counted as votes “for” or “against”). In a contested election (a situation in which the number of nominees exceeds the number of directors to be elected), the standard for election of directors will be a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. Stockholders attending the virtual Annual Meeting via webcast are deemed to be present “in person”.

The advisory vote to approve executive compensation (Proposal 2), the ratification of Ernst & Young LLP’s selection as independent registered public accounting firm for 2020 (Proposal 3), and the stockholder proposal regarding political contributions disclosure (Proposal 4) each require the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. Stockholders attending the virtual Annual Meeting via webcast are deemed to be present “in person”.

WHAT IS THE EFFECT OF NOT VOTING?

A

It depends on how ownership of your shares is registered and the proposal to be voted upon. If you own shares as a Registered Holder, rather than through a broker, your unvoted shares will not be represented at the Annual Meeting and will not count toward the quorum requirement. Except as described below regarding your broker’s ability to vote your shares on certain matters, and assuming a quorum is obtained, your unvoted shares will not affect whether a proposal is approved or rejected.

If you own shares as a Beneficial Holder through a broker and do not vote, your broker may represent your shares at the meeting for purposes of obtaining a quorum. As described in the answer to the following question, in the absence of your voting instruction, your broker may or may not be authorized to vote your shares.

2020 Proxy Statement	|	3

THE PROXY PROCESS AND STOCKHOLDER VOTING

IF I DON’T VOTE, WILL MY BROKER VOTE FOR ME?

A

If you own your shares as a Beneficial Holder through a broker and you don’t vote, your broker may vote your shares in its discretion on some “routine matters.” With respect to other proposals, however, your broker may not be able to vote your shares for you. With respect to these proposals, the aggregate number of unvoted shares is reported as the “broker non-vote.” A “broker non-vote” share will not affect the determination of whether the matter is approved. The Company believes that the proposal to ratify Ernst & Young LLP’s selection as independent registered public accounting firm for 2020 (Proposal 3) set forth in this Proxy Statement is a routine matter on which brokers will be permitted to vote shares on your behalf, even without voting instructions. If your broker votes these shares on your behalf, your shares will be counted as present for purposes of establishing a quorum at the Annual Meeting.

Other than Proposal 3, the Company believes that all proposals set forth in this Proxy Statement are not considered routine matters and brokers will not be able to vote on behalf of their clients if no voting instructions have been furnished. Please vote your shares on all proposals.

HOW ARE ABSTENTIONS TREATED?

A

Whether you own your shares as a Registered Holder or as a Beneficial Holder, abstentions are counted toward the quorum requirement and have the same effect as votes “against” a proposal, other than the proposal to elect directors (Proposal 1), on which they have no effect.

IF I OWN MY SHARES THROUGH A BROKER, HOW IS MY VOTE RECORDED?

A

Brokers typically own shares of Common Stock for many stockholders. In this situation, the Registered Holder on the Company’s stock register is the broker or its nominee. This often is referred to as holding shares in “Street Name.” The Beneficial Holders of such shares do not appear in the Company’s stockholder register. If you hold your shares in Street Name, and elect to vote via telephone, Internet, tablet or smartphone, your vote will be submitted to your broker. If you request paper Proxy Cards and elect to vote by mail, the accompanying return envelope is addressed to return your executed Proxy Card to your broker. Shortly before the Annual Meeting, each broker will total the votes submitted by telephone, Internet, tablet or smartphone or mail by the Beneficial Holders for whom it holds shares and submit a Proxy Card reflecting the aggregate votes of such Beneficial Holders.

IS MY VOTE CONFIDENTIAL?

A

In accordance with the Company’s Corporate Governance Guidelines, the vote of any stockholder will not be revealed to anyone other than a non-employee tabulator of votes or an independent election inspector (the “Inspector of Election”), except (i) as necessary to meet applicable legal and stock exchange listing requirements, (ii) to assert claims for or defend claims against the Company, (iii) to allow the Inspector of Election to certify the results of the stockholder vote, (iv) in the event a proxy, consent, or other solicitation in opposition to the voting recommendation of the Board of Directors takes place, (v) if a stockholder has requested that his or her vote be disclosed, or (vi) to respond to stockholders who have written comments on Proxy Cards.

CAN I REVOKE MY PROXY AND CHANGE MY VOTE?

A

Yes. You have the right to revoke your proxy at any time prior to the time your shares are voted. If you are a Registered Holder, your proxy can be revoked in several ways: (i) by delivery of a written revocation to the Corporate Secretary, The Western Union Company, 7001 E. Belleview Avenue, Denver, Colorado 80237, by 11:59 p.m., Eastern Time, on May 13, 2020, (ii) by timely submission of another valid proxy bearing a later date (including through any alternative voting procedure described on the Notice of Internet Availability of Proxy Materials or Proxy Card), or (iii) by voting during the Annual Meeting. If your shares are held by a broker, you must contact your broker in order to revoke your proxy. See “How do I Vote?” above for additional information about how to timely submit another proxy.

WILL ANY OTHER BUSINESS BE TRANSACTED AT THE MEETING? IF SO, HOW WILL MY PROXY BE VOTED?

A

Management does not know of any business to be transacted at the Annual Meeting other than those matters described in this Proxy Statement. The period specified in the Company’s By-Laws for submitting additional proposals to be considered at the Annual Meeting has passed and there are no such proposals to be considered. However, should any other matters properly come before the Annual Meeting, and any adjournments and postponements thereof, shares with respect to which voting authority has been granted to the Proxies will be voted by the Proxies in accordance with their judgment.

4	|	The Western Union Company

THE PROXY PROCESS AND STOCKHOLDER VOTING

WHO COUNTS THE VOTES?

A

Votes will be counted and certified by the Inspector of Election, who is an employee of Equiniti Trust Company, the Company’s Transfer Agent and Registrar (“Equiniti”). If you are a Registered Holder, your telephone, Internet, tablet, or smartphone vote is submitted, or your executed Proxy Card is returned, directly to Equiniti for tabulation. As noted above, if you hold your shares as a Beneficial Holder, your broker returns a single Proxy Card to Equiniti on behalf of its clients.

HOW MUCH DOES THE PROXY SOLICITATION COST?

A

The Company has engaged the firm of MacKenzie Partners, Inc., 1407 Broadway, New York, NY 10018, to assist in distributing and soliciting proxies for a fee of approximately $20,000, plus expenses. However, the proxy solicitor fee is only a small fraction of the total cost of the proxy process. A significant expense in the proxy process is printing and mailing the proxy materials. The Company will also reimburse brokers, fiduciaries, and custodians for their costs in forwarding proxy materials to Beneficial Holders of our Common Stock. Proxies also may be solicited on behalf of the Company by directors, officers, or employees of the Company in person or by mail, telephone, email, or facsimile transmission. No additional compensation will be paid to such directors, officers, or employees for soliciting proxies. The Company will bear the entire cost of solicitation of proxies, including the preparation, assembly, printing, and mailing of the Notice of Internet Availability of Proxy Materials, and this Proxy Statement and the accompanying Proxy Card, Notice of Meeting, and 2019 Annual Report.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

The Company’s Proxy Statement and 2019 Annual Report are available at www.proxyvote.com for Beneficial Holders and www.proxydocs.com/wu for Registered Holders. To access such materials, you will need the control/identification numbers provided to you in your Notice of Internet Availability of Proxy Materials or your Proxy Card. You may also access this Proxy Statement and 2019 Annual Report at www.wuannualmeeting.com.

IMPORTANT INFORMATION CONCERNING THE WESTERN UNION COMPANY ANNUAL MEETING ON MAY 14, 2020

●	Due to public health concerns regarding the coronavirus (COVID-19) outbreak, this year the Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted online via live webcast.

●	Online access begins: 7:30 a. m., Mountain Time.

●	Meeting begins: 8:00 a.m., Mountain Time.

●	Stockholders as of the close of business on the Record Date are entitled to participate in the Annual Meeting.

●	You will be able to participate in the Annual Meeting online and submit your questions during the meeting by visiting https://web.lumiagm.com/291373158. You also will be able to vote your shares during the Annual Meeting by submitting your vote through the link provided on the webcast if you are a Registered Holder, or by emailing a copy of your legal proxy to EQSS-ProxyTabulation@equiniti.com if you are a Beneficial Owner.
●	We encourage you to access the Annual Meeting prior to the start time. Please allow ample time to log in and establish your connectivity.

●	If you are a Registered Holder, you will need the 11-digit control/identification number and meeting code included on your Notice of Internet Availability of Proxy Materials or Proxy Card to participate in the Annual Meeting. If you are a Beneficial Owner, you will need the access code provided by your broker or agent and the meeting code included on your Notice of Internet Availability or Proxy Card to participate in the Annual Meeting.

●	Visit www.proxyvote.com (for Beneficial Owners) or www.proxydocs.com/wu (for Registered Holders) in advance of the Annual Meeting where you can access copies of our proxy statement and 2019 Annual Report. You may also access this Proxy Statement and Annual Report to Stockholders at www.wuannualmeeting.com.

2020 Proxy Statement	|	5

BOARD OF DIRECTORS INFORMATION

In accordance with applicable Delaware law, the business of the Company is managed under the direction of its Board of Directors. Pursuant to the Company’s Certificate of Incorporation, the Board of Directors is to consist of not less than one nor more than 15 directors. All directors’ terms will expire at the Annual Meeting. At the Annual Meeting, director nominees will stand for election for one-year terms, expiring at the 2021 Annual Meeting of Stockholders.
During 2019, the Board of Directors met seven times (not including committee meetings). Each of the directors attended at least 75 % of the aggregate number of meetings of the Board and Board committees on which they served during 2019.

CEO Experience Regulated Industry/Government Financial Literacy Emerging Markets Global Operational Experience	MARTIN I. COLE
	Former Interim Chief Executive Officer and Chairman of the Board of Directors, Cloudera, Inc.
	Age	63	Committee(s)	Audit Committee, Compliance Committee
	Director Since	2015	Term Expires	2020
	Other Public Directorship	Western Digital Corporation

PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE, AND DIRECTORSHIPS
Mr. Cole served as the Chairman of the Board of Directors and Interim Chief Executive Officer of Cloudera, Inc., an enterprise data cloud company from August 2019 to January 2020, and previously served as a director of Cloudera, Inc. since September 2014. Prior to Mr. Cole’s appointment as Chairman of the Board of Directors and Interim Chief Executive Officer of Cloudera, Inc., Mr. Cole served as Chief Executive of the Technology Group at Accenture plc (“Accenture”), a professional services company, from 2012 until his retirement from Accenture in 2014. During his career at Accenture, Mr. Cole also served as the Chief Executive of the Communications, Media & Technology Operating Group from 2006 to 2012, Chief Executive of the Government Operating Group from 2004 to 2006, Managing Partner of the Outsourcing and Infrastructure Delivery Group from 2002 to 2004 and Partner in the Outsourcing and Government Practices Group from 1989 to 2002. Mr. Cole joined Accenture in 1980. Mr. Cole has been a director of Western Digital Corporation since December 2014 and had been a director (from September 2014 to January 2020), lead independent director (from December 2016 to January 2020), and chairman (from January 2019 to January 2020) of Cloudera Inc.

EXPERIENCE, QUALIFICATIONS, ATTRIBUTES, AND SKILLS SUPPORTING DIRECTORSHIP POSITION ON THE COMPANY’S BOARD*
Mr. Cole brings to the Board experience as a former chief executive and chairman of the board of directors of an enterprise data cloud company and as a former executive officer of a multinational management consulting, technology services, and outsourcing company, serving in various practice groups, including outsourcing and infrastructure, government services and technology. Mr. Cole also brings to the Board his experience as a member of the board of directors of a large multinational manufacturer of computer storage products and solutions and a software company.

6	|	The Western Union Company

BOARD OF DIRECTORS INFORMATION

CEO Experience Regulated Industry/ Government Financial Literacy Emerging Markets Global Operational Experience Diversity - Geographic	HIKMET ERSEK
	President and Chief Executive Officer
	Age	59	Committee(s)	Compliance Committee (non-voting member)
	Director Since	2010	Term Expires	2020
	Other Public Directorships	None

PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE, AND DIRECTORSHIPS
Mr. Ersek has served as the Company’s President and CEO since September 2010. From January 2010 to August 2010, Mr. Ersek served as the Company’s Chief Operating Officer. From 2008 to 2010, Mr. Ersek served as the Company’s Executive Vice President and Managing Director, Europe, Middle East, Africa and Asia Pacific Region. From 2006 to 2008, Mr. Ersek served as the Company’s Executive Vice President and Managing Director, Europe/Middle East/Africa/South Asia. Prior to 2006, Mr. Ersek held various positions of increasing responsibility with the Company. Prior to joining Western Union in 1999, Mr. Ersek was with GE Capital and Europay/MasterCard specializing in European payment systems and consumer finance.

EXPERIENCE, QUALIFICATIONS, ATTRIBUTES, AND SKILLS SUPPORTING DIRECTORSHIP POSITION ON THE COMPANY’S BOARD*
Mr. Ersek is the only Director who is also an executive of the Company. Mr. Ersek provides insight as the Company’s leader, and from his prior roles as the Company’s Chief Operating Officer and leader in the Company’s Europe, Middle East, Africa and Asia Pacific region, a significant area for the Company. Mr. Ersek provides many years of international consumer payment sales, marketing, distribution, and operations insight from his experience with the Company, GE Capital, and Europay/MasterCard.

CFO Experience Financial Literacy Eligible for Audit Committee Financial Expert Emerging Markets Global Operational Experience	RICHARD A. GOODMAN
	Former Chief Financial Officer and Executive Vice President, Global Operations, PepsiCo Inc.
	Age	71	Committee(s)	Audit Committee Chair, Compensation and Benefits Committee
	Director Since	2012	Term Expires	2020
	Other Public Directorship	Adient plc

PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE, AND DIRECTORSHIPS
From 2010 to 2011, Mr. Goodman served as Executive Vice President, Global Operations of PepsiCo Inc. (“PepsiCo”), a global food and beverage company. Prior to that, Mr. Goodman was PepsiCo’s Chief Financial Officer from 2006 to 2010. From 2003 until 2006, Mr. Goodman was Senior Vice President and Chief Financial Officer of PepsiCo International. Mr. Goodman served as Senior Vice President and Chief Financial Officer of PepsiCo Beverages International from 2001 to 2003, and as Vice President and General Auditor of PepsiCo from 2000 to 2001. Before joining PepsiCo in 1992, Mr. Goodman was with W.R. Grace & Co. in a variety of senior financial positions. Mr. Goodman served as a director of Johnson Controls, Inc. from 2008 to 2016, Kindred Healthcare Inc. from 2014 until July 2018, privately-held Toys “R” Us from 2011 until January 2019, and Pattern Energy Group, Inc. from December 2018 until March 2020. He currently serves as a director of Adient plc.

EXPERIENCE, QUALIFICATIONS, ATTRIBUTES, AND SKILLS SUPPORTING DIRECTORSHIP POSITION ON THE COMPANY’S BOARD*
Mr. Goodman brings to the Board experience as the chief financial officer and executive of a large, U.S.-based global company that manufactures, markets, and distributes a broad range of consumer goods. Mr. Goodman has experience with complex capital structures and brings to the Board a management perspective with regard to consumer products, global operations and M&A. Mr. Goodman also brings to the Board his experience as a board member of both a global diversified industrial company and a global retailer.

2020 Proxy Statement	|	7

BOARD OF DIRECTORS INFORMATION

CEO Experience Regulated Industry/ Government Financial Literacy Emerging Markets Global Operational Experience Diversity - Gender	BETSY D. HOLDEN
	Senior Advisor to McKinsey & Company and Former Co-CEO of Kraft Foods Inc.
	Age	64	Committee(s)	Compensation and Benefits Committee Chair, Audit Committee
	Director Since	2006	Term Expires	2020
	Other Public Directorships	Dentsply Sirona Inc. and National Retail Properties, Inc.

PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE, AND DIRECTORSHIPS
Betsy D. Holden has been a Senior Advisor to McKinsey & Company, a global management consulting company, since April 2007 leading strategy, marketing and board effectiveness initiatives for consumer goods, healthcare, and financial services clients. Prior to that, Ms. Holden spent 25 years in marketing and line positions in consumer goods. Ms. Holden served as President, Global Marketing and Category Development of Kraft Foods Inc. from January 2004 to June 2005, Co-Chief Executive Officer of Kraft Foods Inc. from March 2001 until December 2003, and President and Chief Executive Officer of Kraft Foods North America from May 2000 to December 2003. Ms. Holden began her career at General Foods in 1982. Ms. Holden currently serves as a Director of Dentsply Sirona and National Retail Properties, Inc. She has served on nine public boards over the last 20 years, including Diageo Plc (2009-2018), Time, Inc. (2014-2018), and Catamaran Corporation (2012-2015).

EXPERIENCE, QUALIFICATIONS, ATTRIBUTES, AND SKILLS SUPPORTING DIRECTORSHIP POSITION ON THE COMPANY’S BOARD*
Ms. Holden brings to the Board experience as a Chief Executive Officer of a large global public company and as a board member and consultant to multiple, large international companies. She is familiar with the challenges of operating in a highly regulated industry. She brings extensive corporate governance experience across multiple industries. Ms. Holden has held numerous leadership roles in marketing and product management both as an executive and as a consultant, successfully implementing growth strategies and innovative marketing plans to win in competitive industries.

CEO Experience Financial Literacy Global Operational Experience Regulated Industry/ Government Emerging Markets	JEFFREY A. JOERRES
	Non-Executive Chairman of the Board of Directors
	Age	60	Committee(s)	Corporate Governance, ESG, and Public Policy Committee, Chair
	Director Since	2015	Term Expires	2020
	Other Public Directorships	Artisan Partners Asset Management Inc. and ConocoPhillips

PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE, AND DIRECTORSHIPS
Mr. Joerres served as the Executive Chairman of ManpowerGroup Inc. (“ManpowerGroup”), a provider of workforce solutions, from May 2014 to December 2015. From 1999 to 2014, Mr. Joerres served as Chief Executive Officer of ManpowerGroup and from 2001 to 2014, he served as its Chairman of the Board. Mr. Joerres joined ManpowerGroup in 1993, and also served as Vice President of Marketing and Senior Vice President of European Operations and Marketing and Major Account Development. Mr. Joerres served as a director of Artisan Funds, Inc. from 2001 to 2011 and of Johnson Controls International plc from 2016 to 2017. Mr. Joerres currently serves as a director of Artisan Partners Asset Management Inc. and ConocoPhillips.

EXPERIENCE, QUALIFICATIONS, ATTRIBUTES, AND SKILLS SUPPORTING DIRECTORSHIP POSITION ON THE COMPANY’S BOARD*
Mr. Joerres brings to the Board experience as the former chief executive officer and executive chairman of a large, U.S.-based global company that delivers workforce solutions around the world. Mr. Joerres also brings to the Board his prior experience as a board member of both a global diversified industrial company and the Federal Reserve Bank of Chicago.

8	|	The Western Union Company

BOARD OF DIRECTORS INFORMATION

Financial Literacy Global Operational Experience Regulated Industry/ Government Diversity – Ethnic and Geographic	ROBERTO G. MENDOZA
	Managing Director, Foros Group
	Age	74	Committee(s)	Corporate Governance. ESG, and Public Policy Committee, Compliance Committee
	Director Since	2006	Term Expires	2020
	Other Public Directorships	None

PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE, AND DIRECTORSHIPS
Mr. Mendoza currently serves as Managing Director of Foros Group, a strategic financial and M&A advisory firm, and previously served as Senior Managing Director of Atlas Advisors LLC, an independent global investment banking firm, from March 2010 to September 2018. From 1967 to 2000, Mr. Mendoza held positions at J.P. Morgan & Co. Inc., serving from 1990 to 2000 as a director and Vice Chairman of the Board. Mr. Mendoza previously served as a director of Quinpario Acquisition Corp 2 (now known as Exela Technologies Inc.), ManpowerGroup, and PartnerRe Ltd. and privately-held Baosteel Metal Co., Ltd. Mr. Mendoza will retire from the Board effective at the Annual Meeting because he has reached the Board’s mandatory retirement age, as set forth in the Company’s Corporate Governance Guidelines.

EXPERIENCE, QUALIFICATIONS, ATTRIBUTES, AND SKILLS SUPPORTING DIRECTORSHIP POSITION ON THE COMPANY’S BOARD*
Mr. Mendoza has substantial experience in investment banking and financial services. Mr. Mendoza also provides the Board with diversity in viewpoint and international business experience as he has served on a variety of public company boards, both in the United States and abroad.

Financial Literacy Global Operational Experience	MICHAEL A. MILES, JR.
	Advisory Director, Berkshire Partners and Former President and Chief Operating Officer, Staples, Inc.
	Age	58	Committee(s)	Compensation and Benefits Committee (incoming Chair effective May 1, 2020), Corporate Governance, ESG, and Public Policy Committee
	Director Since	2006	Term Expires	2020
	Other Public Directorships	None

PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE, AND DIRECTORSHIPS
Since 2013, Mr. Miles has served as an Advisory Director of Berkshire Partners, a private equity firm. Previously, he was President of Staples, Inc., an office products provider, from 2006 until 2013, and Chief Operating Officer from 2003 to 2006. Prior to that, Mr. Miles was Chief Operating Officer, Pizza Hut for Yum! Brands, Inc. from 2000 to 2003. From 1996 to 1999, he served Pizza Hut as Senior Vice President of Concept Development & Franchise.

EXPERIENCE, QUALIFICATIONS, ATTRIBUTES, AND SKILLS SUPPORTING DIRECTORSHIP POSITION ON THE COMPANY’S BOARD*
Mr. Miles has experience as an executive of an international consumer goods retailer with large acquisitions outside of the United States and franchise distribution networks, which are similar to the Company’s agent network. Mr. Miles also brings U.S. and global operational expertise to the Board discussions.

2020 Proxy Statement	|	9

BOARD OF DIRECTORS INFORMATION

CEO Experience CFO Experience Financial Literacy Regulated Industry/ Government	TIMOTHY P. MURPHY
	President and Chief Executive Officer of Consortium Networks
	Age	58	Committee(s)	Compliance Committee
	Director Since	2020	Term Expires	2020
	Other Public Directorships	None

PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE, AND DIRECTORSHIPS
Timothy P. Murphy, serves as President and Chief Executive Officer of Consortium Networks, a cybersecurity and networking company from 2019. Previously, he served as President of Thomson Reuters Special Services, a wholly-owned subsidiary of Thomson Reuters (“TRSS”), from 2015 to 2019. TRSS provides management consulting services to help customers with intelligence collection and analysis, network analysis, insider threat, and global risk management solutions. Mr. Murphy currently serves as Chairman of the Board of Directors for TRSS from 2019. From 1988 to 2011, Mr. Murphy served in the United States Federal Bureau of Investigation (the “FBI”), where he held various positions of increasing responsibility, including Chief Financial Officer, Chief Operating Officer and Deputy Director.

EXPERIENCE, QUALIFICATIONS, ATTRIBUTES, AND SKILLS SUPPORTING DIRECTORSHIP POSITION ON THE COMPANY’S BOARD*
Mr. Murphy has substantial global law enforcement, cybersecurity, intelligence, counterterrorism, and business and operational experience gained through his time at the FBI and as president and chief executive officer of a cybersecurity and networking company. Mr. Murphy also brings experience in intelligence collection and analysis, network analysis, and insider threat and global risk management gained during his tenure with TRSS.

CFO Experience Financial Literacy Eligible for Audit Committee Financial Expert Global Operational Experience Diversity – Geographic	JAN SIEGMUND
	Former Chief Financial Officer of Automatic Data Processing, Inc.
	Age	55	Committee(s)	Audit Committee (incoming Chair effective May 1, 2020), Compliance Committee
	Director Since	2019	Term Expires	2020
	Other Public Directorships	None

PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE, AND DIRECTORSHIPS
Mr. Siegmund served as Corporate Vice President and Chief Financial Officer of Automatic Data Processing, Inc. (“ADP”), a global provider of cloud-based human capital management solutions, from November 2012 to April 2019. Prior to his appointment as Chief Financial Officer in November 2012, he served as President, Added Value Services and Chief Strategy Officer of ADP from April 2009 to October 2012. Prior to October 2012, Mr. Siegmund held various positions of increasing responsibility with ADP. Mr. Siegmund joined ADP in 1999.

EXPERIENCE, QUALIFICATIONS, ATTRIBUTES, AND SKILLS SUPPORTING DIRECTORSHIP POSITION ON THE COMPANY’S BOARD*
Mr. Siegmund brings to the Board experience as Chief Financial Officer and Chief Strategy Officer of a global provider of cloud-based human capital management solutions. Mr. Siegmund also gained experience across a variety of industries at McKinsey & Company.

10	|	The Western Union Company

BOARD OF DIRECTORS INFORMATION

Financial Literacy Regulated Industry/ Government Diversity – Ethnic and Gender	ANGELA A. SUN
	Chief Operating Officer & Partner, Alpha Edison
	Age	45	Committee(s)	Audit Committee, Compliance Committee
	Director Since	2018	Term Expires	2020
	Other Public Directorships	None

PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE, AND DIRECTORSHIPS
Ms. Sun has served as Chief Operating Officer and Partner of Alpha Edison, a venture capital firm investing in technology companies, since September 2019. Prior to joining Alpha Edison, Ms. Sun served as Head of Strategy and Corporate Development for Bloomberg L.P. from 2014 to 2017, where she led new business development, and acquisitions and commercial partnerships across the company’s media, financial products, enterprise and data businesses. From 2008 to 2014, Ms. Sun served as Chief-of-Staff to the former Bloomberg CEO. Prior to joining Bloomberg, L.P., Ms. Sun served as a Senior Policy Advisor in the Bloomberg Administration under New York City Deputy Mayor Daniel L. Doctoroff, where she oversaw a citywide portfolio of economic development agencies and led urban planning and real estate development projects. From 2001 to 2005, Ms. Sun served as a management consultant at McKinsey & Company, where she focused on the Financial Services and Healthcare sectors. Prior to McKinsey, from 1996 to 1998, Ms. Sun was an investment banker at J.P. Morgan and in 2001 was a Visiting Associate at the Henry L. Stimson Center, a nonpartisan international security and defense analysis think tank in Washington, D.C.

EXPERIENCE, QUALIFICATIONS, ATTRIBUTES, AND SKILLS SUPPORTING DIRECTORSHIP POSITION ON THE COMPANY’S BOARD*
Ms. Sun brings to the board substantial operations management experience and valuable insight into the technology industry. Ms. Sun also has extensive strategic, operational, and government experience from her time in the Bloomberg Administration and at Bloomberg L.P. Ms. Sun also gained financial services experience at McKinsey & Company and J.P. Morgan.

Regulated Industry/ Government Financial Literacy Emerging Markets Global Operational Experience Diversity – Gender	FRANCES FRAGOS TOWNSEND
	Executive Vice President of Worldwide Government, Legal and Business Affairs, MacAndrews & Forbes Inc.
	Age	58	Committee(s)	Compliance Committee Chair, Corporate Governance, ESG, and Public Policy Committee
	Director Since	2013	Term Expires	2020
	Other Public Directorships	Scientific Games Corporation, SciPlay Corporation, and Freeport-McMoRan Inc.

PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE, AND DIRECTORSHIPS
Ms. Fragos Townsend has served as Executive Vice President of Worldwide Government, Legal and Business Affairs at privately-held MacAndrews & Forbes Inc., a diversified holding company, since 2013, and she previously served as Senior Vice President of Worldwide Government, Legal and Business Affairs from 2010 to 2012. Ms. Fragos Townsend was a corporate partner at the law firm of Baker Botts L.L.P. from 2009 to 2010. From 2008 to 2009, Ms. Fragos Townsend provided consulting services and advised corporate entities on global strategic risk and contingency planning. Prior to that, Ms. Fragos Townsend served as Assistant to President George W. Bush for Homeland Security and Counterterrorism and chaired the Homeland Security Council from 2004 until 2008. She also served as Deputy Assistant to the President and Deputy National Security Advisor Combating Terrorism from 2003 to 2004. Ms. Fragos Townsend was the first Assistant Commandant for Intelligence for the U.S. Coast Guard and spent 13 years at the U.S. Department of Justice in various senior positions. Ms. Fragos Townsend is currently a director of Scientific Games Corporation, SciPlay Corporation, and Freeport-McMoRan Inc. and was a director of SIGA Technologies, Inc. from 2011 until 2014. Ms. Fragos Townsend has declined to stand for re-election at the Annual Meeting.

EXPERIENCE, QUALIFICATIONS, ATTRIBUTES, AND SKILLS SUPPORTING DIRECTORSHIP POSITION ON THE COMPANY’S BOARD*
Ms. Fragos Townsend has extensive public policy, government, legal, and regulatory experience, and brings to the Board valuable insights regarding the conduct of business in a highly regulated industry. Ms. Fragos Townsend also has substantial leadership experience as former chair of the Homeland Security Council and as a former officer in the U.S. Coast Guard.

2020 Proxy Statement	|	11

BOARD OF DIRECTORS INFORMATION

CEO Experience Regulated Industry/ Government Financial Literacy Emerging Markets Global Operational Experience Diversity – Ethnic and Geographic	SOLOMON D. TRUJILLO
	Founder and Chairman, Trujillo Group, LLC
	Age	68	Committee(s)	Audit Committee, Compliance Committee
	Director Since	2012	Term Expires	2020
	Other Public Directorship	WPP plc

PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE, AND DIRECTORSHIPS
Mr. Trujillo founded Trujillo Group, LLC, a business that provides consulting and venture capital services, and has served as its chairman since 2003. Mr. Trujillo also served as the Chief Executive Officer and as director of Telstra Corporation Limited, Australia’s largest media-communications enterprise, from 2005 to 2009. From 2003 to 2004, Mr. Trujillo was Orange SA’s Chief Executive Officer. Earlier in his career, Mr. Trujillo was President and Chief Executive Officer of US West Communications and President, Chief Executive Officer and Chairman of the Board of US West Inc. Mr. Trujillo previously served as a director of Target Corporation from 1994 to 2014, ProAmerica Bank from 2009 until 2016, and Fang Holdings Ltd. (formerly SouFun Holdings Limited) from 2014 until 2017, and currently serves as a director of WPP plc.

EXPERIENCE, QUALIFICATIONS, ATTRIBUTES, AND SKILLS SUPPORTING DIRECTORSHIP POSITION ON THE COMPANY’S BOARD*
Mr. Trujillo is an international business executive with experience as a chief executive officer of global companies in the telecommunications, media, and cable industries headquartered in the United States, the European Union, and the Asia-Pacific region. He has global operations experience and provides the Board with substantial international experience and expertise in the retail, technology, media, and communications industries.

*	The Board selects director nominees on the basis of experience, integrity, skills, diversity, ability to make independent analytical inquiries, understanding of the Company’s business environment, and willingness to devote adequate time to Board duties, all in the context of an assessment of the perceived needs of the Board at a given point in time. In addition to the individual attributes of each of the directors described above, the Company highly values the collective business experience and qualifications of the directors. We believe that the diversity of experiences, viewpoints, and perspectives of our directors result in a Board with the commitment and energy to advance the interests of our stockholders.

12	|	The Western Union Company

BOARD OF DIRECTORS INFORMATION

DIRECTOR QUALIFICATIONS MATRIX

The following matrix is provided to illustrate the skills and qualifications of our Board of Directors.

DIVERSITY AND INCLUSION

We believe diversity is a core strength at Western Union and consider it an asset in fostering the Company’s core values to be globally minded, purpose driven, trustworthy and respectful.

It starts with our leadership and manifests throughout our global workforce and our Board.

The diversity of the people who work at Western Union represents our commitment to creating and maintaining a versatile and global workforce where everyone is treated fairly, with trust and respect, while also rewarding and recognizing individuals based on high-quality results and effectiveness.

The Board is actively engaged in the review of women in leadership practices. Specifically, the Compensation and Benefits Committee reviews the results of Western Union’s organizational health, talent reviews and engagement surveys.

A Few Selected Key Facts

-	The Board includes three women and three ethnically diverse directors.
-	In 2019, half of the committees of the Board were chaired by women.

-	The executive team includes 40% women.

-	Western Union’s approximately 11,500 employees reside in 55 countries and are approximately 51% women.

-	The Company consistently reviews and updates salary ranges and performs internal pay equity reviews as to some of our populations. This ensures impartial and competitive pay practices, while aligning salary to local market conditions and cost of labor changes.

-	Western Union is intentional about designing programs that support diversity of thought and cultivating talent. For example, Western Union ensures program participation is gender balanced to optimize learning and accelerate development of women.

-	We strive for diverse slates and interview panels both internally and externally in our recruitment practices for employees.

2020 Proxy Statement	|	13

PROPOSAL 1
ELECTION OF DIRECTORS

At the 2020 Annual Meeting, all director nominees will be elected for one-year terms.

Except for Mr. Mendoza who is retiring from the Board and will not stand for re-election and Ms. Fragos Townsend who has declined to stand for re-election, the terms of each director if elected or re-elected, as the case may be, will expire at the 2021 Annual Meeting of Stockholders. (See the “Board of Directors Information” section of this Proxy Statement for information concerning all nominees.)

The Company’s By-Laws require that directors be elected by the majority of votes cast with respect to such director in uncontested elections (the number of shares voted “for” a director must exceed the number of votes cast “against” that director, with abstentions and broker non-votes not counted as cast either “for” or “against”). In a contested election (a situation in which the number of nominees exceeds the number of directors to be elected), the standard for election of directors will be a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. Stockholders attending the Annual Meeting via webcast are deemed to be present “in person”.

Under the Company’s By-Laws, if an incumbent director is not elected, the director will promptly tender his or her resignation to the Board of Directors. The Corporate Governance, ESG, and Public Policy Committee, or such other committee as may be designated by the Board of Directors, will make a recommendation to the Board of Directors as to whether to accept or reject the resignation of such incumbent director, or whether other action should be taken. The Board of Directors will act on the resignation, taking into account the Corporate Governance, ESG, and Public Policy Committee’s

recommendation, and publicly disclose (by a press release, a filing with the SEC or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within 90 days following certification of the election results. If such incumbent director’s resignation is not accepted by the Board of Directors, such director will continue to serve until the next annual meeting and until his or her successor is duly elected or his or her earlier resignation or removal. In the case of a vacancy, the Board of Directors may appoint a new director as a replacement, may leave the vacancy unfilled or may reduce the number of directors on the Board.

Your shares will be voted as you instruct via the voting procedures described on the Proxy Card or the Notice of Internet Availability of Proxy Materials, or as you specify on your Proxy Card(s) if you elect to vote by mail. If unforeseen circumstances (such as death or disability) require the Board of Directors to substitute another person for any of the director nominees, your shares will be voted for that other person.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE TO RE-ELECT MR. COLE, MR. ERSEK, MR. GOODMAN, MS. HOLDEN, MR. JOERRES, MR. MILES, MS. SUN, AND MR. TRUJILLO, AND TO ELECT MR. SIEGMUND AND MR. MURPHY, EACH TO SERVE UNTIL THE 2021 ANNUAL MEETING OF STOCKHOLDERS OR UNTIL HIS OR HER RESPECTIVE SUCCESSOR IS ELECTED AND QUALIFIED.

14	|	The Western Union Company

CORPORATE GOVERNANCE

SUMMARY OF CORPORATE GOVERNANCE PRACTICES

The Board of Directors believes that strong corporate governance is key to long-term stockholder value creation. Over the years, our Board of Directors has responded to evolving governance standards by enhancing our practices to best serve the interests of the Company’s stockholders, including:

✓	Annual election of directors.

✓

Proxy access. Our By-Laws permit qualifying stockholders or groups of qualifying stockholders that have each beneficially owned at least 3% of the Company’s Common Stock for three years to nominate up to an aggregate of 20% of the members of the Board and have information and supporting statements regarding those nominees included in the Company’s Proxy Statement.

✓	Majority vote standard in uncontested elections. In an uncontested election, each director must be elected by a majority of votes cast, rather than by a plurality.

✓	Stockholder right to call special meetings at 10% ownership threshold.

✓	No stockholder rights plan (“poison pill”).

✓	No supermajority voting provisions in the Company’s organizational documents.

✓	Independent Board, except our CEO. Our Board is comprised of all independent directors, except our CEO.

✓	Independent non-executive chairman. The Chairman of the Board of Directors is a non-executive independent director.

✓

Independent Board committees. Each of the Audit, Compensation, and Corporate Governance, ESG, and Public Policy Committees is made up of independent directors, and all voting members of the Compliance Committee are independent. Each standing committee operates under a written charter that has been approved by the Board.

✓

Confidential stockholder voting. The Company’s Corporate Governance Guidelines provide that the vote of any stockholder will not be revealed to anyone other than a non-employee tabulator of votes or an independent election inspector, except under circumstances set forth in the Company’s Corporate Governance Guidelines.

✓	Board Committee authority to retain independent advisors. Each Board Committee has the authority to retain independent advisors.

✓

Robust codes of conduct. The Company is committed to operating its business with honesty and integrity and maintaining the highest level of ethical conduct. These absolute values are embodied in our Code of Conduct and require that every customer, employee, agent and member of the public be treated accordingly. The Company Code of Conduct applies to all employees, but the Company’s senior financial officers are also subject to an additional code of ethics, reflecting the Company’s commitment to maintaining the highest standards of ethical conduct. In addition, the Board of Directors is subject to a Directors’ Code of Conduct.

✓	Board Committee oversight of ESG matters. In December 2019, we amended our Corporate Governance, ESG, and Public Policy Committee Charter to assign the Corporate Governance, ESG, and Public Policy Committee responsibility for reviewing and advising the Board with respect to ESG matters related to the Company. In addition, the Company intends to produce an ESG report on an annual basis (the “ESG Report”). The ESG Report for fiscal year 2018 can be found on the Company’s investor relations website: http://ir.westernunion.com/investor-relations/ESG/default.aspx. With oversight from the Corporate Governance, ESG, and Public Policy Committee, the Company intends to enhance its ESG strategy prior to the publication of its ESG Report in 2021 with a focus on its material ESG issues. The information in the Company’s ESG Reports is not incorporated by reference into, and does not form part of, this Proxy Statement.

✓

Robust stock ownership guidelines for senior executives and directors. Robust stock ownership requirements for our senior executives and directors strongly link the interests of management and the Board with those of stockholders.

✓	Prohibition against pledging and hedging of Company stock. The Company’s insider trading policies prohibit the Company’s executive officers and directors from pledging the Company’s securities and prohibit all employees (including executive officers) and directors from engaging in hedging or short-term speculative trading of the Company’s securities, including, without limitation, short sales or put or call options involving the Company’s securities. Please see “Compensation of Directors—Prohibition Against Pledging and Hedging

2020 Proxy Statement	|	15

CORPORATE GOVERNANCE

of the Company’s Securities” and “Compensation Discussion and Analysis—The Western Union Executive Compensation Program—Prohibition Against Pledging and Hedging of the Company’s Securities,” below.

✓	Regular stockholder engagement. The Company regularly seeks to engage with its stockholders to better understand their perspectives.

You can learn more about our corporate governance by visiting the “Investor Relations, Corporate Governance” portion of the Company’s website, www.westernunion.com, or by writing to the attention of: Investor Relations, The Western Union Company, 7001 E. Belleview Avenue, WU-HQ-14, Denver, Colorado 80237.

INDEPENDENCE OF DIRECTORS

The Board of Directors has adopted Corporate Governance Guidelines, which contain the standards that the Board of Directors uses to determine whether a director is independent. A director is not independent under these categorical standards if:

-

The director is, or has been within the last three years, an employee of Western Union, or an immediate family member of the director is, or has been within the last three years, an executive officer of Western Union.

-

The director has received, or has an immediate family member who has received, during any 12-month period within the last three years, more than $120,000 in direct compensation from Western Union, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

-

(i) The director is a current partner or employee of a firm that is Western Union’s internal or external auditor; (ii) the director has an immediate family member who is a current partner of such a firm; (iii) the director has an immediate family member who is a current employee of such a firm and personally works on Western Union’s audit; or (iv) the director or an immediate family member was within the last three years a partner or employee of such firm and personally worked on Western Union’s audit within that time.

-

The director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of Western Union’s present executive officers at the same time serves or served on that company’s compensation committee.

-

The director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, Western Union for property or services in an amount which, in any of the last three fiscal years, exceeded the greater of $1 million or 2% of such other company’s consolidated gross revenues.

-

The director is a current employee, or an immediate family member is a current executive officer, of a company which was indebted to Western Union, or to which Western Union was indebted, where the total amount of either company’s indebtedness to the other, in any of the last three fiscal years, exceeded 5% or more of such other company’s total consolidated assets.

-

The director or an immediate family member is a current officer, director, or trustee of a charitable organization where Western Union’s (or an affiliated charitable foundation’s) annual discretionary charitable contributions to the charitable organization, in any of the last three fiscal years, exceeded the greater of $1 million or 2% of such charitable organization’s consolidated gross revenues.

The Board has reviewed the independence of the current directors under the Company’s categorical standards and the rules of the New York Stock Exchange (the “NYSE”) and found Mr. Cole, Mr. Goodman, Ms. Holden, Mr. Joerres, Mr. Mendoza, Mr. Miles, Mr. Murphy, Mr. Siegmund, Ms. Sun, Ms. Fragos Townsend and Mr. Trujillo to be independent. The Board has also reviewed the independence of Robert W. Selander, who served as a director of the Company until the 2019 Annual Meeting of Stockholders, under the Company’s categorical standards and the rules of the NYSE and found Mr. Selander to be independent.

16	|	The Western Union Company

CORPORATE GOVERNANCE

BOARD LEADERSHIP STRUCTURE AND ROLE IN RISK OVERSIGHT

The Board has a non-executive Chairman. This position is independent from management. The Chairman sets the agendas for and presides over the Board meetings, as well as meetings of the independent directors. Our CEO is a member of the Board and participates in its meetings. The Board believes that this leadership structure is appropriate for the Company at this time because it allows for independent oversight of management, increases management accountability, and encourages an objective evaluation of management’s performance relative to compensation.

The Board regularly devotes time during its meetings to review and discuss the most significant risks facing the Company and management’s process for identifying, prioritizing, and responding to those risks. During these discussions, the CEO, the Chief Legal Officer, the Chief Financial Officer, the Global Head of Compliance, the Chief Compliance Officer (the “CCO”), the President, Product and Platform, the Chief Risk Officer and the Chief Internal Auditor present management’s process for assessment of risks, a description of the most significant risks facing the Company, and any mitigating factors, plans, or policies in place to address and monitor those risks. The Board has also delegated certain risk oversight responsibilities to its committees.

Consistent with the NYSE listing standards, to which the Company is subject, the Audit Committee bears responsibility for oversight of the Company’s policies with respect to risk assessment and risk management and must discuss with management the major risk exposures facing the Company and the steps the Company has taken to monitor and control such exposures. The Audit Committee is also responsible for assisting Board oversight of the Company’s compliance with legal and regulatory requirements, which represent many of the most significant risks the Company faces. During the Audit Committee’s discussion of risk, the Company’s CEO, Chief Financial Officer, Chief Legal Officer, Global Head of Compliance, CCO, President, Product and Platform, Chief Risk Officer, and Chief Internal Auditor present information and participate in discussions with the Audit Committee regarding risk and risk management. Risks discussed regularly include those related to global economic and political trends, business and financial performance, legal and regulatory matters, cybersecurity, data privacy, competition, legislative developments, and other matters.

While the Board committee with primary oversight of risk is the Audit Committee, the Board has delegated to other committees the oversight of risks within their areas of responsibility and expertise. For example, in light of the breadth and number of responsibilities that the Audit Committee must oversee, and the importance of the evaluation and management of risk related to the Company’s compliance programs and policies associated with anti-money laundering (“AML”) laws, including investigations or other matters that may arise in relation to such laws, the Board formed the Compliance Committee in 2013 to assist the Audit Committee and the Board with oversight of those risks. This function was previously performed by the Corporate Governance, ESG, and Public Policy Committee. The Compliance Committee reports regularly on these matters to the Board and Audit Committee and during the Compliance Committee’s meetings, each of the Chief Legal Officer and CCO regularly present and participate in discussions. In addition, the Compensation Committee oversees the risks associated with the Company’s compensation practices, including an annual review of the Company’s risk assessment of its compensation policies and practices for its employees and the Company’s succession planning process.

2020 Proxy Statement	|	17

CORPORATE GOVERNANCE

COMMITTEES OF THE BOARD OF DIRECTORS

The current members of each Board Committee are indicated in the table below.

Director	Audit	Corporate Governance, ESG & Public Policy	Compensation & Benefits	Compliance
Martin I. Cole
Hikmet Ersek
Richard A. Goodman
Betsy D. Holden
Jeffrey A. Joerres
Roberto G. Mendoza(1)
Michael A. Miles, Jr.(2)
Timothy P. Murphy
Jan Siegmund(3)
Angela A. Sun
Frances Fragos Townsend(4)
Solomon D. Trujillo

Chairman of the Board
Committee Chair
Member
Non-voting member

(1)	Mr. Mendoza will retire from the Board effective at the Annual Meeting because he has reached the Board’s mandatory retirement age, as set forth in the Company’s Corporate Governance Guidelines.
(2)	On February 20, 2020, the Board appointed Mr. Miles Chair of the Compensation Committee effective May 1, 2020.
(3)	On February 20, 2020, the Board appointed Mr. Siegmund Chair of the Audit Committee effective May 1, 2020.
(4)	Ms. Fragos Townsend has declined to stand for re-election at the Annual Meeting.

18	|	The Western Union Company

CORPORATE GOVERNANCE

BOARD AND COMMITTEE GOVERNING DOCUMENTS

Each committee operates under a charter approved by the Board. The Company’s Audit Committee Charter, Compensation and Benefits Committee Charter, Corporate Governance, ESG, and Public Policy Committee Charter, Compliance Committee Charter, and Corporate Governance
Guidelines are available without charge through the “Investor Relations, Corporate Governance” portion of the Company’s website, www.westernunion.com, or by writing to the attention of: Investor Relations, The Western Union Company, 7001 E. Belleview Avenue, WU-HQ-14, Denver, Colorado 80237.

Audit Committee
“During 2019, the Audit Committee continued to oversee financial reporting, internal audit and legal and regulatory matters, with a strong focus on the Company’s controls and culture of compliance. The Committee is continuing to focus on these areas and risk management and mitigation in 2020, with an emphasis on the evolving cybersecurity, technology, and data privacy regulatory environment.”

Richard A. Goodman, Committee Chair

Additional Committee Members: Martin I. Cole, Betsy D. Holden, Jan Siegmund (incoming Committee Chair effective May 1, 2020), Angela A. Sun, and Solomon D. Trujillo

Meetings Held in 2019: 8

Primary Responsibilities: Pursuant to its charter, the Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to:

●	integrity of the Company’s consolidated financial statements;
●	compliance with legal and regulatory requirements;
●	the independent registered public accounting firm’s qualifications, independence and compensation; and
●	performance of the Company’s internal audit function and independent registered public accounting firm.

Independence: Each member of the Audit Committee meets the independence requirements of our Corporate Governance Guidelines, the NYSE and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and as the Board has determined, has no material relationship with the Company. Each member of the Audit Committee is financially literate, knowledgeable, and qualified to review financial statements. The Board has designated each of Mr. Goodman and Mr. Siegmund as a “financial expert” as defined by Item 407(d) of Regulation S-K.

Service on Other Audit Committees: No director may serve as a member of the Audit Committee if such director serves on the audit committees of more than two other public companies, unless the Board determines that such simultaneous service would not impair the ability of such director to effectively serve on the Audit Committee. Currently, none of the Audit Committee members serve on more than two other public company audit committees.

2020 Proxy Statement	|	19

CORPORATE GOVERNANCE

Compensation and Benefits Committee
“In 2019, the Compensation Committee continued to focus on pay-for-performance to set the foundation for the long-term strength and performance of the Company through the Company’s executive compensation program and on organizational health with a view to increasing overall effectiveness of the Company.”

Betsy D. Holden, Committee Chair

Additional Committee Members: Richard A. Goodman and Michael A. Miles, Jr. (incoming Committee Chair effective May 1, 2020)

Meetings Held in 2019: 5

Primary Responsibilities: Pursuant to its charter, the Compensation Committee has the authority to administer, interpret, and take any actions it deems appropriate in connection with any incentive compensation or equity-based plans of the Company, any salary or other compensation plans for officers and other key employees of the Company, and any employee benefit or fringe benefit plans, programs or policies of the Company. Among other things, the Compensation Committee is responsible for:

●	in consultation with senior management, establishing the Company’s general compensation philosophy, and overseeing the development and implementation of compensation and benefits policies;
●

reviewing and approving corporate goals and objectives relevant to the compensation of the CEO and other executive officers, evaluating the performance of the CEO and other executive officers in light thereof, and setting compensation levels and other benefits for the CEO (with the ratification by the independent directors of the Board) and other executive officers based on this evaluation;

●	overseeing the Company’s regulatory compliance with respect to compensation matters;
●

reviewing and making recommendations to the Board regarding severance or similar termination agreements with the Company’s CEO or to any person being considered for promotion or hire into the position of CEO;

●	approving grants and/or awards of options, restricted stock, restricted stock units, and other forms of equity-based compensation under the Company’s equity-based plans;
●	reviewing with management and preparing an annual report regarding the Company’s Compensation Discussion and Analysis to be included in the Company’s Proxy Statement and Annual Report;
●	in consultation with the CEO, reviewing management succession planning;
●	reviewing and recommending to the Board of Directors compensation for non-employee directors; and
●	periodically reviewing the overall effectiveness of the Company’s principal strategies related to human capital management, recruiting, retention, career development, and diversity.

The Compensation Committee has the authority to delegate all or a portion of its duties and responsibilities to a subcommittee and, in some situations, may also delegate its authority and responsibility with respect to certain compensation and benefit plans and programs to one or more employees.

Independence: Each member of the Compensation Committee meets the independence requirements of our Corporate Governance Guidelines, the NYSE, the Exchange Act and such other independence or other requirements as may be applicable from time to time, and as the Board has determined, has no material relationship with the Company.

20	|	The Western Union Company

CORPORATE GOVERNANCE

Compliance Committee
“The Compliance Committee shares with regulators the goals of protecting consumers and the integrity of the global money transfer network, and remains at the forefront of the Company’s focus on the execution and enhancement of the Company’s compliance policies and procedures. This focus was reflected in the dismissal in early 2020 of the Company’s 2017 Deferred Prosecution Agreement with the United States Department of Justice.”

Frances Fragos Townsend, Committee Chair

Additional Committee Members: Hikmet Ersek (non-voting member), Martin I. Cole, Roberto G. Mendoza, Timothy P. Murphy, Jan Siegmund, Angela A. Sun, and Solomon D. Trujillo

Meetings Held in 2019: 8

Primary Responsibilities: Pursuant to its charter, the Compliance Committee assists the Audit Committee and the Board in fulfilling the Board’s oversight responsibility for the Company’s compliance with legal and regulatory requirements. Among other things, the Compliance Committee is responsible for reviewing:

●

the Company’s compliance programs and policies relating to AML laws, including establishing procedures to be apprised of material investigations or other material matters that may arise in relation to such laws; and

●

legal, compliance or other regulatory matters that may have a material effect on the Company’s business, financial statements or compliance policies, including material notices to or inquiries received from governmental agencies.

Independence: Each voting member of the Compliance Committee meets the independence requirements of our Corporate Governance Guidelines, the NYSE and the Exchange Act, and as the Board has determined, has no material relationship with the Company. The Board may appoint non-voting members to the Compliance Committee that are not independent from the Company. The Company’s CEO is currently a non-voting member of the Compliance Committee.

2020 Proxy Statement	|	21

CORPORATE GOVERNANCE

Corporate Governance, ESG, and Public Policy Committee
“With a continued focus on board refreshment, the Committee successfully added and on-boarded a new director to the Board in 2019 and a second new director in early 2020, with the objective of further enhancing the skills, experience, diversity, and effectiveness of the Board. The Board also emphasized its focus on ESG by assigning to the Committee the responsibility for reviewing and advising the Board on ESG matters.”

Jeffrey A. Joerres, Committee Chair

Additional Committee Members: Roberto G. Mendoza, Michael A. Miles, Jr., and Frances Fragos Townsend

Meetings Held in 2019: 4

Primary Responsibilities: Pursuant to its charter, the Corporate Governance, ESG, and Public Policy Committee is responsible for:

●	recommending to the Board of Directors criteria for Board and committee membership;
●	considering, in consultation with the Chairman of the Board and the CEO, and recruiting candidates to fill positions on the Board of Directors;
●	evaluating current directors for re-nomination to the Board of Directors;
●	recommending director nominees to the Board of Directors;
●	recommending to the Board of Directors appointments to committees of the Board of Directors;
●

recommending to the Board of Directors corporate governance guidelines, reviewing the Corporate Governance Guidelines at least annually, and recommending modifications to the Corporate Governance Guidelines to the Board of Directors;

●	advising the Board of Directors with respect to the charters, structure and operations of the various committees of the Board of Directors and qualifications for membership thereon;
●	overseeing the development and implementation of an orientation and continuing education program for directors;
●	establishing and implementing self-evaluation procedures for the Board of Directors and its committees;
●	reviewing stockholder proposals submitted for inclusion in the Company’s Proxy Statement;
●	reviewing the Company’s related persons transaction policy, and as necessary, reviewing specific related person transactions; and
●	reviewing and advising the Board of Directors regarding public policy and ESG matters that are relevant to the Company or the industries in which the Company operates.

Independence: Each member of the Corporate Governance, ESG, and Public Policy Committee meets the independence requirements of our Corporate Governance Guidelines, the NYSE and the Exchange Act, and as the Board has determined, has no material relationship with the Company.

22	|	The Western Union Company

CORPORATE GOVERNANCE

CHIEF EXECUTIVE OFFICER SUCCESSION PLANNING

The Company’s Board of Directors has developed a governance framework for CEO succession planning that is intended to provide for a talent-rich leadership organization that can drive the Company’s strategic objectives. Under its governance framework, the Board of Directors:

-	Reviews succession planning for the CEO on an annual basis. As part of this process, the CEO reviews the annual performance of each member of the management team with the Board and the Board engages in a discussion with the CEO and the Chief People Officer regarding each team member and the team member’s development;
-	Maintains a confidential plan to address any unexpected short-term absence of the CEO and identifies candidates who could act as interim CEO in the event of any such unexpected absence; and
-	Ideally three to five years before the retirement of the current CEO, manages the succession process and determines the current CEO’s role in that process.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Any stockholder of the Company or other interested party who desires to contact the non-management directors either as a group or individually, or Mr. Ersek in his capacity as a director, may do so by writing to: The Western Union Company, Board of Directors, 7001 E. Belleview Avenue, Denver, Colorado 80237. Communications that are intended specifically for non-management directors should be addressed to the attention of the Chairperson of the Corporate Governance, ESG, and Public Policy Committee. All communications will be forwarded to the Chairperson of the Corporate Governance, ESG, and Public Policy Committee unless the communication is specifically addressed to another member of the Board, in which case, the communication will be forwarded to that director.

BOARD ATTENDANCE AT ANNUAL MEETING OF STOCKHOLDERS

Although the Company does not have a formal policy regarding attendance by members of the Board of Directors at the Company’s Annual Meeting of Stockholders, it
encourages directors to attend. All members of the Board of Directors serving at the time attended the Company’s 2019 Annual Meeting of Stockholders.

PRESIDING DIRECTOR OF NON-MANAGEMENT DIRECTOR MEETINGS

The non-management directors meet in regularly scheduled executive sessions without management. The Chairman of the Board of Directors is the presiding director at these meetings.

NOMINATION OF DIRECTORS

The Company’s Board of Directors is responsible for nominating directors for election by the stockholders and filling any vacancies on the Board that may occur. The Corporate Governance, ESG, and Public Policy Committee is responsible for identifying, screening, and recommending candidates to the Board for Board membership. The Corporate Governance, ESG, and Public Policy Committee does not have any single method for identifying director candidates, but will consider candidates suggested by a wide range of sources, including by any stockholder, director, or officer of the Company. Mr. Siegmund, who was appointed as a member of the Board in December 2019, was recommended to the Corporate Governance, ESG, and Public Policy Committee by a third-party executive search firm. Mr. Murphy, who was appointed as a member of the Board in March 2020, was recommended to the Corporate Governance, ESG, and Public Policy Committee by an independent director of the Company.

2020 Proxy Statement	|	23

CORPORATE GOVERNANCE

DIRECTOR QUALIFICATIONS, REQUIREMENTS, AND EVALUATIONS

General criteria for the nomination of director candidates include experience, high ethical standards and integrity, skills, diversity, ability to make independent analytical inquiries, understanding of the Company’s business environment, and willingness to devote adequate time to Board duties–all in the context of an assessment of the perceived needs of the Board at that point in time. In exercising its director nomination responsibilities, the Corporate Governance, ESG, and Public Policy Committee considers diversity in gender, ethnicity, geography, background, and cultural viewpoints when considering director nominees, given the global nature of the Company’s business. However, the Board has not adopted a formal policy governing director diversity.

Our Corporate Governance Guidelines also require that a director retire effective at the next annual meeting of stockholders following the time such director reaches the age of 74. The Board may waive this requirement for one year if it determines it is in the best interests of our Company. Each director is expected to ensure that other existing and planned future commitments do not materially interfere with the member’s service as a Board or Committee member.
The Corporate Governance, ESG, and Public Policy Committee will consider candidates for election to the Board suggested in writing by a stockholder and will make a recommendation to the Board using the same criteria as it does in evaluating candidates submitted by members of the Board of Directors. Any such suggestions should be submitted to the Corporate Secretary, The Western Union Company, 7001 E. Belleview Avenue, Denver, Colorado 80237. If the Company receives such a suggestion, the Company may request additional information from the candidate to assist in its evaluation.

Pursuant to our Corporate Governance Guidelines, we evaluate the overall effectiveness of the Board annually. The Board together with the Corporate Governance, ESG, and Public Policy Committee conducts annual self-evaluations of Board and committee performance, including an evaluation of the effectiveness of the nomination process. In addition, the Board conducts annual evaluations of each individual independent director.

STOCKHOLDER NOMINEES

Stockholders may submit nominations for director candidates by giving notice to the Corporate Secretary, The Western Union Company, 7001 E. Belleview Avenue, Denver, Colorado 80237. The requirements for the submission of such stockholder nominations are set forth in Article II of the Company’s By-Laws, which are available on the “Investor Relations, Corporate Governance” section of the Company’s website, www.westernunion.com.

SUBMISSION OF STOCKHOLDER PROPOSALS

Stockholder proposals, including stockholder director nominations, requested to be included in the Company’s Proxy Statement for its 2021 Annual Meeting of Stockholders must be received by the Company not later than December 2, 2020 and comply with the requirements of Rule 14a-8, if applicable, and the Company’s proxy access By-laws, as applicable. Even if a proposal or director nomination is not submitted in time to be considered for inclusion in the Company’s Proxy Statement for its 2021 Annual Meeting of Stockholders, a proper stockholder proposal or director nomination may still be considered at the Company’s 2021 Annual Meeting of Stockholders, but only if the proposal or nomination is received by the Company no sooner than January 14, 2021 and no later than February 13, 2021 and otherwise complies with the Company’s By-Laws. All proposals or nominations a stockholder wishes to submit at the meeting should be directed to the Corporate Secretary, The Western Union Company, 7001 E. Belleview Avenue, Denver, Colorado 80237.

CODES OF ETHICS

The Company’s Director’s Code of Conduct, Code of Ethics for Senior Financial Officers, Reporting Procedure for Accounting and Auditing Concerns, Professional Conduct Policy for Attorneys, and the Code of Conduct are available without charge through the “Investor Relations, Corporate Governance” section of the Company’s website, www.westernunion.com, or by writing to the attention of: Investor Relations, The Western Union Company, 7001 E. Belleview Avenue, WU-HQ-14, Denver, Colorado 80237. In the event of an amendment to, or a waiver from, the Company’s Code of Ethics for Senior Financial Officers, the Company intends to post such information on its website, www.westernunion.com.

24	|	The Western Union Company

COMPENSATION OF DIRECTORS

The following table provides information regarding the compensation of our outside directors for 2019. Mr. Ersek, our President and CEO, does not receive additional compensation for his service as a director and has been excluded from the table.

2019 DIRECTOR COMPENSATION
NAME	FEES EARNED OR PAID IN CASH ($000)	STOCK AWARDS ($000)(2)	OPTION AWARDS ($000)(3)	ALL OTHER COMPENSATION ($000)(4)	TOTAL ($000)(5)
Martin I. Cole	$105.0	$140.0	—	$25.0	$270.0
Richard A. Goodman	$125.0	$140.0	—	$25.0	$290.0
Betsy D. Holden	$120.0	$140.0	—	$25.0	$285.0
Jeffrey A. Joerres	$125.0(1)	$360.0	—	—	$485.0
Roberto G. Mendoza	$105.0	$140.0	—	—	$245.0
Michael A. Miles, Jr.	$105.0	$140.0	—	$5.0	$250.0
Robert W. Selander(6)	$44.7	$140.0	—	$25.0	$209.7
Jan Siegmund(7)	$8.1	—	$10.7	—	$18.8
Angela A. Sun	$95.0	$105.0	$35.0	$25.0	$260.0
Frances Fragos Townsend	$125.0	$140.0	—	$0.5	$265.5
Solomon D. Trujillo	$105.0	$70.0	$70.0	—	$245.0

Footnotes:
(1)	Mr. Joerres elected to receive his annual retainer fee for 2019 in the form of equity compensation as described below under “—Equity Compensation.”
(2)	The amounts in this column represent the value of stock units granted to each director as annual equity grants. Stock awards consist of fully vested stock units that are settled in shares of Common Stock and may be subject to a deferral election consistent with Section 409A of the Internal Revenue Code. The amounts shown in this column are valued based on the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“FASB ASC Topic 718”). See Note 17 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2019 for a discussion of the relevant assumptions used in calculating these amounts.

(3)	The amount in this column represents the value of stock options granted to Mr. Siegmund, Ms. Sun, and Mr. Trujillo as an annual equity grant. The amount shown in this column is valued based on the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. See Note 17 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2019 for a discussion of the relevant assumptions used in calculating this amount.

(4)	All Other Compensation represents matches under the Company’s gift matching program that the Company made in 2019. Outside directors are eligible to participate in the Company’s gift matching program on the same terms as Western Union’s executive officers and employees. As noted below, contributions made or directed to be made to an eligible organization, up to an aggregate amount of $25,000 per calendar year, will be matched by the Company. Matching contributions to various charities were made in 2019 on behalf of the following directors: Messrs. Cole, Goodman, Miles and Selander and Mses. Holden, Sun and Townsend. Contributions up to $100,000 per calendar year that a director makes to the Western Union Foundation without designating a recipient organization will be matched by the Company $2 for every $1 contributed.

(5)	As of December 31, 2019, each outside director had outstanding the following number of stock units and options:
NAME	STOCK UNITS	OPTIONS
Martin I. Cole	8,686	9,208
Richard A. Goodman	52,811	36,814
Betsy D. Holden	89,460	—
Jeffrey A. Joerres	90,406	11,448
Roberto G. Mendoza	67,830	79,697
Michael A. Miles, Jr.	127,453	—
Robert W. Selander	7,942	77,439
Jan Siegmund	—	2,951
Angela A. Sun	9,095	13,208
Frances Fragos Townsend	44,974	39,833
Solomon D. Trujillo	30,633	138,932

(6)	Mr. Selander did not stand for reelection at the Company’s 2019 Annual Meeting of Stockholders and ceased serving as a director on May 17, 2019.
(7)	Mr. Siegmund was appointed to the Board effective December 4, 2019.

2020 Proxy Statement	|	25

COMPENSATION OF DIRECTORS

DETERMINATION OF DIRECTOR COMPENSATION

The Compensation Committee is responsible for recommending to the Board the compensation of the Company’s outside directors. As part of this process, the Compensation Committee reviews the outside director compensation program annually to evaluate whether it is competitive with market practices by considering input from Meridian regarding the Company’s historical practices with respect to outside director compensation as well as market data for the same peer group used for determining executive compensation.

CASH COMPENSATION

In 2019, each outside director (other than our Non-Executive Chairman) received the following cash compensation for service on our Board and committees of our Board (prorated for partial years of service):

-	an annual Board retainer fee of $85,000; and

-	an annual committee chair retainer fee of $30,000 for the chairpersons of the Audit Committee and the Compliance Committee and $25,000 for the chairpersons of the Compensation and Benefits Committee and the Corporate

Governance, ESG and Public Policy Committee, and a $10,000 committee member retainer fee for each other member of each committee of our Board.

In December 2019, after considering market data provided by Meridian Compensation Partners, LLC (“Meridian”), the Board approved an increase in the Audit Committee member retainer fee to $15,000, effective January 2020, in order to further align the Company’s director compensation with the median of the peer group used for evaluating 2019 executive compensation decisions.

EQUITY COMPENSATION

The 2019 outside director equity awards were granted pursuant to our Long-Term Incentive Plan. All director equity awards will be settled in shares of Common Stock. The purpose of these awards is to advance the interests of the Company and its stockholders by encouraging stock ownership by our outside directors and by helping the Company attract, motivate, and retain highly qualified outside directors.

In 2019, all of our outside directors (other than our Non-Executive Chairman) were eligible to receive an annual equity grant with a value of $140,000 for service on our Board and committees of our Board (prorated for incoming directors joining during the year). In December 2019, after considering market data provided by Meridian, the Board approved an increase in the annual equity grant for our outside directors (other than our Non-Executive Chairman) to $160,000, effective January 2020, in order to further align the Company’s director compensation with the median of the peer group used for evaluating 2019 executive compensation decisions.

Each outside director has the choice of electing to receive such director’s annual retainer fees described above in the form of (a) all cash, (b) a combination of cash, fully vested stock options, and/or fully vested stock units, (c) all fully vested stock options, (d) all fully vested stock units, (e) a combination of 75% fully vested stock options and 25% fully vested stock units, (f) a combination of 50% fully vested stock options and 50% fully vested stock units, or (g) a combination of 75% fully vested stock units and 25% fully vested stock options. Each outside director may also elect to receive such director’s annual equity grant in the form of any of the above alternatives, other than alternatives that include cash.

COMPENSATION OF OUR NON-EXECUTIVE CHAIRMAN

In 2019, our Non-Executive Chairman received the following compensation in lieu of the compensation described above for our other outside directors:

-	an annual retainer fee of $125,000; and

-	an annual equity grant with a value of $360,000.

Our Non-Executive Chairman has the choice to receive his annual retainer fee in the forms discussed above under “—Equity Compensation.”

26	|	The Western Union Company

COMPENSATION OF DIRECTORS

CHARITABLE CONTRIBUTIONS

Outside directors may participate in the Company’s gift matching program on the same terms as the Company’s executive officers and employees. Under this program, contributions up to $100,000 per calendar year that the director makes to the Western Union Foundation (the “Foundation”) without designating a recipient organization will be matched by the Company $2 for every $1 contributed. Contributions made or directed to be made to an eligible organization, as defined in the program, up to an aggregate amount of $25,000 per calendar year will be equally matched by the Company through the Foundation.

REIMBURSEMENTS

Directors are reimbursed for their expenses incurred by attending Board, committee, and stockholder meetings, including those for travel, meals, and lodging. Occasionally, a spouse or other guest may accompany directors on corporate aircraft when the aircraft is already scheduled for business purposes and can accommodate additional passengers. In those cases, there is no aggregate incremental cost to the Company and, as a result, no amount is reflected in the 2019 Director Compensation table.

INDEMNIFICATION AGREEMENTS

Each outside director has entered into a Director Indemnification Agreement with the Company to clarify indemnification procedures. Consistent with the indemnification rights already provided to directors of the Company in the Company’s Certificate of Incorporation, each agreement provides that the Company will indemnify and hold harmless each outside director to the fullest extent permitted or authorized by the General Corporation Law of the State of Delaware in effect on the date of the agreement or as such laws may be amended or replaced to increase the extent to which a corporation may indemnify its directors.

EQUITY OWNERSHIP GUIDELINES

Each outside director is expected to maintain an equity investment in Western Union equal to five times his or her annual cash retainer, which must be achieved within five years of the director’s initial election to the Board. The holdings that generally may be counted toward achieving the equity investment guidelines include outstanding stock awards or units, shares obtained through stock option exercises, shares owned jointly with or separately by the director’s spouse, shares purchased on the open market, and outstanding stock options received in lieu of cash retainer fees. As of the Record Date, all outside directors have met or, within the applicable period, are expected to meet, these equity ownership guidelines.

PROHIBITION AGAINST PLEDGING AND HEDGING OF THE COMPANY’S SECURITIES

The Company’s Insider Trading Policy prohibits the Company’s directors from pledging the Company’s securities or engaging in hedging or short-term speculative trading of the Company’s securities, including, without limitation, short sales or put or call options involving the Company’s securities.

2020 Proxy Statement	|	27

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is currently comprised of six independent directors and operates under a written charter adopted by the Board. The Audit Committee reviews the charter at least annually, reviewing it last in December 2019. The charter is available through the “Investor Relations, Corporate Governance” portion of the Company’s website, www.westernunion.com.

The Board has the ultimate authority for effective corporate governance, including the role of oversight of the management of the Company. The Audit Committee’s purpose is to assist the Board in fulfilling its oversight responsibilities with respect to the Company’s consolidated financial statements, independent registered public accounting firm qualifications and independence, performance of the Company’s internal audit function and independent registered public accounting firm, and other matters identified in the Audit Committee Charter. The Audit Committee relies on the expertise and knowledge of management, the internal auditors and the independent registered public accounting firm in carrying out its responsibilities. Management is responsible for the preparation, presentation, and integrity of the Company’s consolidated financial statements, accounting and financial reporting principles, internal control over financial reporting and disclosure controls, and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. In addition, management is responsible for objectively reviewing and evaluating the adequacy, effectiveness, and quality of the Company’s system of internal control. The Company’s independent registered public accounting firm, Ernst & Young LLP, is responsible for performing an independent audit of the consolidated financial statements and for expressing an opinion on the conformity of those financial statements with United States generally accepted accounting principles. The Company’s independent registered public accounting firm is also responsible for expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.

The Audit Committee engages in an annual evaluation of the independent public accounting firm’s qualifications, assessing the firm’s quality of service, the firm’s sufficiency of resources, the quality of the communication and interaction with the firm, and the firm’s independence, objectivity, and professional skepticism. In evaluating and selecting the Company’s independent registered public accounting firm, the Audit Committee considers, among other things, historical and recent performance of the firm, an analysis of known significant legal or regulatory proceedings related to the firm, recent Public Company Accounting Oversight Board (the “PCAOB”) reports regarding the firm, industry experience, audit fee revenues, audit approach, and the independence of the firm. The Audit Committee also periodically considers the advisability and potential impact of selecting a different independent public accounting firm. In addition, the Audit Committee is involved in the lead audit partner selection process.

During fiscal year 2019, the Audit Committee fulfilled its duties and responsibilities as outlined in its charter. Specifically, the Audit Committee, among other actions:

-	reviewed and discussed with management and the independent registered public accounting firm the Company’s quarterly earnings press releases, consolidated financial statements, and related periodic reports filed with the SEC;

-	reviewed with management, the independent registered public accounting firm and the internal auditor, management’s assessment of the effectiveness of the Company’s internal control over financial reporting, and the effectiveness of the Company’s internal control over financial reporting;

-	reviewed with the independent registered public accounting firm the critical audit matters expected in their report for the 2019 audit;

-	reviewed with the independent registered public accounting firm, management, and the internal auditor, as appropriate, the audit scope and plans of both the independent registered public accounting firm and internal auditor;

-	met in periodic executive sessions with each of the independent registered public accounting firm, management, and the internal auditor;

-	received the written disclosures and the annual letter from Ernst & Young LLP provided to us pursuant to PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, concerning their independence and discussed with Ernst & Young LLP their independence; and

-	reviewed and pre-approved all fees paid to Ernst & Young LLP, as described in Proposal 3–Ratification of Selection of Auditors, and considered whether Ernst & Young LLP’s provision of non-audit services to the Company was compatible with the independence of the independent registered public accounting firm.

The Audit Committee has reviewed and discussed with the Company’s management and independent registered public accounting firm the Company’s audited consolidated financial statements and related footnotes for the fiscal year ended December 31, 2019, and the independent registered public accounting firm’s report on those financial statements. Management represented to the Audit Committee that the Company’s financial statements were prepared in accordance with United States generally accepted accounting principles.

28	|	The Western Union Company

REPORT OF THE AUDIT COMMITTEE

We have discussed with Ernst & Young LLP the matters required to be discussed with the Audit Committee by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. Such communications include, among other items, matters relating to the conduct of an audit of the Company’s consolidated financial statements under the standards of the PCAOB. This review included a discussion with management and the independent registered public accounting firm about the quality (not merely the acceptability) of the Company’s accounting principles, the reasonableness of significant estimates and judgments, and the disclosures in the Company’s financial statements, including the disclosures relating to critical accounting policies.

In reliance on the review and discussions described above, we recommended to the Board of Directors, and the Board approved, that the audited consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 for filing with the SEC.

Audit Committee

Richard A. Goodman (Chairperson)
Martin I. Cole
Betsy D. Holden
Jan Siegmund
Angela A. Sun
Solomon D. Trujillo

2020 Proxy Statement	|	29

COMPENSATION AND BENEFITS COMMITTEE REPORT

The Compensation and Benefits Committee has reviewed and discussed the Company’s Compensation Discussion and Analysis with management and, based on such review and discussion, the Compensation and Benefits

Compensation and Benefits Committee

Betsy D. Holden (Chairperson)
Richard A. Goodman
Michael A. Miles, Jr.

Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement and its Annual Report on Form 10-K.

30	|	The Western Union Company

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE SUMMARY

BUSINESS OVERVIEW

The Western Union Company provides people and businesses with fast, reliable, and convenient ways to send money and make payments around the world. Western Union offers its services in more than 200 countries and territories. Our business is complex: our regulatory environment is disparate and developing; our consumers are different from those addressed by traditional financial services firms; and our agent and client relationships are numerous and varied.

Managing these complexities is at the center of Western Union’s success, and our leadership must be capable of supporting our Company’s goals amid this complexity.

The Company’s key strategic priorities for 2019 are set forth in the chart below. The performance goals and objectives under our annual incentive and long-term incentive programs were designed to support these strategic priorities.

Please see our 2019 Annual Report on Form 10-K for more information regarding our performance.

(1)	See Annex A for a reconciliation of measures that are not based on accounting principles generally accepted in the United States (“GAAP”) to the comparable GAAP measure.

(2)	In May 2019, we sold our United States electronic bill payments business known as “Speedpay” and Paymap Inc. (“Paymap”). For the years ended December 31, 2019 and 2018, Speedpay revenues included in our results were $125.4 million and $352.0 million, respectively, and direct operating expenses were $98.2 million and $251.2 million, respectively. For the years ended December 31, 2019 and 2018, Paymap revenues included in our results were $5.3 million and $16.2 million, respectively, and direct operating expenses were $2.2 million and $6.7 million, respectively.

2020 Proxy Statement	|	31

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE COMPENSATION FRAMEWORK

The Company’s executive compensation framework includes the following, each of which the Compensation Committee believes reinforces our executive compensation philosophy and objectives:

WHAT WE DO
✓	Pay-for-performance and at-risk compensation.
A significant portion of our targeted annual compensation is performance-based and/or subject to forfeiture (“at-risk”), with emphasis on variable pay to reward short- and long-term performance measured against pre-established objectives informed by our Company’s strategy. For 2019, performance-based compensation comprised approximately 83% of the targeted annual compensation for our CEO and, on average, approximately 61% of the targeted annual compensation for our other continuing NEOs. The remaining components of our NEOs’ 2019 targeted annual compensation consisted of base salary and service-based RSUs, with the Compensation Committee viewing RSUs as at-risk as their value fluctuates based on our stock price performance.
✓	Align compensation with stockholder interests.
Performance measures for incentive compensation are linked to the overall performance of the Company and are designed to be aligned with the creation of long-term stockholder value.
✓	Emphasis on future pay opportunity vs. current pay.
Our long-term incentive awards are equity-based, use multi-year vesting provisions to encourage retention, and are designed to align our NEOs’ interests with long-term shareholder interests. For 2019, long-term equity compensation comprised approximately 73% of the targeted annual compensation for our CEO and, on average, approximately 59% of the targeted annual compensation for our other continuing NEOs.
✓	Mix of performance metrics.
The Company utilizes a mix of performance metrics that emphasize both absolute performance goals, which provide the primary links between incentive compensation and the Company’s strategic operating plan and financial results, and a relative performance goal, which measures Company performance in comparison to the S&P 500 Index.
✓	Stockholder engagement.
The Compensation Committee chair and members of management seek to engage with stockholders regularly to discuss and understand their perceptions or concerns regarding our executive compensation program.
✓	“Clawback” policy.
The Company may recover incentive compensation paid to certain officers in the event of an accounting restatement or if such officer engaged in detrimental conduct, as defined in the clawback policy. In addition, the Company may recover incentive compensation paid to certain officers for conduct that is determined to have contributed to material compliance failures, subject to applicable laws.
✓	Robust stock ownership guidelines.
We require our executive officers to own a meaningful amount of Company stock to align them with long-term stockholder interests (6x base salary in the case of our CEO and 3x base salary for our other NEOs).
✓	Consider compliance in compensation program.
Each NEO is evaluated on what the NEO has done to ensure that the NEO’s business or department is in compliance with applicable U.S. laws, with a failing score in compliance resulting in bonus ineligibility for the NEO for the applicable year.
✓	Three-year performance period for PSUs.
✓	Outside compensation consultant retained by the Compensation Committee.
✓	“Double trigger” severance benefits in the event of a change-in-control.
✓	Maximum payout caps for annual cash incentive compensation and PSUs.

32	|	The Western Union Company

COMPENSATION DISCUSSION AND ANALYSIS

WHAT WE DON’T DO
✘	No repricing or buyout of underwater stock options.
None of our equity plans permit the repricing or buyout of underwater stock options or stock appreciation rights without stockholder approval, except in connection with certain corporate transactions involving the Company.
✘	No change-in-control tax gross ups for individuals promoted or hired after April 2009.
Mr. Ersek is the only Company employee who remains eligible for excise tax gross-up payments based on Compensation Committee action in 2009.
✘	Prohibition against pledging and hedging of Company securities by senior executives and directors.
Please see “Summary of Corporate Governance Practices” for additional details.
✘	No dividends or dividend equivalents paid on unvested or unearned PSUs or RSUs.

CHIEF EXECUTIVE OFFICER COMPENSATION

Mr. Ersek’s 2019 base salary and annual and long-term incentive award targets remained unchanged from the levels set in 2018. Mr. Ersek’s 2019 compensation continued to be aligned with median compensation for chief executive officers in the 2019 peer group, based on the most recent publicly available information, as compiled by the Compensation Committee’s compensation consultant. For 2019 performance, Mr. Ersek received an annual incentive payout of $1,700,000, reflecting achieved performance of 100% of target, as further described on pages 43-45. In addition, 2019 was the final performance year of the 2017 PSU grants, with the Financial PSUs and TSR PSUs vesting at 100% and 77% of target, respectively.

In 2019, Mr. Ersek’s long-term incentive allocation continued to be comprised of 50% Financial PSUs, 20% TSR PSUs, 20% stock options and 10% service-based RSUs. Further information with respect to the 2019 long-term incentive awards can be found on pages 45-49.

Mr. Ersek’s 2019 compensation was weighted significantly toward variable and performance-based incentive pay over fixed pay, and long-term, equity-based pay over annual cash compensation, because the Compensation Committee desired to tie a significant level of Mr. Ersek’s compensation to the performance of the Company. The percentage of compensation delivered in the form of performance-based compensation is higher for Mr. Ersek than compared to our other NEOs because the Compensation Committee believes that the CEO’s leadership is one of the key drivers of the Company’s success and that a greater percentage of the CEO’s total compensation should be variable as a reflection of the Company’s level of performance. Market data provided by the Compensation Committee’s compensation consultant supported this practice as well.

The following chart illustrates this CEO pay philosophy of heavily weighting targeted CEO compensation toward variable, performance-based pay elements.

CEO 2019 TOTAL TARGET DIRECT COMPENSATION

Since a significant portion of Mr. Ersek’s compensation is both performance-based and at-risk, we are providing the following supplemental graph to compare Mr. Ersek’s total target direct compensation to the compensation “realizable” by him for each of 2017, 2018 and 2019. For the cumulative period of 2017 to 2019, realizable pay was approximately 67% higher than total target direct compensation for that period primarily due to an increase of approximately 41% in the Company’s closing stock price from the last trading day of 2017 to the last trading day of 2019.

We believe the “realizable” compensation and its relationship to total target direct compensation in each of the years and over the three-year cumulative period are reflective of the Compensation Committee’s emphasis on “pay-for-performance” in that differences between realizable pay and total target direct compensation, as well as fluctuations year-over-year, are primarily the result of our stock performance and our varying levels of achievement against pre-established performance goals under our annual incentive plan for senior executives (the “Annual Incentive Plan”) and our Long-Term Incentive Plan. Please note that during March 2020 our stock price performance and the broader market declined

2020 Proxy Statement	|	33

COMPENSATION DISCUSSION AND ANALYSIS

significantly, which we believe was due to the implications of the coronavirus (COVID-19) outbreak among other potential factors. For example, the closing price of our stock price on the Record Date of March 16, 2020 was $20.84 per share.

As further described below, the following graph provides supplemental information as of December 31, 2019 and does not reflect fluctuations in our stock price since that date.

CEO TOTAL TARGET DIRECT COMPENSATION
VERSUS TOTAL REALIZABLE COMPENSATION(1)

(1)	This graph and the total target direct compensation and total realizable compensation reported in this graph provide supplemental information regarding the compensation paid to Mr. Ersek and should not be viewed as a substitute for the 2019 Summary Compensation Table.

(2)	Amounts reported in the calculation of total target direct compensation consist of (a) annualized base salary, (b) target annual incentive opportunities for Mr. Ersek under the Annual Incentive Plan with respect to each of the years shown and (c) the target grant values of the long-term incentives granted to Mr. Ersek under the Long-Term Incentive Plan with respect to each of the years shown.

(3)

Amounts reported in the calculation of total realizable compensation consist of (a) annualized base salary, (b) actual annual incentive payments received by Mr. Ersek under the Annual Incentive Plan with respect to each of the years shown, (c) the value realized from the exercise of stock options and for unexercised stock options, the difference between the exercise price and the closing stock price on the last trading day of 2019, reported in the year granted, (d) the value realized upon vesting of PSUs on the vesting date and the value of unvested PSUs based on the closing stock price on the last trading day of 2019 and estimated performance as of December 31, 2019, each reported in the year granted, and (e) the value of unvested RSUs based on the closing stock price on the last trading day of 2019, each reported in the year granted.

2019 SAY ON PAY VOTE

The Company received approximately 93% support for its “say on pay” vote at the Company’s 2019 Annual Meeting of Stockholders. After considering these results, the committee determined that the Company’s executive compensation philosophy, compensation objectives, and compensation elements continued to be appropriate and did not make any specific changes to the Company’s executive compensation program in response to the 2019 “say on pay” vote.

STOCKHOLDER ENGAGEMENT

Management and the Compensation Committee Chair regularly reach out to stockholders to better understand their views on the Company’s executive compensation program, the “say on pay” vote and our executive compensation disclosure. In 2019, the Company reached out to stockholders who held approximately 73% of the Company’s outstanding common stock to discuss the Company’s executive compensation program and held discussions with all stockholders who accepted the Company’s invitation. Over the past few years, the committee and management have found these discussions to be very helpful in their ongoing evaluation of the Company’s executive compensation program, and intend to continue to obtain this feedback in the future.

34	|	The Western Union Company

COMPENSATION DISCUSSION AND ANALYSIS

ESTABLISHING AND EVALUATING EXECUTIVE COMPENSATION

INTRODUCTION

This Compensation Discussion and Analysis describes how the Compensation Committee determined 2019 executive compensation, the elements of our executive compensation program and the compensation of each of our NEOs. The information provided should be read together with the information presented in the “Executive Compensation” section of this Proxy Statement. For 2019, the NEOs were:(1)

Hikmet Ersek President and Chief Executive Officer	Raj Agrawal Chief Financial Officer	Caroline Tsai Chief Legal Officer and Corporate Secretary	Jean Claude Farah President, Global Network	Khalid Fellahi President, Consumer Money Transfer(2)

(1)	For 2019, the NEOs also included Odilon Almeida, former President – Global Money Transfer (not pictured above). Mr. Almeida stepped down as an executive officer, effective June 30, 2019, after which he served in a senior advisory capacity until he departed from the Company on September 30, 2019.

(2)	Effective July 1, 2019, Mr. Fellahi was promoted to the position of President, Consumer Money Transfer. Prior to his promotion, Mr. Fellahi served as the Company’s Senior Vice President, Digital Leader.

2020 Proxy Statement	|	35

COMPENSATION DISCUSSION AND ANALYSIS

OUR EXECUTIVE COMPENSATION PHILOSOPHY AND OBJECTIVES

The Compensation Committee has adopted the following compensation objectives and guiding principles to align the Company’s incentive compensation program with the Company’s overall executive compensation philosophy:

Our Executive Compensation Philosophy

The Compensation Committee believes the Company’s executive compensation program should reward actions and behaviors that build a foundation for the long-term strength and performance of the Company, while also rewarding the achievement of short-term performance goals informed by the Company’s strategy.

●Align executive goals and compensation with stockholder interests

●Attract, retain and motivate outstanding executive talent

●Pay-for-performance. Hold executives accountable and reward them for achieving financial, strategic and operating goals

●Pay-for-Performance: Pay is significantly performance-based and at-risk, with emphasis on variable pay to reward short- and long-term performance measured against pre-established objectives informed by the Company’s strategy.

●Align Compensation with Stockholder Interests: Link incentive payouts with the overall performance of the Company, including achievement of financial and strategic objectives, as well as individual performance and contributions, to create long-term stockholder value.

●Stock Ownership Guidelines: Our program requires meaningful stock ownership by our executives to align them with long-term stockholder interests.

●Emphasis on Future Pay Opportunity vs. Current Pay: Our long-term incentive awards are delivered in the form of equity-based compensation with multi-year vesting provisions to encourage retention.

●Hire, Retain and Motivate Top Talent: Offer market-competitive compensation which clearly links payouts to actual performance, including rewarding appropriately for superior results, facilitating the hire and retention of high-caliber individuals with the skills, experience and demonstrated performance required for our Company.

●Principled Programs: Structure our compensation programs considering corporate governance best practices and in a manner that is understandable by our participants and stockholders.

THE BOARD OF DIRECTORS AND THE COMPENSATION COMMITTEE

The Board of Directors oversees the goals and objectives of the Company and the CEO, evaluates succession planning with respect to the CEO and evaluates the CEO’s performance. The Compensation Committee supports the Board by:

●	Establishing the Company’s compensation philosophy;

●	Overseeing the development and implementation of the Company’s compensation and benefits policies;

●	Reviewing and approving corporate goals and objectives relevant to the compensation of the CEO and other executive officers;
●	Approving the compensation levels of each of the executive officers; and

●	Approving the compensation of the CEO, with ratification by the independent directors of the Board.

The Compensation Committee’s responsibilities under its charter are further described in the “Corporate Governance—Committees of the Board of Directors” section of this Proxy Statement.

36	|	The Western Union Company

COMPENSATION DISCUSSION AND ANALYSIS

The CEO, while not a member of the Compensation Committee, attended all of the meetings of the Compensation Committee in 2019 to contribute to and understand the committee’s oversight of, and decisions relating to, executive compensation. The CEO did not attend portions of the meetings relating to his compensation. The Compensation Committee regularly conducts executive sessions without management present.

The Compensation Committee also engages in an ongoing dialog with the CEO and the committee’s compensation consultant in the evaluation and establishment of the elements of our executive compensation program. The committee also received input from the Chief People Officer in making executive compensation decisions.

COMPENSATION CONSULTANTS

During 2019, Meridian continued to provide executive and director compensation consulting services to the Compensation Committee.

Meridian is retained by and reports directly to the Compensation Committee and participates in committee meetings. Meridian informs the committee on market trends, as well as regulatory issues and developments and how they may impact the Company’s executive compensation program. Meridian also:

●	Participates in the design of the executive compensation program to help the committee evaluate the linkage between pay and performance;

●	Reviews market data and advises the committee regarding the compensation of the Company’s executive officers;

●	Reviews and advises the committee regarding director compensation; and

●	Performs an annual risk assessment of the Company’s compensation program, as described in the “Executive Compensation—Risk Management and Compensation” section of this Proxy Statement.

Meridian does not provide any other services to the Company. The Compensation Committee has assessed the independence of Meridian pursuant to the NYSE rules and the Company concluded that the work performed by Meridian for the Compensation Committee did not raise any conflict of interest.

During 2019, management retained the services of Willis Towers Watson PLC (“WTW”) to assist the Company in evaluating the Company’s annual and long-term incentive programs. The Compensation Committee has assessed the independence of WTW pursuant to the NYSE rules and the Company concluded that WTW’s work did not raise any conflict of interest.

SETTING 2019 COMPENSATION

In late 2018, the Compensation Committee, working with Meridian and the CEO, engaged in a detailed review of the Company’s executive compensation program to evaluate whether the design and levels of each compensation element were:

●	Appropriate to support the Company’s strategic performance objectives;

●	Consistent with the philosophy and objectives described under “—Our Executive Compensation Philosophy and Objectives” above; and

●	Reasonable when compared to market pay practices (see “—Market Comparison” below).

For 2019, the Compensation Committee retained the overall structure and design of the 2018 executive compensation program. Accordingly, for 2019, the Company’s executive compensation program continued to be significantly weighted towards performance-based compensation and continued to include a diversified mix of long-term incentive awards, but with certain modifications to the structure of the program.

With respect to setting 2019 compensation levels, Mr. Ersek presented to the Compensation Committee his evaluation and recommendation for each of the other NEOs and their respective salary, annual bonus targets, and long-term incentive award targets. Mr. Ersek based his assessments on a number of factors, including but not limited to: individual performance and relative contributions to the Company’s success; the performance of the executive’s respective business unit or functional area; retention considerations; market data; compensation history; and internal equity. After consideration and discussion, the Committee reviewed and approved Mr. Ersek’s 2019 recommendations for the NEOs other than himself.

2020 Proxy Statement	|	37

COMPENSATION DISCUSSION AND ANALYSIS

Also in early 2019, Mr. Ersek submitted a self-evaluation to the Compensation Committee. The committee shared Mr. Ersek’s goals for the year and his self-evaluation with the independent members of the Board, who then evaluated Mr.Ersek’s performance in 2018 based on his actual performance versus such goals. In setting Mr. Ersek’s 2019 compensation, the committee considered this evaluation, market data regarding chief executive officer compensation levels provided by Meridian, and a tally sheet of Mr. Ersek’s historical and current compensation data. No member of management, including Mr. Ersek, made any recommendations regarding Mr. Ersek’s compensation or participated in the portions of the Compensation Committee meeting or in the meeting of the independent directors of the Board during which Mr. Ersek’s compensation was determined or ratified.

MARKET COMPARISON

For 2019, the Compensation Committee considered market pay practices when setting executive compensation, but did not target percentile ranks of specific compensation elements or total target direct compensation against the market data. Instead, the committee used market data to assess the overall competitiveness and reasonableness of the Company’s executive compensation program.

While the Compensation Committee considers relevant market pay practices when setting executive compensation, it does not believe it is appropriate to establish compensation levels based only on market practices. The Compensation Committee believes that compensation decisions are complex and require a deliberate review of Company and individual performance and peer compensation levels. The factors that influence the amount of compensation awarded include, but are not limited to:

●	Market competition for a particular position;

●	Experience and past performance inside or outside the Company;

●	Role and responsibilities within the Company;

●	Tenure with the Company and associated institutional knowledge;

●	Long-term potential with the Company;

●	Innovative thinking and leadership;

●	Money transfer or financial services industry expertise;

●	Personal performance and contributions;

●	Succession planning;

●	Past and future performance objectives; and

●	Value of the position within the Company.

As further discussed below, the committee considered market data from both an executive compensation peer group and a general industry compensation survey, but did not assign a specific weight to either data source.

The Compensation Committee believes that the Company’s executive compensation peer group should reflect the markets in which the Company competes for business, executive talent and capital. Accordingly, the Company’s peer group includes companies meeting either of the following criteria:

●	Global brands providing virtual products or services; or

●	Companies involved with payment and/or processing services.

The executive compensation peer group used for evaluating 2019 compensation decisions consisted of the companies below, which was the same peer group used for evaluating 2018 compensation decisions. Meridian compiled compensation information from the peer group based on the publicly filed documents of each member of the peer group. Based on the information below, the Company estimates that it is between the 50th and 75th percentile of the peer group in terms of revenues, between the 25th and 50th percentile of the peer group in terms of operating income, and below the 25th percentile of the peer group in terms of market capitalization.

38	|	The Western Union Company

COMPENSATION DISCUSSION AND ANALYSIS

PEER GROUP	2018 REVENUES* (IN MILLIONS)	2018 OP INCOME* (IN MILLIONS)	MARKET CAP (AS OF 12/31/2018) (IN MILLIONS)
Ameriprise Financial	$12,924	$3,511	$14,545
Broadridge Financial Solutions, Inc.	$4,319	$572	$11,237
CME Group Inc.	$4,309	$2,672	$67,305
Comerica Incorporated	$3,329	$1,647	$11,107
Discover Financial Services	$7,674	$3,680	$19,815
Euronet Worldwide, Inc.	$2,537	$365	$5,279
Fidelity National Information Services, Inc.	$8,423	$1,553	$33,584
Fiserv, Inc.	$5,823	$1,526	$29,284
FleetCor Technologies, Inc.	$2,433	$1,099	$16,464
Global Payments Inc.	$3,366	$793	$16,316
Intuit Inc.	$6,070	$1,522	$51,090
MoneyGram International, Inc.	$1,448	$76	$129
Nasdaq, Inc.	$4,277	$1,081	$13,374
Navient Corporation	$1,553	$538	$2,273
Northern Trust Corporation	$5,955	$1,958	$18,506
PayPal Holdings, Inc.	$15,451	$2,219	$99,088
State Street Corporation	$11,967	$3,580	$23,937
Total System Services, Inc.	$4,028	$839	$14,831
Worldpay, Inc.	$3,925	$460	$22,727
75th Percentile	$6,872	$2,088	$26,610
50th Percentile	$4,309	$1,522	$16,464
25th Percentile	$3,348	$683	$12,306

*	All data was compiled by Meridian who obtained peer company financial market intelligence from S&P CapitalIQ. The data generally represents revenue and operating income for the most recent four quarters available to Meridian at the time Meridian compiled the data in January 2019. Operating income may reflect measures not in conformity with GAAP.

The Compensation Committee also referenced general industry compensation survey data in evaluating executive pay in order to consider a broader perspective on market practices. To assist the committee in its review of the general industry compensation survey data, Meridian extracts compensation information from the surveys with respect to companies with annual revenues generally ranging from $3 billion to $6 billion. For the 2019 compensation review, Meridian compiled compensation data from general industry compensation surveys provided by Willis Towers Watson (which included data from companies with annual revenues between $3 billion and $6 billion), and peer group data taken directly from peer group proxy statements or from the Equilar Top 25 database. Executive positions were matched to the peer group proxy data and third-party survey data based on job title, functional matches, and pay rank.

In 2019, Meridian was asked to re-evaluate the Company’s peer group. Based on this review, in September 2019, the Compensation Committee approved certain changes to further align the median revenues of the peer group with the

Company’s revenues and to include additional peers that, similar to the Company, have significant non-U.S. revenues. As a result, the Compensation Committee added eBay Inc., Intercontinental Exchange, Inc., and Sabre Corporation and removed Intuit Inc. and Navient Corporation. The Compensation Committee also approved the removal of Worldpay, Inc. due to its acquisition in 2019. The revised peer group will be used for evaluating 2020 compensation decisions.

Use of Tally Sheets

The Compensation Committee reviews tally sheets that present historical and current compensation data, valuations of future equity vesting, value of option exercises in the past five years, as well as analyses for hypothetical terminations and retirements to allow the Compensation Committee to consider the Company’s obligations under such circumstances. The tally sheets provide additional context for the committee in determining and assessing NEO compensation.

2020 Proxy Statement	|	39

COMPENSATION DISCUSSION AND ANALYSIS

THE WESTERN UNION 2019 EXECUTIVE COMPENSATION PROGRAM

Pay-For-Performance and At-Risk Compensation

The principal components of the Company’s 2019 annual executive compensation program were annual base salary, annual incentive awards, and long-term incentive awards in the form of PSUs, stock options (for the CEO) and RSUs. The Compensation Committee designed the 2019 executive compensation program so that performance-based pay elements (Annual Incentive Plan awards, PSUs and, if applicable, stock options) would constitute a significant portion of the executive compensation awarded, determined at target levels. The following charts illustrate the mix of the targeted annual compensation for the CEO and the average targeted annual compensation for the other continuing NEOs, and the portion of that compensation that is performance-based and/or at-risk. For purposes of these charts, the percentage of targeted annual compensation was determined based on the annual base salary and target incentive opportunities applicable to the NEO as of December 31, 2019. Mr. Almeida is excluded from the chart below in light of his mid-year departure from the Company.

CEO 2019 TOTAL TARGET DIRECT COMPENSATION

NEO 2019 TOTAL TARGET DIRECT COMPENSATION

Total Target Direct Compensation Versus Total Realizable Pay

Since a significant portion of Mr. Ersek’s compensation is both performance-based and at-risk, we are providing the following supplemental graph to compare Mr. Ersek’s total target direct compensation to the compensation “realizable” by him for each of 2017, 2018, and 2019. For the cumulative period of 2017 to 2019, realizable pay was approximately 67% higher than target direct compensation for that period primarily due to an increase of approximately 41% in the Company’s closing stock price from the last trading day of 2017 to the last trading day of 2019.

We believe the “realizable” compensation and its relationship to total target direct compensation in each of the years and over the three-year cumulative period are reflective of the Compensation Committee’s emphasis on “pay-for-performance” in that differences between “realizable” pay and total target direct compensation, as well as fluctuations year-over-year, are primarily the result of our stock performance and our varying levels of achievement against pre-established performance goals under our Annual Incentive Plan and Long-Term Incentive Plan. Please note that during March 2020 our stock price performance and the broader market declined significantly, which we believe was due to the implications of the coronavirus (COVID-19) outbreak among other potential factors. For example, the closing price of our stock price on the Record Date of March 16, 2020 was $20.84 per share. As further described below, the following graph provides supplemental information as of December 31, 2019 and does not reflect fluctuations in our stock price since that date.

40	|	The Western Union Company

COMPENSATION DISCUSSION AND ANALYSIS

CEO TOTAL TARGET DIRECT COMPENSATION
VERSUS TOTAL REALIZABLE COMPENSATION(1)

(1)

This graph and the total target direct compensation and total realizable compensation reported in this graph provide supplemental information regarding the compensation paid to Mr. Ersek and should not be viewed as a substitute for the 2019 Summary Compensation Table.

(2)

Amounts reported in the calculation of total target direct compensation consist of (a) annualized base salary, (b) target annual incentive opportunities granted to Mr. Ersek under the Annual Incentive Plan with respect to each of the years shown and (c) the target grant values of the long-term incentives granted to Mr. Ersek under the Long-Term Incentive Plan with respect to each of the years shown.

(3)

Amounts reported in the calculation of total realizable compensation consist of (a) annualized base salary, (b) actual annual incentive payments received by Mr. Ersek under the Annual Incentive Plan with respect to each of the years shown, (c) the value realized from the exercise of stock options and for unexercised stock options, the difference between the exercise price and the closing stock price on the last trading day of 2019, each reported in the year granted, (d) the value realized upon vesting of PSUs on the vesting date and the value of unvested PSUs based on the closing stock price on the last trading day of 2019 and estimated performance as of December 31, 2019, each reported in the year granted, and (e) the value of unvested RSUs based on the closing stock price on the last trading day of 2019, each reported in the year granted.

2020 Proxy Statement	|	41

COMPENSATION DISCUSSION AND ANALYSIS

ELEMENTS OF 2019 EXECUTIVE COMPENSATION PROGRAM

The following table lists the material elements of the Company’s 2019 executive compensation program for the Company’s NEOs. The committee believes that the design of the Company’s executive compensation program focuses on performance-based compensation elements, provides alignment with the Company’s short- and long-term financial and strategic priorities through the annual and long-term incentive programs, and provides alignment with stockholder interests.

Fixed	At-Risk / Performance-Based

Base Salary	Annual Incentive Awards	PSUs	Stock Options (CEO only)	RSUs

Fixed compensation component payable in cash. Reviewed annually and adjusted when appropriate.	Variable compensation component payable in cash based on performance against annually established performance objectives.

PSUs vest based on the Company’s achievement of multi-year financial performance objectives and the Company’s relative TSR performance.

The value of PSUs is also dependent on our stock price over the performance period.

Beginning in February 2019, Financial PSUs accrue dividend equivalents, with dividend equivalents paid only to the extent the underlying shares vest.

TSR PSUs do not accrue and pay dividend equivalents.

Non-qualified stock options granted with an exercise price equal to fair market value on the date of grant that expire 10 years after grant and become exercisable in 25% annual increments over a four-year vesting period.

The value of stock options is dependent on our stock price over the option term.

RSUs generally cliff vest on the third anniversary of the date of grant based on continued service during the vesting period.

The value of RSUs is dependent on our stock price over the vesting period.

Beginning in February 2019, RSUs accrue dividend equivalents, with dividend equivalents paid only to the extent the underlying shares vest.

Establish a pay foundation at competitive levels to attract and retain talented executives.

Motivate and reward executives for performance on key financial, strategic and/or individual performance goals over the year.

Hold our executives accountable, with payouts based on actual performance against pre-established and communicated performance goals.

Align the interests of executives with those of our stockholders by focusing the executives on the Company’s financial and TSR performance over a multi-year period.

Hold our executives accountable, with payouts varying from target based on actual performance against pre-established and communicated performance goals.

Align interests of the CEO with those of our stockholders by focusing on long-term stock price appreciation over the option term.

Competitive with market practices in order to attract and retain top executive talent.

Align the interests of executives with those of our stockholders by focusing the executives on long-term objectives over a multi-year vesting period, with the value of the award fluctuating based on stock price performance.

Experience, job scope, responsibilities, market data, internal equity, and individual performance.

Internal pay equity, market practice, corporate and individual performance.

Cash payouts ranging from 0% to 175% of target based on the achievement of financial and strategic goals, with an additional +/- 25% modifier for participants other than the CEO based on individual performance with respect to personalized objectives, including business unit goals.

Internal pay equity, market practice and individual performance.

Financial PSUs: Vesting ranging from 0% to 200% of target based on revenue and EBIT growth over the 2019- 2021 performance period.

TSR PSUs: Vesting ranging from 0% to 200% of target based on the Company’s TSR performance relative to the S&P 500 Index over the 2019- 2021 performance period.

			Internal pay equity, market practice and individual performance.	Internal pay equity, market practice and individual performance.

*	See the “Setting 2019 Compensation” section for further information regarding the determination of 2019 compensation levels.

Each of Western Union’s 2019 executive compensation program elements is described in further detail below.

42	|	The Western Union Company

COMPENSATION DISCUSSION AND ANALYSIS

Base Salary

Our philosophy is that base salaries should meet the objectives of attracting and retaining the executives needed to lead the business. Base salary is a fixed compensation component payable in cash. In connection with Mr. Fellahi’s promotion to President, Consumer Money Transfer in July 2019, the Compensation Committee increased Mr. Fellahi’s base salary from $412,000 to $500,000 in order to reflect the increased responsibilities associated with his new role. None of our other NEOs received a salary increase during 2019.

The following table sets forth each NEO’s 2019 base salary level as of December 31, 2019 (or, in the case of Mr. Almeida, at the time of his separation):

EXECUTIVE	2019 BASE SALARY ($000)
Hikmet Ersek	$1,000.0
Raj Agrawal	$630.0
Jean Claude Farah	$500.0
Khalid Fellahi	$500.0
Caroline Tsai	$450.0
Odilon Almeida	$650.0

Annual Incentive Compensation

Our Annual Incentive Plan is designed to motivate and reward our NEOs for achieving short-term performance objectives. We believe the program supports our “pay-for-performance” culture.

Target payout opportunities under the Annual Incentive Plan are expressed as a percentage of a participant’s annual base salary. For 2019, the Compensation Committee increased the target bonus opportunity for Ms. Tsai from 75% to 90% of base salary and for Mr. Fellahi from 80% to 100% of base salary to further align their short-term incentive compensation with market data and the Company’s internal pay practices and, with respect to Mr. Fellahi, to reflect his new role as an executive officer of the Company. None of our other NEOs received an Annual Incentive Plan target increase with respect to 2019.

Potential payouts range from 0% to 175% of target based on the achievement of pre-established financial and strategic goals. Because the committee believes that individual objectives are indicators of the executive’s success in fulfilling the executive’s responsibilities, the total payout under the Annual Incentive Plan for the NEOs other than the CEO is subject to a +/- 25% modifier based on the committee’s assessment versus pre-established individual performance goals. Payouts for the NEOs (other than the CEO) are capped at 200% of each individual’s target bonus opportunity, with the CEO’s payout capped at 175% of his target bonus opportunity.

The Annual Incentive Plan is based on the achievement of financial and strategic goals weighted at 70% and 30%, respectively. The weighting of the performance measures reflects the desire of the Compensation Committee to tie a significant portion of annual incentive compensation to performance measures that the committee believes are meaningful to and readily accessible by our investors, while at the same time emphasizing strategic performance objectives focused on the Company’s growth imperatives.

Financial Performance and Goal Setting. In 2019, Company performance against total revenue and operating income was 62% and 139% of target payout, respectively. Notably, the committee required a year-over-year growth rate of 2.8% for total revenue and 3.2% for operating income in order for the NEOs to earn a target payout. Due to the global nature of our business, our goals are set on a constant currency basis in order to focus our executives on the business operations, which we believe is consistent with market practices.

	2018 COMPARATIVE RESULTS*	TARGET GROWTH RATE FROM 2018 RESULTS	2019 TARGET*	2019 ACTUAL RESULTS*	ACHIEVEMENT(%)
Total Revenue	$5,222M	2.8%	$5,366M	$5,306M	62%
Operating Income	$1,027M	3.2%	$1,060M	$1,074M	139%
Overall Achievement					101%

*	2019 target and actual results exclude Argentina inflation and are shown at constant currency, calculated assuming no changes in the currency exchange rates from 2018 currency exchange rates. For comparative purposes, the 2018 Comparative Results for Revenue and Operating Income represent 2018 actual results under the Annual Incentive Plan, but adjusted to exclude Speedpay and Paymap due to the 2019 dispositions of such businesses. The performance grid provided payout opportunities for performance ranging from $5,287M to $5,527M for revenue and $1,039M to $1,094M for operating income.

2020 Proxy Statement	|	43

COMPENSATION DISCUSSION AND ANALYSIS

When the financial and strategic performance measures were established, and consistent with prior years, the committee determined that the effect of currency fluctuations, acquisitions and divestitures, including related costs, restructuring, and other significant charges not included in the Company’s internal 2019 financial plan should be excluded from the payout calculations to more closely align payouts with the underlying operating performance of the business. Accordingly, during 2019, the performance grid was adjusted to reflect the dispositions of Speedpay and Paymap in May 2019.

As it had in previous years, the Compensation Committee set the 2019 financial performance goals by establishing a grid based on the Company’s revenue and operating income. These performance measures were used in order to tie annual incentive compensation to measures of the Company’s financial performance that the committee deemed meaningful to and readily accessible by our investors.

The Compensation Committee established the performance goal grid and corresponding payout percentages based upon input from management regarding the Company’s expected performance in the upcoming year. The committee designed the grid to encourage strong, focused performance by our executives. The 2019 performance goal grid provided a payout of 100% of target if the Company achieved its internal operating plan for operating income and revenue (revenue of approximately $5.4 billion and operating income of approximately $1.1 billion, each measured on a constant currency basis), with a maximum initial payout level of 175% of target if revenue and operating income grew by 5.9% and 6.5%, respectively, as compared to 2018 actual performance.

Strategic Performance and Goal Setting. Participants in the 2019 Annual Incentive Plan had 30% of their award opportunity tied to the achievement of performance objectives based upon the Company’s strategic operating plan, with a focus on the Company’s growth imperatives (as measured by WU.com revenue and digital revenue generated from third parties providing the Company’s money transfer services, weighted 20%) and compliance execution objectives (weighted 10%). Performance levels of the objectives were designed to be achievable, but required the coordinated, cross-functional focus and effort of the executives. Following the establishment of the strategic performance goals, the Company entered into arrangements with financial institutions and other third parties to enable such entities to offer internet and app-based money transfer services to their own customers under their brands. While these arrangements were not contemplated at the time the strategic goals were established, the committee determined that it was appropriate to include them in its performance assessment as these arrangements were viewed as reflective of the successful execution of the Company’s digital growth imperatives under its strategic operating plan. Based on the achievement of the strategic performance objectives, the committee certified a payout equal to 97% of each NEO’s target allocated to the strategic performance objectives.

Individual Performance Modifier and Goal Setting. Other than for Mr. Ersek, each NEO’s payout under the 2019 Annual Incentive Plan was subject to a +/- 25% modifier based on the committee’s assessment of individual and business unit performance. In making its assessment, the committee considered the recommendations of the CEO based on his review of the performance of each NEO against the individual objectives established by the committee at the beginning of the year.

The committee believes the performance objectives established for each NEO are indicators of the executive’s success in fulfilling the executive’s responsibilities to the Company and support the Company’s strategic operating plan. The committee also believes that including an assessment of contributions towards the Company’s compliance initiatives, customer centric metrics, and leadership in each of the NEO’s individual and business unit objectives reinforces these objectives as priorities throughout the organization. The performance levels of the individual and business unit objectives were designed to be achievable, but required strong and consistent performance by the executive.

Each NEO other than Mr. Ersek is assigned key performance indicators (“KPIs”) under the 2019 Annual Incentive Plan, which are approved by the Compensation Committee. The KPIs for the 2019 Annual Incentive Plan were:

●	Business unit and corporate efficiency and cost-savings targets under the 2019 Board-approved plan to change the Company’s operating model and improve its business processes and cost structure (the “2019 Restructuring Initiative”);

●	Qualitative and quantitative assessments of leadership; and
●	Qualitative assessments of contributions to the Company’s culture of compliance.

Compliance Evaluation. The Company considers evaluation criteria related to compliance in its executive bonus system so that each Company executive is evaluated on what the executive has done to ensure that the executive’s business or department is in compliance with applicable U.S. laws. A failing score in compliance, including with respect to anti-money laundering and anti-fraud programs, will make the executive ineligible for any bonus for that year. In addition, the 2019 award agreements under the Annual Incentive Plan included clawback provisions, specifically authorizing the clawback of annual incentive payments due to compliance failures. In early 2020, the Compensation Committee determined that each NEO met the compliance-related evaluation criteria established by the Company and therefore determined that each actively serving NEO remained eligible for a bonus with respect to 2019.

44	|	The Western Union Company

COMPENSATION DISCUSSION AND ANALYSIS

NEO Payouts Under the 2019 Annual Incentive Plan. The following table sets forth each NEO’s 2019 target award opportunity expressed (i) as a percentage of 2019 base salary and (ii) in dollars and the annual incentive payouts received by each NEO.

EXECUTIVE	TARGET BONUS AS A % OF BASE SALARY	TARGET AWARD OPPORTUNITY ($000)	CORPORATE OBJECTIVES PAYOUT AT 101% OF TARGET ($000)	STRATEGIC OBJECTIVES PAYOUT AT 97% OF TARGET ($000)	+/- INDIVIDUAL PERFORMANCE MODIFIER	FINAL BONUS ($000)	FINAL BONUS AS A % OF TARGET
Hikmet Ersek	170%	$1,700.0	$1,207.0	$493.0	N/A	$1,700.0	100%
Raj Agrawal	100%	$630.0	$447.3	$182.7	14% modifier	$718.2	114%
Jean Claude Farah	90%	$450.0	$319.5	$130.5	8% modifier	$486.0	108%
Khalid Fellahi(1)	90%	$407.6	$289.4	$118.2	5% modifier	$427.9	105%
Caroline Tsai	90%	$405.0	$287.6	$117.4	11% modifier	$449.6	111%
Odilon Almeida(2)	100%	$650.0	$461.5	$188.5	N/A	$486.2	100%

(1)	On July 18, 2019, Mr. Fellahi’s target bonus was increased from 80% to 100% of base salary to reflect his 2019 promotion. The target amounts reported in this table reflect his blended target opportunity.

(2)	Mr. Almeida’s final bonus amount reflects his prorated payout based on the portion of the year during which he was employed by the Company.

Long-Term Incentive Compensation

The objectives for the long-term incentive awards for 2019 were to:

●	Align the interests of our executives with the interests of our stockholders by focusing on objectives that result in stock price appreciation;
●	Increase cross-functional executive focus in the coming years on key performance metrics through Financial PSUs;
●	Amplify executive focus on stockholder returns through TSR PSUs; and
●	Retain the services of executives through multi-year vesting provisions.

The Company’s long-term incentive program allows the Compensation Committee to award various forms of long-term incentive grants, including stock options, RSUs, performance-based equity and performance-based cash awards. The Compensation Committee approves all equity grants made to our senior executives, with the equity grants made to the CEO ratified by the independent directors of the Board. When making regular annual equity grants, the Compensation Committee’s practice is to approve them during the first quarter of each year as part of the annual compensation review. In addition to the factors listed in the table under “Elements of 2019 Executive Compensation Program,” the Compensation Committee also considers dilution of the Company’s outstanding shares when making equity grants.

2019 Annual Long-Term Incentive Awards. In early 2019, the Compensation Committee granted the NEOs long-term incentive awards under the Long-Term Incentive Plan. In approving the 2019 long-term incentive awards, the committee approved increases to the target award value for Ms. Tsai as compared to 2018 to more closely align her total direct compensation with the median of the market data. The following table sets forth the target award value, as of the date of grant, of the 2019 long-term incentive awards received by each NEO:

EXECUTIVE	TARGET GRANT VALUE ($000)
Hikmet Ersek	$7,000.0
Raj Agrawal	$2,400.0
Jean Claude Farah	$1,050.0
Khalid Fellahi	$700.0
Caroline Tsai	$1,100.0
Odilon Almeida	$2,000.0

2020 Proxy Statement	|	45

COMPENSATION DISCUSSION AND ANALYSIS

Once the target grant value is set for each NEO, the grant value is then allocated among PSUs, RSUs and stock options, as applicable. In 2019, the committee granted the long-term incentive allocation indicated below:

CEO 2019 LONG-TERM INCENTIVE AWARDS	OTHER NEO 2019 LONG-TERM INCENTIVE AWARDS

The committee believes that this mix is appropriate because it is designed to align the interests of our NEOs with the interests of our stockholders, drive long-term performance with respect to strategic measures, support retention of our NEOs and align with market practices as reported by Meridian.

Financial PSUs. The 2019 Financial PSU awards will vest if and only to the extent that specific performance goals for revenue and EBIT are met during the three-year cumulative performance period. The performance objectives under the 2019 Financial PSUs are based on a targeted constant currency compound annual growth rate (“CAGR”) for revenue and EBIT over the cumulative three-year performance period. At the beginning of the performance period, the committee established revenue and EBIT CAGR goals for the performance period, with revenue and EBIT each weighted 50%, a modification from the 2018 Financial PSUs, which weighted revenue 70% and EBIT 30%. The committee approved this design change in order to provide equal emphasis on revenue growth and the generation of earnings, both of which were deemed to support the creation of stockholder value. Under the terms of the awards, as much as 200% of the targeted Financial PSUs may be earned based on the Company’s performance with respect to the revenue and EBIT performance objectives over the three-year performance period. In addition, in order to vest in the award, the award recipient must remain employed through the third anniversary of the grant date (February 2022), except as otherwise provided under the Company’s Executive Severance Policy or the Long-Term Incentive Plan. The PSU performance goals were designed to be challenging but achievable with the coordinated, cross-functional focus and effort of the executives.

The Compensation Committee utilized revenue as an element in both the Company’s Annual Incentive Plan and long-term incentive program. When designing the Company’s 2019 executive compensation program, the Compensation Committee evaluated a range of performance metrics for purposes of the Company’s incentive programs and considered input from management and Meridian. Based on such review, the Compensation Committee determined that revenue continues to be viewed as a core driver of the Company’s performance and stockholder value creation and should remain a component in both the Annual Incentive Plan (measured over one year) and long-term incentive program (measured over three years). In recognition of the Company’s use of revenue in both the Annual and long-term incentive programs, the Compensation Committee continued its historical practice of supplementing the primary performance measures under the Annual Incentive Plan and long-term incentive program with additional performance measures in order to strike an appropriate balance with respect to incentivizing top-line growth, profitability, non-financial business imperatives and stockholder returns over both the short-term and long-term horizons.

Similar to the Annual Incentive Plan, when the financial performance objectives were established for the Financial PSUs, the committee determined that the effect of currency fluctuations, acquisitions and divestitures, including related costs, restructuring, and other significant charges not included in the Company’s internal financial plans should be excluded from the payout calculations. Consistent with the Company’s historical practices, under this plan design, the performance results for the Financial PSUs will be calculated using the prior year’s currency exchange rates.

46	|	The Western Union Company

COMPENSATION DISCUSSION AND ANALYSIS

The following table sets forth each NEO’s threshold, target and maximum award opportunity with respect to the 2019 Financial PSUs:

	2019 FINANCIAL PSU AWARD OPPORTUNITY
EXECUTIVE	THRESHOLD	TARGET	MAXIMUM
Hikmet Ersek	99,263	198,526	397,052
Raj Agrawal	33,633	67,265	134,530
Jean Claude Farah	14,715	29,429	58,858
Khalid Fellahi	9,810	19,619	39,238
Caroline Tsai	15,415	30,830	61,660
Odilon Almeida(1)	28,027	56,054	112,108

(1)	In connection with his departure and as a result of satisfying the age and service requirements for retirement vesting treatment, Mr. Almeida is eligible to receive prorated vesting of his 2019 Financial PSUs based on actual performance results and his period of service during the vesting period.

TSR PSUs. In 2019, the Company continued to grant TSR PSUs to enhance focus on stockholder returns. These TSR PSUs require the Company to achieve 60th percentile relative TSR performance versus the S&P 500 Index over a three-year performance period in order to earn target payout, with 30th percentile relative TSR performance resulting in threshold payout and 90th percentile relative TSR performance resulting in maximum payout.
This portion of the award is also subject to the participant’s continued service through the third anniversary of the grant date (February 2022), except as otherwise provided under the Company’s Executive Severance Policy or the Long-Term Incentive Plan.

The following table sets forth each NEO’s threshold, target and maximum award opportunities with respect to the 2019 TSR PSUs:

	2019 TSR PSU AWARD OPPORTUNITY
EXECUTIVE	THRESHOLD	TARGET	MAXIMUM
Hikmet Ersek	52,672	105,343	210,686
Raj Agrawal	17,392	34,783	69,566
Jean Claude Farah	7,609	15,218	30,436
Khalid Fellahi	5,073	10,145	20,290
Caroline Tsai	7,972	15,943	31,886
Odilon Almeida(1)	14,493	28,986	57,972

(1)	In connection with his departure and as a result of satisfying the age and service requirements for retirement vesting treatment, Mr. Almeida is eligible to receive prorated vesting of his 2019 TSR PSUs based on actual performance results and his period of service during the vesting period.

Annual RSU Awards. Service-vesting RSUs are granted to our NEOs to support retention and alignment of our NEOs’ interests with the interests of our stockholders. The annual RSU grants vest 100% on the third anniversary of the grant date, subject to the NEO’s continued service or as otherwise provided for under the Company’s Executive Severance Policy or the Long-Term Incentive Plan.

The following table sets forth each NEO’s 2019 annual RSU grant:

EXECUTIVE	ANNUAL RSU GRANT
Hikmet Ersek	39,706
Raj Agrawal	40,359
Jean Claude Farah	17,657
Khalid Fellahi	11,772
Caroline Tsai	18,498
Odilon Almeida(1)	33,633

(1)	In connection with his departure and as a result of satisfying the age and service requirements for retirement vesting treatment, Mr. Almeida is eligible to receive prorated vesting of his 2019 RSUs based on his period of service during the vesting period.

2020 Proxy Statement	|	47

COMPENSATION DISCUSSION AND ANALYSIS

Stock Option Award. With respect to Mr. Ersek, stock options are granted to further emphasize the achievement of long-term objectives and encourage long-term value creation as the stock options will have value to Mr. Ersek only if the Company’s stock price appreciates from the date of grant. The stock options vest in 25% annual increments over four years, subject to Mr. Ersek’s continued service or as otherwise provided for under the Company’s Executive Severance Policy or the Long-Term Incentive Plan and have a 10-year term. The committee believes that the Company’s 2019 long-term incentive design supports retention and represents a balanced reflection of stockholder returns and financial performance. For 2019, Mr. Ersek received options representing the right to purchase 549,020 shares of the Company’s common stock, subject to the satisfaction of the underlying service-based vesting conditions.

Dividend Equivalents. After reviewing market practices and the input of the Compensation Consultant, during 2019, the Compensation Committee modified the 2019 Financial PSUs and February 2019 RSUs to implement dividend equivalent rights. Because the retroactive implementation of dividend equivalent rights resulted in a modification under applicable accounting rules, the Company is required to report additional compensation in the 2019 Summary Compensation Table associated with such modification. Please see Footnote 2 to the 2019 Summary Compensation Table for further information.

Recognition RSU Awards. In March 2019, Mr. Fellahi received an additional RSU award of 5,647 RSUs with a target grant date fair value of $100,000. The Compensation Committee approved the additional RSU award in recognition of Mr. Fellahi’s role and efforts in developing and executing corporate strategy. Following Mr. Fellahi’s promotion to the role of President, Consumer Money Transfer, in November 2019, Mr. Fellahi received a promotional RSU award of 14,358 RSUs with a target grant date fair value of $400,000. The Compensation Committee approved the promotional RSU award in recognition of Mr. Fellahi’s performance and increased responsibilities associated with his new role. The recognition RSU awards granted to Mr. Fellahi in 2019 each vest 50% on each of the first and second anniversaries of their respective grant dates, subject to Mr. Fellahi’s continued employment through the applicable vesting date or as otherwise provided for under the Company’s Executive Severance Policy or the Long-Term Incentive Plan.

2017 PSU Awards. Under the terms of the 2017 PSUs, 2019 represented the final year of the three-year performance period for the 2017 Financial PSUs and the 2017 TSR PSUs. The 2017 Financial PSUs vested based on the extent to which the Company’s CAGR for revenue and operating income (weighted 70% and 30%, respectively, for the 2017 performance period, and each weighted 50% for the 2018 and 2019 performance periods) met certain performance goals based on each performance year’s actual performance as compared to the prior year, as well as a three-year positive CAGR in both revenue and operating income. The 2017 TSR PSUs vested based on the Company’s achievement of relative TSR performance versus the S&P 500 Index over a three-year performance period. Based on performance over the three-year performance period, as described further below, the 2017 PSUs vested as follows for each of the participating NEOs:

EXECUTIVE(1)	2017 TARGET FINANCIAL PSUs (#)	2017 EARNED FINANCIAL PSUs (#)	2017 TARGET TSR PSUs (#)	2017 EARNED TSR PSUs (#)
Hikmet Ersek	210,106	210,106	107,527	82,796
Raj Agrawal	60,576	60,576	31,873	24,543
Jean Claude Farah	31,803	31,803	16,734	12,886
Khalid Fellahi	21,202	21,202	11,156	8,591
Odilon Almeida(2)	54,518	49,710	28,686	20,141

(1)	Ms. Tsai commenced employment with the Company in late 2017 and, accordingly, did not receive 2017 PSUs.

(2)	In connection with his departure, Mr. Almeida was eligible to receive prorated vesting of his 2017 PSUs based on actual performance results and period served during the vesting period. The amounts reported represent Mr. Almeida’s prorated payout.

The 2017 Financial PSU and 2017 TSR PSU performance objectives and the achievement levels are set forth in the tables below. While the performance periods for the 2017 PSUs concluded as of December 31, 2019, these awards remained subject to service-based vesting conditions until the third anniversary of the grant date (February 2020). Pursuant to the terms of the underlying award agreements and consistent with the adjustment methodology used in prior years, the Compensation Committee excluded from the 2017 Financial PSU payout calculations charges incurred pursuant to settlement agreements with the United States Department of Justice, certain United States Attorney’s Offices, the United States Federal Trade Commission, the Financial Crimes Enforcement Network of the United States Department of Treasury, and various state attorneys general (the “Joint Settlement Agreements”) and costs associated with a January 4, 2018 consent order, which resolved a matter with the New York Department of financial services (the “NYDFS Consent Order”) relating to facts set forth in the Joint Settlement Agreements after considering that the

48	|	The Western Union Company

COMPENSATION DISCUSSION AND ANALYSIS

conduct at issue occurred mainly from 2004 to 2012 and that the Company had since taken substantial remedial measures and implemented compliance enhancements to improve its anti-fraud and anti-money laundering programs. In addition, the committee excluded from the payout calculations costs incurred in connection with (i) the Company’s WU Way program in 2016 and 2017, (ii) a 2017 goodwill impairment relating to our Business Solutions reporting unit (the “WUBS Impairment”), and (iii) the Company’s 2019 Restructuring Initiative. The committee viewed these costs as significant expenses not indicative of the Company’s day-to-day performance. The WUBS Impairment, which was primarily caused by a decrease in projected future revenue growth rates and EBITDA margins for Business Solutions and the impact of United States tax reform legislation enacted in December 2017, was a non-cash item and the impact of the reporting unit’s performance was already reflected in the Company’s overall results. Finally, with respect to the 2019 performance period for the 2017 payout calculation, revenue and operating income were adjusted to exclude Speedpay and Paymap due to the 2019 dispositions of these businesses.

2017 FINANCIAL PSUs (PERFORMANCE PERIOD 2017-2019)
PERFORMANCE OBJECTIVES	2017 FINANCIAL PSU PERFORMANCE GOALS	ACTUAL PERFORMANCE*
Targeted annual constant currency growth rate for revenue and operating income, comparing 2017 actual performance against 2016 actual performance (weighting 33-1/3%)	Revenue growth rate: 2.5% Operating income growth rate: 1.2%	Revenue growth rate = 112% achievement Operating income growth rate = 136% achievement
Targeted annual constant currency growth rate for revenue and operating income, comparing 2018 actual performance against 2017 actual performance (weighting 33-1/3%)	Revenue growth rate: 3.5% Operating income growth rate: 5.0%	Revenue growth rate = 95% achievement Operating income growth rate = 73% achievement
Targeted annual constant currency growth rate for revenue and operating income, comparing 2019 actual performance against 2018 actual performance (weighting 33-1/3%)	Revenue growth rate: 5.0% Operating income growth rate: 5.8%	Revenue growth rate = 74% achievement Operating income growth rate = 120% achievement
Overall Attainment Level 100%

*	At constant currency, calculated assuming no changes in the currency exchange rates from the prior year’s currency exchange rates.

2017 TSR PSUs (PERFORMANCE PERIOD 2017-2019)
PERFORMANCE GOALS
PERFORMANCE OBJECTIVE	THRESHOLD	TARGET	MAXIMUM	ACTUAL PERFORMANCE
TSR relative to S&P 500 Index*	30th percentile	60th percentile	90th percentile	46th percentile
Overall Attainment Level 77%

*	Relative TSR performance for purposes of the 2017 TSR PSUs was calculated based on the terms of the 2017 PSU award agreement, which requires using a beginning stock price calculated as the average company closing stock price for all trading days during December 2016 and an ending stock price calculated as the average company closing stock price for all trading days during December 2019. In determining the TSR for the companies in the S&P 500 Index, the S&P companies comprising the S&P Index on December 31, 2019 were used.

2020 Proxy Statement	|	49

COMPENSATION DISCUSSION AND ANALYSIS

Other Elements of Compensation

To remain competitive with other employers and to attract, retain, and motivate highly talented executives and other employees, we provide the benefits listed in the following table to our U.S.-based employees:

BENEFIT OR PERQUISITE	NAMED EXECUTIVE OFFICERS	OTHER OFFICERS AND KEY EMPLOYEES	ALL FULL-TIME AND REGULAR PART-TIME EMPLOYEES
401(k) Plan	✓	✓	✓
Supplemental Incentive Savings Plan (a nonqualified defined contribution plan)	✓	✓
Severance and Change-in-Control Benefits (Double-Trigger)	✓	✓	✓
Health and Welfare Benefits	✓	✓	✓
Limited Perquisites	✓	✓

Severance and Change-in-Control Benefits. The Company has an Executive Severance Policy for our executive officers. The policy helps accomplish the Company’s compensation philosophy of attracting and retaining exemplary talent. The committee believes it appropriate to provide executives with the rewards and protections afforded by the Executive Severance Policy. The policy reduces the need to negotiate individual severance arrangements with departing executives and protects our executives from termination for circumstances not of their doing. The committee also believes the policy promotes management independence and helps retain, stabilize, and focus the executive officers in the event of a change-in-control. In the event of a change-in-control, the policy’s severance benefits are payable only upon a “double trigger.” This means that severance benefits are triggered only when an eligible executive is involuntarily terminated (other than for cause, death, or disability), or terminates his or her own employment voluntarily for “good reason” (including a material reduction in title or position, reduction in base salary or bonus opportunity or an increase in the executive’s commute to his or her current principal working location of more than 50 miles without consent) within 24 months after the date of a change-in-control. Severance benefits under the policy are conditioned upon the executive executing an agreement and release that includes, among other things, non-competition and non-solicitation restrictive covenants and a release of claims against the Company. Upon his 2019 departure from the Company, Mr. Almeida became eligible for benefits under the terms of the Executive Severance Policy and retirement vesting under the applicable equity award agreements granted under the Long-Term Incentive Plan.

In addition, the Executive Severance Policy prohibits excise tax gross-up payments on change-in-control benefits for those individuals who became executives of the Company after April 2009. Mr. Ersek is the only Company employee who remains eligible for these excise tax gross-up payments because he became an executive of the Company prior to 2009.

As noted below, Mr. Farah is subject to an employment agreement, which is a customary practice for executives located in Dubai. Under the terms of Mr. Farah’s employment agreement, he is required to receive three months’ notice of termination of employment or, in lieu of such notice, three months of pay. In addition, Mr. Farah is also eligible for statutory end of service gratuity/severance amounts in accordance with local law. Any amounts due to Mr. Farah under the Executive Severance Policy will be reduced by any end of service gratuity/severance paid under the terms of his employment agreement or as required by local law.

Please see the “Executive Compensation—Potential Payments Upon Termination or Change-in-Control” section of this Proxy Statement for further information regarding the Executive Severance Policy, including amounts received by Mr. Almeida in connection with his departure, and the treatment of awards upon qualifying termination events or a change-in-control.

Retirement Savings Plans. The Company executives on U.S. payroll are eligible for retirement benefits through a qualified defined contribution 401(k) plan, the Incentive Savings Plan, and a nonqualified defined contribution plan, the Supplemental Incentive Savings Plan (“SISP”). The SISP provides a vehicle for additional deferred compensation with matching contributions from the Company. We maintain the Incentive Savings Plan and the SISP to encourage our employees to save some percentage of their cash compensation for their eventual retirement. Mr. Ersek participates in the qualified defined contribution retirement plan made available to eligible employees in Austria. The committee believes that these types of savings plans are consistent with competitive pay practices, and are an important element in attracting and retaining talent in a competitive market. Please see the 2019 Nonqualified Deferred Compensation Table in the “Executive Compensation” section of this Proxy Statement for further information regarding the Company’s retirement savings plans.

50	|	The Western Union Company

COMPENSATION DISCUSSION AND ANALYSIS

Benefits and Perquisites. The Company’s global benefit philosophy for employees, including executives, is to provide a package of benefits consistent with local practices and competitive within individual markets. While employed with the Company, each of our NEOs participates in the health and welfare benefit plans and fringe benefit programs generally available to all other Company employees in the individual market in which they are located. For example, Mr. Farah resides in Dubai where it is customary to provide certain fringe benefits, including annual housing, education, transportation, health and wellness and technology allowances.

The Company provided its NEOs with limited, yet competitive perquisites and other personal benefits that the Compensation Committee believes are consistent with the Company’s philosophy of attracting and retaining exemplary executive talent and, in some cases, such as the annual physical examination, the Company provides such personal benefits because the committee believes they are in the interests of the Company and its stockholders. The committee periodically reviews the levels of perquisites and other personal benefits provided to NEOs.

During 2018, the Company hired an outside security provider to perform a comprehensive security assessment with respect to certain Company personnel, including Mr. Ersek. Based on its security assessment, the outside security provider recommended certain home security services continue to be provided to Mr. Ersek and that Mr. Ersek continue to use corporate aircraft for certain business and personal travel. Accordingly, the Company paid for certain security services for Mr. Ersek and corporate aircraft for certain personal travel. Because the Company believes it is in the best interests of the Company and its stockholders to protect Mr. Ersek against possible security threats to him and his family members, the Company requires that Mr. Ersek accept such personal security protection. The Company also believes that the costs of this security are appropriate and necessary. Although the Company does not consider Mr. Ersek’s security services to be a perquisite or other personal benefit for the reasons described above, the Company has reported the costs related to security services for Mr. Ersek as well as the costs of corporate aircraft for personal travel in the “2019 All Other Compensation Table.” Occasionally, Mr. Ersek’s spouse or other guests may accompany him on corporate aircraft when the aircraft is already scheduled for business purposes and can accommodate additional passengers. In those cases, there is no additional aggregate incremental cost to the Company and, as a result, no amount is reflected in the “2019 All Other Compensation Table.” Also, in connection with the Company’s sponsorship of certain events and partnerships with various organizations and venues, certain perquisites, including tickets and parking access, are made available to officers and employees of the Company, including Mr. Ersek and the other NEOs. These perquisites have no additional aggregate incremental cost to the Company, and therefore, no amount is reflected in the “2019 All Other Compensation Table.”

Please see the “2019 All Other Compensation Table” in the “Executive Compensation” section of this Proxy Statement for further information regarding benefits and perquisites received by our NEOs in 2019.

Employment Arrangements. The Company generally executes an offer of employment before an executive joins the Company. This offer describes the basic terms of the executive’s employment, including his or her start date, starting salary, bonus target and long-term incentive award target. The terms of the executive’s employment are based thereafter on sustained good performance rather than contractual terms, and the Company’s policies, such as the Executive Severance Policy, will apply as warranted.

Under certain circumstances, the Compensation Committee recognizes that special arrangements with respect to an executive’s employment may be necessary or desirable. For example, Mr. Ersek, the Company, and a subsidiary of the Company entered into agreements in November 2009 relating to his 2009 promotion to Chief Operating Officer, which were amended effective September 2010 to reflect his 2010 promotion to President and CEO. Employment contracts are a competitive market practice in Austria where Mr. Ersek resided at the time he assumed his position as Chief Operating Officer and the Compensation Committee believes the terms of his agreements are consistent with those for similarly situated executives in Austria. Additionally, Mr. Farah and a subsidiary of the Company entered into an employment contract in June 2008 with respect to Mr. Farah’s employment with the Company. Employment contracts are a competitive market practice in Dubai where Mr. Farah resides, and the Compensation Committee believes the terms of his contract are consistent with those for similarly situated executives in Dubai. Please see the “Executive Compensation—Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table—Employment Arrangements” section of this Proxy Statement for a description of the material terms of the employment agreements with Messrs. Ersek and Farah.

Stock Ownership Guidelines

To align our executives’ interests with those of our stockholders and to assure that our executives own meaningful levels of Company stock throughout their tenures with the Company, the Compensation Committee established stock ownership guidelines that require each of the NEOs to own shares of the Company’s common stock worth a specified multiple of base salary. Under the stock ownership guidelines, the executives must retain, until the required ownership guideline levels have been achieved and thereafter if required to maintain the required ownership levels, at least 50% of after-tax shares resulting from the vesting of restricted stock and RSUs, including PSUs. The chart below shows the salary multiple guidelines and the equity holdings that count towards the requirement as of the Record Date. Each actively serving NEO has met, or is progressing towards meeting, his or her respective ownership guideline.

2020 Proxy Statement	|	51

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE	GUIDELINE	STATUS
Hikmet Ersek	6x salary	Meets guideline
Raj Agrawal	3x salary	Meets guideline
Jean Claude Farah	3x salary	Meets guideline
Khalid Fellahi	3x salary	Meets guideline
Caroline Tsai	3x salary	Must hold 50% of after-tax shares until guideline is met

WHAT COUNTS TOWARD THE GUIDELINE	WHAT DOES NOT COUNT TOWARD THE GUIDELINE
✓Company securities owned personally	✘Stock options
✓Shares held in any Company benefit plan	✘PSUs
✓After-tax value of service-based restricted stock awards and RSUs

Prohibition Against Pledging and Hedging of the Company’s Securities

The Company’s insider trading policies prohibit the Company’s executive officers and directors from pledging the Company’s securities, and prohibit all Company employees, including executive officers, and directors from engaging in hedging or short-term speculative trading of the Company’s securities, including, without limitation, short sales or put or call options involving the Company’s securities.

Clawback Policy

The Company maintains a clawback policy under which the Company may, in the Committee’s discretion and subject to applicable law, “clawback” incentive compensation paid to certain officers of the Company (generally defined as an individual subject to Section 16 of the Exchange Act as well as the Company’s Chief Compliance Officer) in the event of an accounting restatement or if such officer engaged in detrimental conduct, as defined in the clawback policy. In addition, the Company is permitted under the clawback policy, in the Committee’s discretion and subject to applicable laws, to clawback incentive compensation paid to such officers for conduct that is determined to have directly contributed to material compliance failures resulting in a failure to comply with applicable laws or regulations. Under this policy, if the Committee determines that incentive compensation is subject to clawback, the Company, subject to the direction of the Committee, has broad discretion to effect recovery of such amounts, including requiring a cash payment, canceling outstanding or deferred awards, reducing future compensation or other appropriate means. The Company continues to monitor this policy to ensure that it is consistent with applicable laws, including any requirements under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”).

52	|	The Western Union Company

EXECUTIVE COMPENSATION

The following table contains compensation information for our NEOs for the fiscal year ended December 31, 2019 and, to the extent required under the SEC executive compensation disclosure rules, the fiscal years ended December 31, 2018 and December 31, 2017.

2019 SUMMARY COMPENSATION TABLE

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($000)(1)	BONUS ($000)	STOCK AWARDS ($000)(2)	OPTION AWARDS ($000)(2)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($000)(3)	CHANGE IN PENSION VALUE AND NON- QUALIFIED DEFERRED COMPENSATION EARNINGS ($000)	ALL OTHER COMPENSATION ($000)(4)	TOTAL ($000)
Hikmet Ersek(5) President and Chief Executive Officer	2019	1,000.0	—	5,600.0	1,400.0	1,700.0	—	399.5	10,099.5
	2018	1,000.0	—	5,148.5	1,400.0	1,390.6	—	236.2	9,175.3
	2017	1,000.0	—	5,181.9	1,400.0	1,731.0	—	413.5	9,726.4
Raj Agrawal Chief Financial Officer	2019	630.0	—	2,400.0	—	718.2	—	56.5	3,804.7
	2018	630.0	—	2,193.6	—	534.2	—	73.7	3,431.5
	2017	590.0	—	1,839.3	—	769.4	—	53.8	3,252.5
Jean Claude Farah(6) President, Global Network	2019	500.0	—	1,050.0	—	486.0	—	179.4	2,215.4
	2018	500.0	—	959.7	—	354.6	—	176.3	1,990.6
	2017	500.0	—	965.6	—	519.3	—	179.8	2,164.7
Khalid Fellahi President, Consumer Money Transfer	2019	451.7	27.8	1,200.0	—	427.9	—	128.1	2,235.5
	2018	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	2017	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Caroline Tsai Chief Legal Officer and Corporate Secretary	2019	450.0	—	1,100.0	—	449.6	—	34.4	2,034.0
	2018	450.0	—	1,057.6	—	309.8	—	129.3	1,946.7
	2017	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Odilon Almeida(7) Former EVP, President — Global Money Transfer	2019	487.5	—	2,000.0	—	486.2	—	2,093.9	5,067.6
	2018	650.0	—	1,828.0	—	531.7	—	57.3	3,067.0
	2017	650.0	—	1,655.3	—	704.3	—	51.9	3,061.5

Footnotes:

(1)	Except with respect to salary adjustments in connection with promotions, any salary adjustments are effective as of March of each reporting year.

(2)	The amounts reported in these columns for 2019 represent equity grants to the NEOs under the Long-Term Incentive Plan. The amounts reported in these columns are valued based on the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. The amounts included in the Stock Awards column for the PSUs granted during 2019 are calculated based on the probable satisfaction of the performance conditions for such awards as of the date of grant. Assuming the highest level of performance is achieved for the 2019 Financial PSUs, the maximum value of the 2019 Financial PSUs would be as follows: Mr. Ersek - $7,000.0; Mr. Agrawal - $2,400.0; Mr. Farah - $1,050.0; Mr. Fellahi - $700.0; Ms. Tsai - $1,100.0; and Mr. Almeida - $2,000.0. Under FASB ASC Topic 718, the vesting condition related to the TSR PSUs is considered a market condition and not a performance condition. Accordingly, there is no grant date fair value below or in excess of the amount reflected in the table above for the NEOs that could be calculated and disclosed based on achievement of the underlying market condition. For 2019, the amounts also include the incremental fair value associated with modifications to the 2019 Financial PSUs and February 2019 RSUs in connection with the retroactive implementation of dividend equivalents on such awards, as follows: Mr. Ersek - $533.6; Mr. Agrawal - $242.1; Mr. Farah - $105.9; Mr. Fellahi - $77.2; Ms. Tsai - $111.0; and Mr. Almeida - $201.8. During 2019, the Committee amended the 2019 Financial PSUs and February 2019 RSUs to institute dividend equivalent rights. Because the retroactive implementation of dividend equivalent rights resulted in a modification under applicable accounting rules, the Company is required to report additional compensation in the 2019 Summary

2020 Proxy Statement	|	53

EXECUTIVE COMPENSATION

Compensation Table associated with such modification. Dividend equivalents with respect to the 2019 Financial PSUs and 2019 RSUs will be paid to the extent the underlying PSUs and RSUs are earned. For purposes of this table, the number of Financial PSUs modified is assumed to be the target amount. See Note 17 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the years ended December 31, 2019 and 2018, respectively, and Note 16 to the Consolidated Financial Statements included in our Annual Reports on Form 10-K for the year ended December 31, 2017 for a discussion on the relevant assumptions used in calculating the amounts reported for the applicable year.

(3)	For 2019, the amounts reflect the actual cash bonus received under the Annual Incentive Plan.

(4)	Amounts included in this column for 2019 are set forth by category in the 2019 All Other Compensation Table below.

(5)	For 2019, Mr. Ersek’s salary is denominated in U.S. dollars but is paid to or on behalf of Mr. Ersek in euros, based on a conversion rate determined prior to payment each quarter. Contributions made to the Austrian retirement plan on behalf of Mr. Ersek are denominated in euros and converted to U.S. dollars for disclosure in the proxy. The conversion rates of .884956, .883236, .892777, and .903506 were applied for quarters one, two, three, and four, respectively.

(6)	For 2019, Mr. Farah’s salary is denominated in U.S. dollars but is paid to or on behalf of Mr. Farah in Emirati dirham, based on a conversion rate that was determined for 2019 and each calendar quarter. The conversion rates of .272251, .272252, .272252, and .272251 were applied for quarters one, two, three, and four, respectively. Contributions made to the CFE retirement fund on behalf of Mr. Farah and Mr. Fellahi are denominated in euros and converted to U.S. dollars for disclosure in the proxy. The conversion rates of .884956, .883236, .892777, and .903506 were applied for quarters one, two, three, and four, respectively.

(7)	Mr. Almeida stepped down as an executive officer, effective June 30, 2019, after which he served in a senior advisory capacity until he departed from the Company on September 30, 2019.

2019 ALL OTHER COMPENSATION TABLE

NAME	PERQUISITES & OTHER PERSONAL BENEFITS ($000)(1)	TAX REIMBURSEMENTS ($000)	COMPANY CONTRIBUTIONS TO DEFINED CONTRIBUTION PLANS ($000)(2)	INSURANCE PREMIUMS ($000)	POST- TERMINATION PAYMENTS ($000)(3)	TOTAL ($000)
Hikmet Ersek	300.0	0.2	74.4	24.9	—	399.5
Raj Agrawal	6.5	1.8	46.6	1.6	—	56.5
Jean Claude Farah	152.9	—	8.1	18.4	—	179.4
Khalid Fellahi	—	48.0	78.2	1.9	—	128.1
Caroline Tsai	2.9	—	30.4	1.1	—	34.4
Odilon Almeida	0.1	—	42.0	2.3	2,049.5	2,093.9

Footnotes:

(1)	Amounts shown in this column for Mr. Ersek include the incremental cost or valuation of personal jet usage ($285,471), car service/allowances, and executive security costs. Following a comprehensive security assessment conducted by an independent security firm in 2018, the Board of Directors advised Mr. Ersek to utilize the Company’s leased aircraft for personal travel at the Company’s expense. Those personal travel expenses reported in this column were valued on the basis of the aggregate incremental cost to the Company and represent the amount accrued for payment or paid directly to the third-party vendor from which the Company leases corporate aircraft. For Mr. Agrawal, the amounts in this column include sporting and entertainment event tickets. For Ms. Tsai, the amounts in this column include sporting and entertainment event tickets and costs related to health and wellness. For Mr. Farah, the amounts in this column include housing ($108,901), education, health and wellness and transportation allowances, service anniversary award, and annual plane tickets to Mr. Farah’s home country for Mr. Farah and his dependents. For Mr. Almeida, the amounts in this column include costs related to reward and recognition point cards.

(2)	Amounts shown in this column represent (i) contributions made by the Company on behalf of each of the NEOs, except for Messrs. Ersek and Farah, to the Company’s Incentive Savings Plan and/or the Supplemental Incentive Savings Plan, (ii) contributions made by the Company on behalf of Mr. Ersek to the Company’s defined contribution plan in Austria, the Victoria Volksbanken Pensionskassen AG, and (iii) contributions made by the Company on behalf of Mr. Farah and Mr. Fellahi to the CFE retirement fund.

(3)	The amount shown in this column represents payments made to Mr. Almeida pursuant to his separation agreement. Please see the “—Potential Payments Upon Termination or Change-in-Control” section of this Proxy Statement for further information regarding the amount of compensation received or to be received by Mr. Almeida in connection with his separation.

54	|	The Western Union Company

EXECUTIVE COMPENSATION

The following table summarizes awards made to our NEOs in 2019.

2019 GRANTS OF PLAN-BASED AWARDS TABLE

			ESTIMATED POSSIBLE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS(1)		ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS (#)	ALL OTHER OPTION AWARDS: NUMBER OF SECURITIES UNDERLYING OPTIONS (#)(2)	EXERCISE OR BASE PRICE OF OPTION AWARDS ($/Sh)	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS ($000)(3)
NAME	GRANT DATE	APPROVAL DATE	TARGET ($000)	MAXIMUM ($000)	THRESHOLD (#)	TARGET (#)	MAXIMUM (#)
Hikmet Ersek			1,700.0	2,975.0
	2/21/19	2/21/19			99,263(4)	198,526(4)	397,052(4)				3,055.3
	2/21/19	2/21/19			52,672(5)	105,343(5)	210,686(5)				1,400.0
	2/21/19	2/21/19						39,706(6)			611.1
	2/21/19	2/21/19							549,020	$17.63	1,400.0
	N/A	N/A						238,232(7)			533.6
Raj Agrawal			630.0	1,260.0
	2/20/19	2/20/19			33,633(4)	67,265(4)	134,530(4)				1,048.7
	2/20/19	2/20/19			17,392(5)	34,783(5)	69,566(5)				480.0
	2/20/19	2/20/19						40,359(6)			629.2
	N/A	N/A						107,624(7)			242.1
Jean Claude Farah			450.0	900.0
	2/20/19	2/20/19			14,715(4)	29,429(4)	58,858(4)				458.8
	2/20/19	2/20/19			7,609(5)	15,218(5)	30,436(5)				210.0
	2/20/19	2/20/19						17,657(6)			275.3
	N/A	N/A						47,086(7)			105.9
Khalid Fellahi			407.6	815.2
	2/20/19	2/20/19			9,810(4)	19,619(4)	39,238(4)				305.9
	2/20/19	2/20/19			5,073(5)	10,145(5)	20,290(5)				140.0
	2/20/19	2/20/19						11,772(6)			183.5
	3/07/19	3/07/19						5,647(6)			93.4
	11/07/19	9/25/19						14,358(6)			400.0
	N/A	N/A						37,038 (7)			77.2
Caroline Tsai			405.0	810.0
	2/20/19	2/20/19			15,415(4)	30,830(4)	61,660(4)				480.6
	2/20/19	2/20/19			7,972(5)	15,943(5)	31,886(5)				220.0
	2/20/19	2/20/19						18,498(6)			288.4
	N/A	N/A						49,328(7)			111.0
Odilon Almeida			650.0	1,300.0
	2/20/19	2/20/19			28,027(4)	56,054(4)	112,108(4)				873.9
	2/20/19	2/20/19			14,493(5)	28,986(5)	57,972(5)				400.0
	2/20/19	2/20/19						33,633(6)			524.3
	N/A	N/A						89,687(7)			201.8

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EXECUTIVE COMPENSATION

Footnotes:

(1)	These amounts consist of the target and maximum cash award levels set in 2019 under the Annual Incentive Plan. In the case of Mr. Fellahi, his target and maximum cash award levels are pro-rated to reflect the mid-year increase in his target opportunity in connection with his 2019 promotion. The amount actually paid to each NEO is included in the Non-Equity Incentive Plan Compensation column in the 2019 Summary Compensation Table. Please see “Compensation Discussion and Analysis” for further information regarding the Annual Incentive Plan.

(2)	This amount represents stock options granted under the Long-Term Incentive Plan to Mr. Ersek. These options vest in 25% increments on each of the first through fourth year anniversaries of the date of grant; provided that Mr. Ersek is still employed by the Company on the applicable vesting date or as otherwise provided for pursuant to the Executive Severance Policy or award agreements under the Long-Term Incentive Plan. Please see “Compensation Discussion and Analysis” for further information regarding this award.

(3)	The amounts shown in this column are valued based on the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 and, in the case of the PSUs, are based upon the probable outcome of the applicable performance conditions. In addition, the amounts associated with footnote 7 represent the incremental fair value associated with modifications to the 2019 Financial PSUs and February 2019 RSUs in connection with the retroactive implementation of dividend equivalents on such awards and do not represent new grants. See Note [17] to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2019 for a discussion of the relevant assumptions used in calculating the amounts.

(4)	These amounts represent the threshold, target and maximum Financial PSUs granted under the Long-Term Incentive Plan. These Financial PSUs are scheduled to vest on February 20, 2022 (or, in the case of Mr. Ersek, February 21, 2022), subject to the achievement of threshold revenue and EBIT performance goals over a three-year performance period. Please see “Compensation Discussion and Analysis” for further information regarding this award. The Financial PSU award includes cash dividend equivalent rights entitling the recipient to cash dividend equivalents for dividends paid with respect to Company common stock subject to the award during the PSU vesting period. The cash dividend equivalents are subject to the same vesting conditions as the underlying Financial PSUs. In connection with his separation from the Company, Mr. Almeida is scheduled to receive a prorated portion of this award.

(5)	These amounts represent the threshold, target and maximum TSR PSUs granted under the Long-Term Incentive Plan. These TSR PSUs are scheduled to vest on February 20, 2022 (or, in the case of Mr. Ersek, February 21, 2022) based on the Company’s relative TSR performance versus the S&P 500 Index over a three-year performance period. Please see “Compensation Discussion and Analysis” for further information regarding this award. In connection with his separation from the Company, Mr. Almeida is scheduled to receive a prorated portion of this award.

(6)	These amounts represent RSUs granted under the Long-Term Incentive Plan to the NEOs. Mr. Fellahi’s RSUs granted on March 7, 2019 and November 7, 2019 each vest 50% on each of the first and second anniversaries of the respective date of grant, and the remaining RSUs reported in this column vest 100% on February 20, 2022 (or, in the case of Mr. Ersek, February 21, 2022), in each case provided that the executive is still employed by the Company on the vesting date or as otherwise provided for pursuant to the Executive Severance Policy or award agreements under the Long-Term Incentive Plan. Please see “Compensation Discussion and Analysis” for further information regarding these RSU grants. Each RSU award includes cash dividend equivalent rights entitling the recipient to cash dividend equivalents for dividends paid with respect to the Company common stock subject to the award during the RSU vesting period. The cash dividend equivalents are subject to the same vesting conditions as the underlying RSUs.

(7)	These amounts represent the February 2019 Financial PSUs (at target) and February 2019 RSUs that were modified by the retroactive implementation of dividend equivalents and do not reflect new equity awards. Because the retroactive implementation of dividend equivalent rights resulted in a modification under applicable accounting rules, the Company is required to report additional compensation in the 2019 Summary Compensation Table associated with such modification. Dividend equivalents with respect to the 2019 Financial PSUs and 2019 RSUs will be paid to the extent the underlying PSUs and RSUs are earned.

NARRATIVE TO SUMMARY COMPENSATION TABLE AND GRANTS OF PLAN-BASED AWARDS TABLE

EMPLOYMENT ARRANGEMENTS

As noted in the “Compensation Discussion and Analysis,” the Company generally executes an offer of employment prior to the time an executive joins the Company which describes the basic terms of the executive’s employment, including his or her start date, starting salary, bonus target, and long-term incentive award target. The terms of the executive’s employment are based thereafter on sustained good performance rather than contractual terms, and the Company’s policies, such as the Executive Severance Policy, will determine the benefits to be received by senior executives, including our NEOs, upon termination of employment from the Company. Please see the “—Potential Payments Upon Termination or Change-in-Control” section for a description of the policy.

As noted in the “Compensation Discussion and Analysis,” under certain circumstances, the Compensation Committee recognizes that special arrangements with respect to an executive’s employment may be necessary or desirable. Accordingly, during 2019, Messrs. Ersek and Farah were each party to an employment agreement, which reflects competitive practices in the employment locations

56	|	The Western Union Company

EXECUTIVE COMPENSATION

of Messrs. Ersek and Farah at the time the respective agreement became effective. The terms of Messrs. Ersek and Farah’s employment agreements provide for (i) eligibility to participate in an annual incentive program and Long-Term Incentive Plan and (ii) eligibility to participate in retirement, health, and welfare benefit programs on the same basis as similarly situated employees in Austria and Dubai, respectively. Messrs. Ersek and Farah’s employment agreements also include non-competition, non-solicitation, and confidentiality provisions.

AWARDS

In 2019, the Compensation Committee granted long-term incentive awards under the Long-Term Incentive Plan consisting of (i) 50% Financial PSUs (vesting based on both revenue and EBIT growth goals), 20% TSR PSUs, 20% stock options, and 10% service-based RSUs for Mr. Ersek, and (ii) 50% Financial PSUs (vesting based on both revenue and EBIT growth goals), 20% TSR PSUs, and 30% service-based RSUs for the other NEOs. Please see the “Compensation Discussion and Analysis” section of this Proxy Statement for further information regarding the 2019 long-term incentive awards, including the performance metrics applicable to the 2019 PSUs.

At its February 2019 meeting, the Compensation Committee established performance objectives to be considered under the Annual Incentive Plan for the 2019 plan year. As discussed in the “Compensation Discussion and Analysis” section of this Proxy Statement, participants are eligible to receive a cash payout ranging from 0% to 175% of target based on the achievement of pre-established corporate financial and strategic goals. The total payout under the Annual Incentive Plan for the NEOs other than Mr. Ersek is subject to a +/- 25% modifier based on the committee’s assessment of individual performance with respect to key performance indicators relating to the Company’s 2019 Restructuring Initiative, leadership and compliance. Please see the “Compensation Discussion and Analysis” section of this Proxy Statement for more information regarding the annual incentive awards, including the performance metrics applicable to such awards.

SALARY AND BONUS IN PROPORTION TO TOTAL COMPENSATION

As noted in the “Compensation Discussion and Analysis” section of this Proxy Statement, the Compensation Committee heavily weighted total direct compensation toward performance-based elements, which include annual incentive compensation and PSUs and stock options, in order to hold executives accountable and reward them for the results of the Company. Our Compensation Committee structured the compensation program to give our NEOs substantial alignment with stockholders, while also permitting the committee to incentivize the NEOs to pursue performance that it believes increases stockholder value. Please see the “Compensation Discussion and Analysis” section of this Proxy Statement for a description of the objectives of our compensation program and overall compensation philosophy.

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The following table provides information regarding outstanding option awards and unvested stock awards held by each of the NEOs on December 31, 2019.

2019 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

	OPTION AWARDS				STOCK AWARDS
NAME	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UNEXERCISABLE	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($000)(1)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($000)(1)
Hikmet Ersek	—	549,020(2)	17.63	2/21/2029	39,706(6)	1,063.3	397,052(16)	10,633.1
	95,890	287,672(3)	20.09	2/22/2028	34,844(7)	933.1	210,686(17)	5,642.2
	207,101	207,101(4)	19.99	2/22/2027	210,106(8)	5,626.6	348,434(18)	9,331.1
	317,220	105,741(5)	18.19	2/19/2026	82,796(9)	2,217.3	132,326(19)	3,543.7
	336,135		19.27	2/19/2025
	303,798		15.99	2/20/2024
	400,810		17.86	2/23/2022
	233,859		21.00	2/24/2021
Raj Agrawal	84,034		19.27	2/19/2025	40,359(6)	1,080.8	134,530(16)	3,602.7
	65,823		15.99	2/20/2024	35,839(7)	959.8	69,566(17)	1,863.0
	134,063		14.00	2/20/2023	60,576(8)	1,622.2	119,464(18)	3,199.2
	86,843		17.86	2/23/2022	24,543(9)	657.3	45,326(19)	1,213.8
	24,796		16.49	9/15/2021	20,192(10)	540.7
	16,895		21.00	2/24/2021
	24,553		16.00	2/24/2020
Jean Claude	44,818		19.27	2/19/2025	17,657(6)	472.9	58,858(16)	1,576.2
Farah	10,127		15.99	2/20/2024	15,680(7)	419.9	30,436(17)	815.1
	33,401		17.86	2/23/2022	31,803(8)	851.7	52,266(18)	1,399.7
	28,157		21.00	2/24/2021	12,886(9)	345.1	19,832(19)	531.1
					10,601(10)	283.9

58	|	The Western Union Company

EXECUTIVE COMPENSATION

	OPTION AWARDS				STOCK AWARDS
NAME	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UNEXERCISABLE	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($000)(1)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($000)(1)
Khalid Fellahi	28,012		19.27	2/19/2025	11,772(6)	315.3	39,238(16)	1,050.8
	16,895		21.00	2/24/2021	10,453(7)	279.9	20,290(17)	543.4
					21,202(8)	567.8	34,844(18)	933.1
					8,591(9)	230.1	13,222(19)	354.1
					7,068(10)	189.3
					14,358(11)	384.5
					5,647(12)	151.2
Caroline Tsai					18,498(6)	495.4	61,660(16)	1,651.3
					13,440(7)	359.9	31,886(17)	853.9
					6,809(13)	182.3	44,800(18)	1,199.7
					6,873(14)	184.1	16,998(19)	455.2
Odilon Almeida					49,710(8)	1,331.2	22,710(16)	608.2
					20,141(9)	539.4	11,744(17)	314.5
					38,566(15)	1,032.8	53,230(18)	1,425.5
							20,196(19)	540.8

Footnotes:

(1)	The market value of shares or units of stock that have not vested reflects the closing stock price of $26.78 per share on December 31, 2019.

(2)

These options were awarded on February 21, 2019, and vest in 25% increments on each of the first through fourth year anniversaries of the date of grant; provided that the executive is still employed by the Company on the applicable vesting date or as otherwise provided for pursuant to the Executive Severance Policy or Long-Term Incentive Plan.

(3)

These options were awarded on February 22, 2018, and vest in 25% increments on each of the first through fourth year anniversaries of the date of grant; provided that the executive is still employed by the Company on the applicable vesting date or as otherwise provided for pursuant to the Executive Severance Policy or Long-Term Incentive Plan.

(4)

These options were awarded on February 22, 2017, and vest in 25% increments on each of the first through fourth year anniversaries of the date of grant; provided that the executive is still employed by the Company on the applicable vesting date or as otherwise provided for pursuant to the Executive Severance Policy or Long-Term Incentive Plan.

(5)	These options vested on February 19, 2020.

(6)

Represents RSUs that are scheduled to vest on February 20, 2022 (or, in the case of Mr. Ersek, February 21, 2022); provided that the executive is still employed by the Company on the vesting date or as otherwise provided for pursuant to the Executive Severance Policy or Long-Term Incentive Plan.

(7)

Represents RSUs that are scheduled to vest on February 21, 2021 (or, in the case of Mr. Ersek, February 22, 2021); provided that the executive is still employed by the Company on the vesting date or as otherwise provided for pursuant to the Executive Severance Policy or Long-Term Incentive Plan.

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EXECUTIVE COMPENSATION

(8)

Represents PSUs that vested on February 21, 2020 (or, in the case of Mr. Ersek, February 22, 2020) based on the Company’s revenue and operating income performance during 2017, 2018 and 2019. In connection with his separation from the Company, Mr. Almeida’s PSUs vested on a prorated basis.

(9)

Represents PSUs that vested on February 21, 2020 (or, in the case of Mr. Ersek, February 22, 2020) based on the Company’s TSR performance relative to the S&P 500 Index over the 2017–2019 performance period. In connection with his separation from the Company, Mr. Almeida’s PSUs vested on a prorated basis.

(10)	Represents RSUs that vested on February 21, 2020.

(11)

Represents RSUs that were awarded on November 7, 2019, which vest in 50% increments on each of the first and second year anniversaries of the date of grant; provided that the executive is still employed by the Company on the applicable vesting date or as otherwise provided for pursuant to the Executive Severance Policy or Long-Term Incentive Plan.

(12)

Represents RSUs that were awarded on March 7, 2019, which vest in 50% increments on each of the first and second year anniversaries of the date of grant; provided that the executive is still employed by the Company on the applicable vesting date or as otherwise provided for pursuant to the Executive Severance Policy or Long-Term Incentive Plan.

(13)

Represents RSUs that were awarded on December 5, 2018, which vest in 50% increments on each of the first and second year anniversaries of the date of grant; provided that the executive is still employed by the Company on the applicable vesting date or as otherwise provided for pursuant to the Executive Severance Policy or Long-Term Incentive Plan.

(14)

Represents RSUs that were awarded on December 6, 2017, which vest in one-third increments on each of the first through third year anniversaries of the date of grant; provided that the executive is still employed by the Company on the applicable vesting date or as otherwise provided for pursuant to the Executive Severance Policy or Long-Term Incentive Plan.

(15)

Represents RSUs that vested on a prorated basis upon Mr. Almeida’s retirement on September 30, 2019. Because Mr. Almeida is a “specified employee” for purposes of Section 409A of the Internal Revenue Code, Mr. Almeida’s RSUs may not be settled prior to the six-month anniversary of his separation from service.

(16)

Represents PSUs that are scheduled to vest on February 20, 2022 (or, in the case of Mr. Ersek, February 21, 2022) based on the Company’s revenue and EBIT performance over the 2019–2021 performance period; provided that the executive is still employed by the Company on the vesting date or as otherwise provided for pursuant to the Executive Severance Policy or Long-Term Incentive Plan. In accordance with the SEC executive compensation disclosure rules, the amounts reported are based on achieving the maximum performance goals. In connection with his separation from the Company, Mr. Almeida’s PSUs are scheduled to vest on a prorated basis.

(17)

Represents PSUs that are scheduled to vest on February 20, 2022 (or, in the case of Mr. Ersek, February 21, 2022) based on the Company’s TSR performance relative to the S&P 500 Index over the 2019–2021 performance period; provided that the executive is still employed by the Company on the vesting date or as otherwise provided for pursuant to the Executive Severance Policy or Long-Term Incentive Plan. In accordance with the SEC executive compensation disclosure rules, the amounts reported are based on achieving the maximum performance goals. In connection with his separation from the Company, Mr. Almeida’s PSUs are scheduled to vest on a prorated basis.

(18)

Represents PSUs that are scheduled to vest on February 21, 2021 (or, in the case of Mr. Ersek, February 22, 2021) based on the Company’s revenue and EBIT performance over the 2018–2020 performance period; provided that the executive is still employed by the Company on the vesting date or as otherwise provided for pursuant to the Executive Severance Policy or Long-Term Incentive Plan. In accordance with the SEC executive compensation disclosure rules, the amounts reported are based on achieving the maximum performance goals. In connection with his separation from the Company, Mr. Almeida’s PSUs are scheduled to vest on a prorated basis.

(19)

Represents PSUs that are scheduled to vest on February 21, 2021 (or, in the case of Mr. Ersek, February 22, 2021) based on the Company’s TSR performance relative to the S&P 500 Index over the 2018–2020 performance period; provided that the executive is still employed by the Company on the vesting date or as otherwise provided for pursuant to the Executive Severance Policy or Long-Term Incentive Plan. In accordance with the SEC executive compensation disclosure rules, the amounts reported are based on achieving the maximum performance goals. In connection with his separation from the Company, Mr. Almeida’s PSUs are scheduled to vest on a prorated basis.

60	|	The Western Union Company

EXECUTIVE COMPENSATION

The following table provides information concerning the exercise of stock options and vesting of stock awards during 2019 for each of the NEOs.

2019 OPTION EXERCISES AND STOCK VESTED TABLE

	OPTION AWARDS		STOCK AWARDS
NAME	NUMBER OF SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED ON EXERCISE ($)	NUMBER OF SHARES ACQUIRED ON VESTING (#)	VALUE REALIZED ON VESTING ($)
Hikmet Ersek	1,068,136	5,211,631	180,100	3,212,984
Raj Agrawal	21,950	142,528	60,528	1,079,095
Jean Claude Farah	—	—	30,264	539,547
Khalid Fellahi	49,948	212,793	18,600	331,571
Caroline Tsai	—	—	13,681	367,336
Odilon Almeida	170,248	881,722	49,524	882,915

The following table provides information regarding compensation that has been deferred by our NEOs pursuant to the terms of our Supplemental Incentive Savings Plan.

2019 NONQUALIFIED DEFERRED COMPENSATION TABLE

NAME	EXECUTIVE CONTRIBUTIONS IN LAST FY ($000)(1)	REGISTRANT CONTRIBUTIONS IN LAST FY ($000)(2)	AGGREGATE EARNINGS IN LAST FY ($000)	AGGREGATE WITHDRAWALS/ DISTRIBUTIONS ($000)	AGGREGATE BALANCE AT LAST FYE ($000)(3)
Hikmet Ersek	—	—	—	—	—
Raj Agrawal	58.2	35.4	315.8	—	1,382.1
Jean Claude Farah	—	—	—	—	—
Khalid Fellahi	—	—	—	—	—
Caroline Tsai	38.0	19.2	17.8	—	132.3
Odilon Almeida	52.5	30.8	137.4	—	850.5

Footnotes:

(1)

These amounts represent deferrals of the NEO’s salary and compensation received under the Annual Incentive Plan and are included in the “Salary” and “Non-Equity Incentive Plan Compensation” columns in the 2019 Summary Compensation Table.

(2)	These amounts are included in the “All Other Compensation” column in the 2019 Summary Compensation Table.

(3)

Amounts in this column include the following amounts that were previously reported in the Summary Compensation Table as compensation for 2018 and 2017 (in $000s): Mr. Agrawal–$206.1, Ms. Tsai–$28.8 and Mr. Almeida–$209.0.

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EXECUTIVE COMPENSATION

INCENTIVE SAVINGS PLAN

We maintain a defined contribution retirement plan (the “Incentive Savings Plan” or “ISP”) for our employees on United States payroll, including each of our NEOs other than Messrs. Ersek and Farah. The ISP is structured with the intention of qualifying under Section 401(a) of the Internal Revenue Code. Under the ISP, participants are permitted to make contributions up to the maximum allowable amount under the Internal Revenue Code. In addition, we make matching contributions equal to 100% of the first 3% of eligible compensation contributed by participants and 50% of the next 2% of eligible compensation contributed by participants. For 2019, each participating NEO was eligible to receive a Company contribution equal to 4% of his or her eligible compensation. During 2019, Mr. Ersek participated in the qualified retirement savings plan made available to eligible employees in Austria. During 2019, Mr. Farah and Mr. Fellahi participated in the Caisse des Français de l’Etranger (the “CFE Retirement Fund”), which provides for continued coverage under the French State Social Security System for French citizens who work outside of France. On behalf of the employee, the CFE Retirement Fund contributes to the National Retirement Insurance Fund (“CNAV”) allowing the employee to receive pension benefits from the CNAV upon retirement.

SUPPLEMENTAL INCENTIVE SAVINGS PLAN

We maintain a nonqualified supplemental incentive savings plan (the “SISP”) for certain of our employees on U.S. payroll, including each of our NEOs other than Messrs. Ersek and Farah. Under the SISP, participants may defer up to 80% of their salaries, including commissions and incentive compensation (other than annual bonuses), and may make a separate election to defer up to 80% of any annual bonuses and up to 100% of any performance-based cash awards they may earn. The SISP also provides participants the opportunity to receive credits for matching contributions equal to the difference between the matching contributions that a participant could receive under the ISP but for the contribution and compensation limitations imposed by the Internal Revenue Code, and the matching contributions allowable to the participant under the ISP. Participants are generally permitted to choose from among the mutual funds available for investment under the ISP for purposes of determining the imputed earnings, gains, and losses applicable to their SISP accounts. The SISP is unfunded. Participants may specify the timing of the payment of their accounts by choosing either a specified payment date or electing payment upon separation from service (or a date up to five years following separation from service), and in either case may elect to receive their accounts in a lump sum or in annual or quarterly installments over a period of up to ten years. With respect to each year’s contributions and imputed earnings, the participant may make a separate distribution election. Subject to the requirements of Section 409A of the Internal Revenue Code, applicable Internal Revenue Service guidance, and the terms of the SISP, participants may receive an early payment in the event of a severe financial hardship and may make an election to delay the timing of their scheduled payment by a minimum of five years.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

EXECUTIVE SEVERANCE POLICY

We maintain the Executive Severance Policy for the payment of certain benefits to senior executives, including our NEOs, upon termination of employment from the Company and upon a change-in-control of the Company. Under the Executive Severance Policy, an eligible executive will become eligible for benefits if (i) prior to a change-in-control, he or she is involuntarily terminated by the Company other than on account of death or disability or for cause, or (ii) after a change-in-control, he or she is involuntarily terminated by the Company other than on account of death or disability or for cause, or he or she terminates employment voluntarily for “good reason” (which may arise from a material reduction in title or position, reduction in base salary or bonus opportunity or an increase in the executive’s commute to his or her current principal working location of more than

62	|	The Western Union Company

EXECUTIVE COMPENSATION

50 miles without consent) within 24 months after the date of the change-in-control. Under the Executive Severance Policy, a change-in-control is generally defined to include:

●	The acquisition by a person or entity of 35% or more of either the outstanding shares of the Company or the combined voting power of such shares, with certain exceptions;

●	An unapproved change in a majority of the Board members within a 24-month period; and

●	Certain corporate restructurings, including certain mergers, dissolution and liquidation.

The Executive Severance Policy provided for the following severance and change-in-control benefits as of December 31, 2019:

●	Effective for senior executives hired before February 24, 2011, a severance payment equal to the senior executive’s base pay plus target bonus for the year in which the termination occurs (the “base severance pay”), multiplied by 1.5 (multiplied by two in the case of the CEO and in the case of all senior executives who terminate for an eligible reason within 24 months following a change-in-control). Effective for senior executives hired on and after February 24, 2011, a senior executive employed by the Company for 12 months or less would be entitled to receive a severance payment equal to the base severance pay and, for every month employed in excess of 12 months, an additional severance payment equal to a pro rata portion of the base severance pay, up to a maximum severance payment equal to the senior executive’s base severance pay, multiplied by 1.5 (multiplied by two in the case of all senior executives who terminate for an eligible reason within 24 months following a change-in-control).

●	A cash payment equal to the lesser of (i) the senior executive’s prorated target bonus under the Annual Incentive Plan for the year in which the termination occurs and (ii) the maximum bonus which could have been paid to the senior executive under the Annual Incentive Plan for the year in which the termination occurs, based on actual Company performance during such year. No bonus will be payable unless the Compensation Committee certifies that the performance goals under the Annual Incentive Plan have been achieved for the year in which the termination occurs (except for eligible terminations following a change-in-control).

●	A lump sum payment equal to the difference between active employee health care premiums and continuation coverage premiums for 18 months of coverage.

●	At the discretion of the Compensation Committee, outplacement benefits may be provided to the executive.

●	All awards made pursuant to our Long-Term Incentive Plan, including those that are performance-based, generally will become fully vested and exercisable if a senior executive is involuntarily terminated without cause or terminates employment for good reason, in either case, within 24 months following a change-in-control. In such event, the right to exercise stock options will continue for 24 months (36 months in the case of the CEO) after the senior executive’s termination (but not beyond the applicable expiration date for the stock options).

●	If a senior executive is involuntarily terminated without cause and no change-in-control has occurred, awards granted pursuant to our Long-Term Incentive Plan generally will vest on a prorated basis based on the period served during the vesting period, and stock options will remain exercisable until the end of severance period under the Executive Severance Policy, but not beyond the applicable expiration date for the stock options.

●	With respect to all executives other than the CEO, any benefits triggered by a change-in-control are subject to an automatic reduction to avoid the imposition of excise taxes under Section 4999 of the Internal Revenue Code in the event such reduction would result in a better after-tax result for the executive.

●	For individuals who were senior executives on or before April 30, 2009 (only our CEO), if benefits payable after a change-in-control exceed 110% of the maximum amount of such benefits that would not be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, an additional cash payment in an amount that, after payment of all taxes on such benefits (and on such amount), provides the senior executive with the amount necessary to pay such tax. If the benefits so payable do not exceed such 110% threshold, the amount thereof will be reduced to the maximum amount not subject to such excise tax. Mr. Ersek is the only Company employee who remains eligible for excise tax gross-up payments.

The provision of severance benefits under the Executive Severance Policy is conditioned upon the executive executing an agreement and release which includes, among other things, non-competition and non-solicitation restrictive covenants, as well as a release of claims against the Company. These restrictive covenants vary in duration, but generally do not exceed two years.

As noted earlier, Mr. Farah is subject to an employment agreement, which is a customary practice for executives located in Dubai. Under the terms of Mr. Farah’s employment agreement, he is required to receive three months’ notice of termination of employment or, in lieu of such notice, three months of pay. In addition, Mr. Farah is also eligible for statutory end of service gratuity/severance amounts in accordance with local law. Any amounts due to Mr. Farah under the Executive Severance Policy will be reduced by any end of service gratuity/severance paid under the terms of his employment agreement or as required by local law.

2020 Proxy Statement	|	63

EXECUTIVE COMPENSATION

As noted in the “Compensation Discussion and Analysis” section of this Proxy Statement, effective June 30, 2019, Mr. Almeida stepped down as an executive officer of the Company, and served the Company in a senior advisor capacity until September 30, 2019. While serving as a senior advisor, Mr. Almeida continued to receive his regular base salary and participated in the Company’s benefit programs. In connection with Mr. Almeida’s departure, he became eligible to receive separation benefits pursuant to the Executive Severance Policy. Pursuant to the policy and in exchange for Mr. Almeida signing a general release of claims in favor of the Company, Mr. Almeida will receive separation pay in an aggregate amount equal to approximately $1.95M, payable over an 18-month period following his separation. In addition, Mr. Almeida became eligible to receive (i) his prorated 2019 target bonus under the Annual Incentive Plan ($486,164), (ii) a lump sum payment equal to the difference between active employee healthcare premiums and healthcare continuation coverage premiums ($23,601),

(iii) prorated vesting of PSUs representing 129,806 PSUs at target, with actual payout determined based upon Company performance during the performance period and prorated for the period from the respective grant dates to Mr. Almeida’s termination date (estimated value of $3,007,605, based on the Company’s closing stock price as of September 30, 2019), (iv) prorated vesting of RSUs representing 38,566 RSUs, prorated for the period from the respective grant dates to Mr. Almeida’s termination date (estimated value of $893,574, based on the Company’s closing stock price as of September 30, 2019), (v) cash dividend equivalents with respect to the 2019 RSUs and 2019 Financial PSUs (accrued until such RSUs and PSUs are settled and valued at $10,901 for dividend equivalents accrued through September 30, 2019), and (vi) outplacement assistance through December 31, 2021 or such shorter period as determined by the Company (estimated to be $40,000).

64	|	The Western Union Company

EXECUTIVE COMPENSATION

For the NEOs serving as of December 31, 2019, we have quantified the potential payments upon termination under various termination circumstances in the tables set forth below. These tables assume that the covered termination took place on December 31, 2019.

PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL TABLES

TERMINATION FOLLOWING A CHANGE-IN-CONTROL(1)
			LONG-TERM INCENTIVES(5)
NAME	SEVERANCE ($000)(2)	WELFARE BENEFITS ($000)(3)	STOCK OPTIONS ($000)	PSUs ($000)	RSUs ($000)	DEU ACCRUAL ($000)	GROSS-UP ($000)(4)	TOTAL ($000)
Hikmet Ersek	7,100.0	38.6	9,262.6	23,081.2	1,996.4	190.6	14,197.7	55,867.1
Raj Agrawal	3,150.0	24.6	—	7,415.2	2,581.3	86.1	—	13,257.2
Jean Claude Farah	2,350.0	—	—	3,460.9	1,176.7	37.7	—	7,025.3
Khalid Fellahi	2,500.0	23.0	—	2,307.2	1,320.2	32.5	—	6,182.9
Caroline Tsai	2,115.0	23.6	—	2,080.1	1,221.7	39.5	—	5,479.9

INVOLUNTARY TERMINATION OTHER THAN FOR DEATH, DISABILITY, OR CAUSE
			LONG-TERM INCENTIVES(5)
NAME	SEVERANCE ($000)(2)	WELFARE BENEFITS ($000)(3)	STOCK OPTIONS ($000)	PSUs ($000)	RSUs ($000)	DEU ACCRUAL ($000)	TOTAL ($000)
Hikmet Ersek	7,100.0	38.6	3,007.4	12,070.9	576.4	—	22,793.3
Raj Agrawal	2,520.0	24.6	—	3,723.3	1,108.8	—	7,376.7
Jean Claude Farah	1,875.0	—	—	1,835.4	530.2	—	4,240.6
Khalid Fellahi	2,000.0	23.0	—	1,223.6	353.5	—	3,600.1
Caroline Tsai	1,687.5	23.6	—	511.9	247.7	—	2,470.7

DEATH OR DISABILITY
			LONG-TERM INCENTIVES(5)
NAME	SEVERANCE ($000)	WELFARE BENEFITS ($000)	STOCK OPTIONS ($000)	PSUs ($000)	RSUs ($000)	DEU ACCRUAL ($000)	TOTAL ($000)
Hikmet Ersek	—	—	9,262.6	23,081.2	1,996.4	190.6	34,530.8
Raj Agrawal	—	—	—	7,415.2	2,581.3	86.1	10,082.6
Jean Claude Farah	—	—	—	3,460.9	1,176.7	37.7	4,675.3
Khalid Fellahi	—	—	—	2,307.2	1,320.2	32.5	3,659.9
Caroline Tsai	—	—	—	2,080.1	1,221.7	39.5	3,341.3

RETIREMENT(6)
			LONG-TERM INCENTIVES(5)
NAME	SEVERANCE ($000)	WELFARE BENEFITS ($000)	STOCK OPTIONS ($000)	PSUs ($000)	RSUs ($000)	DEU ACCRUAL ($000)	TOTAL ($000)
Hikmet Ersek	—	—	3,007.4	14,394.9	880.1	54.4	18,336.8
Khalid Fellahi	—	—	—	1,452.0	534.1	9.3	1,995.4

Footnotes:

(1)	Under the Executive Severance Policy, following a change-in-control, an eligible executive will become entitled to severance benefits if he or she is involuntarily terminated by the Company other than on account of death or disability or for cause, or he or she terminates employment voluntarily for good reason within 24 months after the date of the change-in-control.

2020 Proxy Statement	|	65

EXECUTIVE COMPENSATION

(2)	In accordance with the Executive Severance Policy, amounts in this column represent severance payments equal to (i) the lesser of the NEO’s (x) 2019 target bonus and (y) 2019 bonus based on actual performance, plus (ii) 1.5 times (two times in the case of the CEO and in the case of all senior executives who terminate for an eligible reason within 24 months following a change-in-control) the sum of the NEO’s base salary and target bonus.

(3)	Amounts in this column represent a lump sum cash payment equal to the product of (i) the difference in cost between the NEO’s actual health premiums and COBRA health premiums (if applicable) as of December 31, 2019, and (ii) 18, the number of months of continuing COBRA coverage.

(4)	Amounts in this column reflect tax gross-up calculations assuming a blended effective tax rate of approximately 44% and a 20% excise tax incurred on excess parachute payments, as calculated in accordance with Internal Revenue Code Sections 280G and 4999. The equity is valued using a closing stock price of $26.78 per share on December 31, 2019. As noted above, the Executive Severance Policy prohibits the Company from providing change-in-control tax gross-ups to individuals promoted or hired after April 2009. Accordingly, Mr. Ersek is the only Company employee who remains eligible for excise tax gross-up payments.

(5)	Amounts in these columns reflect the long-term incentive awards to be received upon a termination or a change-in-control calculated in accordance with the Executive Severance Policy and the Long-Term Incentive Plan. In the case of stock grants, the equity value represents the value of the shares determined by multiplying the closing stock price of $26.78 per share on December 31, 2019 by the number of unvested RSUs or, in the case of PSUs, by the number of shares to be awarded based on target achievement. In the case of option awards, the equity value was determined by multiplying (i) the spread between the exercise price and the closing stock price of $26.78 per share on December 31, 2019 and (ii) the number of unvested option shares that would vest following a qualifying termination or termination due to death or disability. The calculation with respect to unvested long-term incentive awards reflects the following additional assumptions under the Executive Severance Policy and the Long-Term Incentive Plan:

EVENT	STOCK OPTIONS	RSUs	PSUs
Change-in-control and qualifying termination within subsequent 24-month period	Accelerate	Accelerate	Accelerated vesting and award is payable to the extent earned based on actual performance results
Change-in-control (without termination of employment)	Vesting continues under normal terms	Vesting continues under normal terms	Vesting continues under normal terms
Involuntary termination without cause (outside the 24-month period following a change-in-control)	Prorated vesting by grant based on period served during vesting period	Prorated vesting by grant based on period served during vesting period; if termination occurs prior to the one-year anniversary of the grant date, the awards are forfeited	Prorated vesting by grant based on actual performance results and period served during vesting period; if termination occurs prior to the one-year anniversary of the grant date, the awards are forfeited
Death or disability	Accelerate	Accelerate	Accelerated vesting and award is payable to the extent earned based on actual performance results
Retirement

Effective for grants on January 31, 2011 and later, prorated vesting by grant based on period served during vesting period, with an exercise period equal to the earlier of (i) two years post-termination (three years, in the case of the CEO if termination is a severance-eligible event) and (ii) the expiration date

Grants made prior to January 31, 2011 may be exercised until four years after the termination date or, if earlier, until the expiration date.

		Prorated vesting by grant based on period served during vesting period	Prorated vesting by grant based on actual performance results and period served during vesting period

(6)	Messrs. Ersek and Fellahi are the only NEOs eligible for retirement as of December 31, 2019, as defined under the Long-Term Incentive Plan.

66	|	The Western Union Company

EXECUTIVE COMPENSATION

RISK MANAGEMENT AND COMPENSATION

Appropriately incentivizing behaviors which foster the best interests of the Company and its stockholders is an essential part of the compensation-setting process. The Company believes that risk-taking is necessary for continued innovation and growth, but that risks should be encouraged within parameters that are appropriate for the long-term health and sustainability of the business. As part of its compensation setting process, the Company evaluates the merits of its compensation programs through a comprehensive review of its compensation policies and programs to determine whether they encourage unnecessary or inappropriate risk-taking by the Company’s executives and employees below the executive level. Based on this review, the Company has concluded that the risks arising from its compensation programs are not reasonably likely to have a material adverse effect on the Company.

Management and the Compensation Consultant review the Company’s compensation programs, including the broad-based employee programs and the programs tied to the performance of individual business units. The team maps the level of “enterprise” risk for each business area, as established through the Company’s enterprise risk management oversight process, with the level of compensation risk for the associated incentive programs. In developing the risk assessment, the team reviews the compensation programs within each business area for:

●	The mix of fixed versus variable pay;

●	The performance metrics to which pay is tied;

●	Whether the pay opportunity is capped;
●	The timing of payout;

●	Whether “clawback” adjustments are permitted;

●	The use of equity awards; and

●	Whether stock ownership guidelines apply.

Annual incentive awards and long-term incentive awards granted to executives are tied primarily to corporate performance goals, including revenue and operating income growth, and strategic performance objectives. The Compensation Committee believes that these metrics encourage performance that supports the business as a whole. The executive annual incentive awards include a maximum payout opportunity equal to 175% of target, subject to a +/-25% individual performance-based modifier for NEOs other than Mr. Ersek. Our executives are also expected to meet share ownership guidelines in order to align the executives’ interests with those of our stockholders. Further, the Company’s clawback policy permits the Company to recover incentive compensation paid to designated executives (including our officers who are subject to Section 16 of the Exchange Act as well as the Company’s Chief Compliance Officer) in the event of an accounting restatement or if the executive engaged in detrimental conduct, as defined in the clawback policy. This policy helps to discourage inappropriate risks, as executives will be held accountable for misconduct which is harmful to the Company’s financial and reputational health. In addition, the Company’s clawback policy and specific clawback provisions in its annual and long-term incentive award agreements allow the Company to “claw back” executive bonuses if the executive engages in conduct that is determined to have contributed to material compliance failures, subject to applicable law.

2020 Proxy Statement	|	67

CEO PAY RATIO

As required by Section 953(b) of the Dodd-Frank Act, we are providing the following disclosure about the relationship of the annual total compensation of our employees to the annual total compensation of Mr. Ersek, our CEO. To understand this disclosure, we think it is important to give context to our operations. As noted above, The Western Union Company provides people and businesses with fast, reliable, and convenient ways to send money and make payments around the world. As a global organization, approximately 83% of our employees are located outside of the United States, with our employees located in a total of 55 countries. We strive to create a competitive global compensation program in terms of both the position and the geographic location in which the employee is located. As a result, our compensation program varies amongst each local market, in order to allow us to provide a competitive total rewards package.

Given the leverage of our executive compensation program towards performance-based elements, we expect that our pay ratio disclosure will fluctuate year-to-year based on the Company’s performance against the pre-established performance goals.

Ratio

For 2019,

●	The median of the annual total compensation of all of our employees, other than Mr. Ersek, was $31,966.

●	Mr. Ersek’s annual total compensation, as reported in the Total column of the 2019 Summary Compensation Table, was $10,099.5 thousand.

●	Based on this information, the ratio of the annual total compensation of Mr. Ersek to the median of the annual total compensation of all employees is estimated to be 316 to 1.

Identification of Median Employee

We re-identified our median employee due to changes in our workforce related to our 2019 restructuring activities. We selected November 1, 2019 as the date on which to determine our median employee. As of that date, we had approximately 11,500 employees. For purposes of identifying the median employee, we considered the aggregate of the following compensation elements for each of our employees, as compiled from the Company’s payroll records:

●	Base Salary

●	Target Annual Bonus

●	Actual Equity Awards

●	Target Commissions

We selected the above compensation elements as they represent the Company’s principal broad-based compensation elements. In addition, we measured compensation for purposes of determining the median employee using the 12-month period ending December 31, 2019.

Using this methodology, we determined that our median employee was a full-time, salaried employee working in Latin America. For purposes of this disclosure, we converted such employee’s compensation from the employee’s local currency to U.S. dollars using an exchange rate as of December 31, 2019. In determining the annual total compensation of the 2019 median employee, we calculated such employee’s 2019 compensation in accordance with Item 402(c)(2)(x) of Regulation S-K as required pursuant to SEC executive compensation disclosure rules. This calculation is the same calculation used to determine total compensation for purposes of the 2019 Summary Compensation Table with respect to each of the NEOs.

68	|	The Western Union Company

PROPOSAL 2
ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

The Company is providing stockholders an advisory vote to approve executive compensation as required by Section 14A of the Exchange Act. Section 14A was added to the Exchange Act by Section 951 of the Dodd-Frank Act. The advisory vote to approve executive compensation is a non-binding vote on the compensation of the Company’s NEOs, as described in the “Compensation Discussion and Analysis” section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure set forth in this Proxy Statement. The advisory vote to approve executive compensation is not a vote on the Company’s general compensation policies or the compensation of the Company’s Board of Directors. The Dodd-Frank Act requires the Company to hold the advisory vote to approve executive compensation at least once every three years. At the 2017 Annual Meeting of Stockholders, the Company asked stockholders to indicate if it should hold an advisory vote to approve the compensation of named executive officers every one, two or three years, with the Board recommending an annual advisory vote. Our stockholders approved this recommendation. Accordingly, the Company is again asking stockholders to approve the compensation of NEOs as disclosed in this Proxy Statement.

At the 2019 Annual Meeting of Stockholders, the Company provided stockholders with the opportunity to cast an advisory vote to approve the compensation of the Company’s NEOs as disclosed in the Proxy Statement for the 2019 Annual

Meeting of Stockholders, and the Company’s stockholders overwhelmingly approved the proposal, with approval by approximately 93% of the votes cast for the proposal at the 2019 Annual Meeting of Stockholders.

The Company believes that its compensation policies and procedures, which are outlined in the “Compensation Discussion and Analysis” section of this Proxy Statement, support the goals of:

-	Aligning our executives’ goals with our stockholders’ interests;

-	Attracting, retaining, and motivating outstanding executive talent; and

-	“Pay-for-performance” - Holding our executives accountable and rewarding their achievement of financial, strategic and operating goals.

The Compensation Committee of the Board continually reviews the Company’s executive compensation and benefits program to evaluate whether it supports these goals and serves the interests of the Company’s stockholders. The Company’s executive compensation practices include the following, as discussed in more detail in the “Compensation Discussion and Analysis” section of this Proxy Statement:

WHAT WE DO	WHAT WE DON’T DO
✓Pay-for-performance and at-risk compensation.
✓Align compensation with stockholder interests.
✓Emphasis on future pay opportunity vs. current pay.
✓Mix of performance metrics.
✓Stockholder engagement.
✓“Clawback” policy.
✓Robust stock ownership guidelines.
✓Three-year performance period for PSUs.
✓Outside compensation consultant retained by the Compensation Committee.
✓“Double trigger” severance benefits in the event of a change-in-control.
✓Maximum payout caps for annual cash incentive compensation and PSUs.
✓Consider compliance in compensation program.

✘No repricing or buyout of underwater stock options.
✘No change-in-control tax gross ups for individuals promoted or hired after April 2009.
✘No dividends or dividend equivalents paid on unvested or unearned PSUs or RSUs.
✘Prohibition against pledging and hedging of Company securities by senior executives and directors.

2020 Proxy Statement	|	69

PROPOSAL 2 ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

We believe that our executive compensation practices, in combination with a competitive market review, limited executive perquisites, and reasonable severance pay multiples contribute to an executive compensation program that is competitive yet strongly aligned with stockholder interests.

The Board recommends that you vote in favor of the following “say-on-pay” resolution:

RESOLVED, that the stockholders of the Company approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K in the “Compensation Discussion and Analysis” section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure, each as set forth in the Company’s Proxy Statement for its 2020 Annual Meeting of Stockholders.

REQUIRED VOTE

The affirmative vote of the holders of a majority of shares of the Company’s Common Stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter is required to approve this Proposal 2.

Because your vote is advisory, it will not be binding upon the Board of Directors. However, the Compensation Committee may take into account the outcome of the vote when considering future executive compensation arrangements. Stockholders attending the Annual Meeting via webcast are deemed to be present “in person”.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR PROPOSAL 2.

70	|	The Western Union Company

PROPOSAL 3
RATIFICATION OF SELECTION OF AUDITORS

The Board of Directors and the Audit Committee believe it is in the best interest of the Company and its stockholders to recommend to the stockholders the ratification of the selection of Ernst & Young LLP, independent registered public accounting firm, to audit the accounts of the Company and its subsidiaries for 2020. Ernst & Young LLP has served as the Company’s independent registered public accounting firm since the Company became a public company in 2006.

Consistent with the regulations adopted pursuant to the Sarbanes-Oxley Act of 2002, the lead audit partner having primary responsibility for the audit and the concurring audit partner are rotated every five years.

A representative of Ernst & Young LLP will be present at the Annual Meeting, will have the opportunity to make a statement, and will be available to respond to appropriate questions.

SUMMARY OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S FEES FOR 2019 AND 2018

Fees for professional services provided by our independent auditors, Ernst & Young LLP, for fiscal years 2019 and 2018, respectively, included the following (in millions):

	2019	2018
Audit Fees(1)	$5.9	$6.8
Audit-Related Fees(2)	$1.4	$0.9
Tax Fees(3)	$0.7	$0.7
All Other Fees(4)	$—	$0.2

(1)	“Audit Fees” primarily include fees related to (i) the integrated audit of the Company’s annual consolidated financial statements and internal controls over financial reporting; (ii) the review of its quarterly consolidated financial statements; (iii) statutory audits required domestically and internationally; (iv) comfort letters, consents and assistance with and review of documents filed with the SEC; and (v) other accounting and financial reporting consultation and research work billed as audit fees or necessary to comply with the standards of the PCAOB (United States).

(2)	“Audit-Related Fees” primarily include fees, not included in “Audit Fees” above, related to (i) service auditor examinations; (ii) attest services that are not required by statute or regulation; and (iii) consultation concerning financial accounting and reporting standards that are not classified as “Audit Fees.”

(3)	“Tax Fees,” which incorporate both tax advice and tax planning services, primarily include fees related to (i) consultations, analysis and assistance with domestic and foreign tax matters, including value-added and goods and services taxes; (ii) local tax authority audits; and (iii) other miscellaneous tax consultations, including tax services requested as part of the Company’s procedures for commercial agreements, the acquisition of new entities, and other potential business transactions.

(4)	“All Other Fees” consist of fees for professional services other than the services reported above, including an assessment of the Company’s ESG strategy in 2018.

During 2019 and 2018, all audit and non-audit services provided by the independent registered public accounting firm were pre-approved, consistent with the pre-approval policy of the Audit Committee. The pre-approval policy requires that all services provided by the independent registered public accounting firm be pre-approved by the Audit Committee or one or more members of the Audit Committee designated by the Audit Committee.

2020 Proxy Statement	|	71

PROPOSAL 3 RATIFICATION OF SELECTION OF AUDITORS

REQUIRED VOTE

The affirmative vote of the holders of a majority of shares of the Company’s Common Stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter is required to approve this Proposal 3. Stockholders attending the Annual Meeting via webcast are deemed to be present “in person”. In the event the stockholders fail to ratify the selection of Ernst & Young LLP, the Audit Committee of the Board of Directors will consider it a direction to select another independent registered public accounting firm for the subsequent year. Even if the selection is ratified, the Audit Committee, in its discretion, may select a new independent registered public accounting firm at any time during the year, if it feels that such a change would be in the best interest of the Company and its stockholders.

THE BOARD OF DIRECTORS AND THE AUDIT COMMITTEE RECOMMEND THAT YOU VOTE FOR PROPOSAL 3.

72	|	The Western Union Company

PROPOSAL 4
STOCKHOLDER PROPOSAL REGARDING POLITICAL CONTRIBUTIONS DISCLOSURE

John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, California 90278, owner of more than $2,000 worth of shares of the Company’s Common Stock, has notified the Company that he intends to present a proposal for consideration at the Annual Meeting. As required by the
Exchange Act, the text of the stockholder proposal and supporting statement appear as submitted to the Company by the proponent. The Board and the Company accept no responsibility for the contents of the proposal or the supporting statement.

PROPOSAL 4 POLITICAL SPENDING DISCLOSURE

Resolved, Shareholders request that the Company provide a report, updated semiannually, disclosing the Company’s:

1.	Policies and procedures for making, with corporate funds or assets, contributions and expenditures (direct or indirect) to (a) participate or intervene in any campaign on behalf of (or in opposition to) any candidate for public office, or (b) influence the general public, or any segment thereof, with respect to an election or referendum.

2.	Monetary and non-monetary contributions and expenditures (direct and indirect) used in the manner described in section 1 above, including:

	a.	The identity of the recipient as well as the amount paid to each; and

	b.	The title(s) of the person(s) in the Company responsible for decision-making.

The report shall be presented to the board of directors or relevant board committee and posted on the Company’s website within 12 months from the date of the annual meeting. This proposal does not encompass lobbying spending.

Supporting Statement

As long-term shareholders of Western Union, I support transparency and accountability in corporate electoral spending. This includes any activity considered intervention in a political campaign under the Internal Revenue Code, such as direct and indirect contributions to political candidates, parties, or organizations, and independent expenditures or electioneering communications on behalf of federal, state or local candidates.

Disclosure is in the best interest of the company and its shareholders. The Supreme Court recognized this in its 2010 Citizens United decision, which said, “[D]isclosure permits citizens and shareholders to react to the speech of corporate entities in a proper way. This transparency enables the electorate to make informed decisions and give proper weight to different speakers and messages.”

Publicly available records show Western Union has contributed at least $480,000 in corporate funds since the 2010 election cycle (CQMoneyLine: http://moneyline.cq.com; National Institute on Money in State Politics: http://www.followthemoney.org).

However, relying on publicly available data does not provide a complete picture of the Company’s electoral spending. For example, the Company’s payments to trade associations that may be used for election-related activities are undisclosed and unknown. This proposal asks the Company to disclose all of its electoral spending, including payments to trade associations and other taxexempt organizations, which may be used for electoral purposes. This would bring our Company in line with a growing number of leading companies, including Ameriprise Financial Inc., State Street Corp., and Intuit Inc., which present this information on their websites.

The Company’s Board and shareholders need comprehensive disclosure to fully evaluate the use of corporate assets in elections.

Please vote for this important governance reform.

Political Spending Disclosure – Proposal 4

2020 Proxy Statement	|	73

PROPOSAL 4 STOCKHOLDER PROPOSAL REGARDING POLITICAL CONTRIBUTIONS DISCLOSURE

BOARD’S STATEMENT OPPOSING THE PROPOSAL

After careful consideration, and for the following reasons, the Board believes that the proposal is not in the best interests of the Company or its stockholders, and the Board recommends voting “AGAINST” this proposal.

The Company has historically made an extremely limited number of political contributions, where such contributions are permitted by law. The Company’s political contributions are not financially material to the Company. In 2019 the Company made political contributions totaling $7,600, in 2018 the Company did not make any such contributions, and in 2017 these contributions totaled approximately $2,500. In 2019, the Company’s total expenses relating to political contributions were de minimis when compared to the Company’s total operating costs of approximately $4.4 billion.

The Company is both transparent and accountable regarding its political contributions. On a limited basis, we have pursued and will continue to pursue efforts to help inform public policy decisions that have the potential to affect our customers, employees, and the communities in which we operate. To the extent this is done through a small number of corporate political contributions, such contributions are already strictly controlled. Consider our current standards, policies and practices regarding corporate political contributions:

-	The Company maintains a formal policy regarding political activities, political contributions, and lobbying activities, which is contained in the Company’s Code of Conduct and which is publicly available in the “Corporate Governance” section of our Investor Relations website.

-	Our policy contains standards for participating in the political process for both the Company and its employees.

-	With respect to political contributions, the Company’s Code of Conduct provides that the permission of the Company’s Chief Legal Officer’s office is needed before any political contributions are made on behalf of the Company.

-	The Company’s Code of Conduct also provides that a senior executive officer of the Company’s Government Relations department and the Chief Legal Officer’s office be consulted prior to contacting a government official or retaining a lobbyist.

The Company is also transparent and accountable regarding its membership in trade associations. The Company participates in various trade associations to keep abreast of business trends as well as emerging standards within our industry. We do not join trade associations to advance political purposes, and our participation as a trade association member comes with the understanding that we may not always agree with all of the positions of the organizations or other members; we believe that the associations we belong to take many positions and address many issues in a meaningful and influential manner and in a way that will be to the Company’s benefit. Disclosure of the amounts we pay in the form of membership dues to trade associations would not provide our stockholders with a greater understanding of our business strategies, initiatives or values. Consider the following:

-	Although we must pay regular membership dues, we do not normally make additional non-dues contributions to support a group’s targeted political contributions.

-	We closely monitor the appropriateness and effectiveness of the political activities undertaken by the most significant trade associations of which we are a member.

-	Disclosure of political contributions made indirectly through trade associations could place the Company at a competitive disadvantage by revealing its strategies and priorities.

-	Requiring such disclosure may risk misrepresenting our political activities, as trade associations operate on an independent basis, and we do not agree with all positions taken by trade associations on issues.

Significant disclosure regarding the Company’s political activities and related policies is already publicly available. Consider the following:

-	Under federal law, all contributions by the Western Union Political Action Committee, the sole political action committee affiliated with the Company, are required to be reported, and a list of such contributions is publicly available at the website of the United States Federal Election Commission.

-	Contributions made directly by the Company are most frequently made to state-level candidates and representatives who are required by state law to disclose such contributions.

-	Federal law prohibits corporations from contributing corporate treasury funds to federal candidates or federal campaign committees. Accordingly, we make none.

74	|	The Western Union Company

PROPOSAL 4 STOCKHOLDER PROPOSAL REGARDING POLITICAL CONTRIBUTIONS DISCLOSURE

Given all of the above, we believe that this proposal is unnecessary, costly and largely duplicative of current reporting systems and accountability measures. We believe that participating in the political process in a transparent manner is key to good governance and an important way to enhance stockholder value and promote healthy corporate citizenship. We do not believe, however, that implementing a semiannual report on our political activity would increase stockholder value or provide stockholders with any more meaningful information than is already available. If adopted, the proposal would apply only to Western Union and to no other company and would cause Western Union to incur undue costs and administrative burdens without commensurate benefit to our stockholders.

Required Vote; Recommendation Only

The affirmative vote of the holders of a majority of shares of the Company’s Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter is required to approve this Proposal 4. Stockholders should be aware that this stockholder proposal is simply a request that the Board take the action stated in the proposal. Approval of this proposal may not result in the requested action being taken by the Board, and therefore, its approval would not effectuate the actions requested by the proposal. Stockholders attending the Annual Meeting via webcast are deemed to be present “in person”.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE AGAINST PROPOSAL 4.

2020 Proxy Statement	|	75

EQUITY COMPENSATION PLAN INFORMATION

The following table gives information, as of December 31, 2019, about our Common Stock that may be issued upon the exercise of options and settlement of other equity awards under all compensation plans under which equity securities are reserved for issuance. The Company’s 2015 Long-Term Incentive Plan, 2006 Long-Term Incentive Plan and 2006 Non-Employee Director Equity Compensation Plan are our only equity compensation plans pursuant to which our equity securities are authorized for issuance.

PLAN CATEGORY	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS	WEIGHTED-AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	11,559,874(1)	$18.31(2)	23,780,401(3)
Equity compensation plans not approved by security holders	—	N/A	—
Total	11,559,874(1)	$18.31(2)	23,780,401(3)

Footnotes:

(1)	Includes 7,088,490 restricted stock units, PSUs, deferred stock units, and bonus stock units that were outstanding on December 31, 2019 under the Company’s 2015 Long-Term Incentive Plan, 2006 Long-Term Incentive Plan and 2006 Non-Employee Director Equity Compensation Plan. Restricted stock unit awards, deferred stock unit awards and bonus stock units may be settled only for shares of Common Stock on a one-for-one basis. The number included for PSUs reflects grant date units awarded. Assuming maximum payout for PSU grants that have not completed the required performance period, the number of securities to be issued would increase by 1,605,561. Please see the “Compensation Discussion and Analysis” section of this Proxy Statement for further information regarding the 2017 PSUs, including the performance metrics applicable to such awards.

(2)	Only option awards were used in computing the weighted-average exercise price.

(3)	This amount represents shares of Common Stock available for issuance under the Company’s 2015 Long-Term Incentive Plan. Awards available for grant under the Company’s 2015 Long-Term Incentive Plan include stock options, stock appreciation rights, restricted stock, restricted stock units, bonus stock, bonus stock units, deferred stock units, performance grants, and any combination of the foregoing awards.

76	|	The Western Union Company

STOCK BENEFICIALLY OWNED BY DIRECTORS, EXECUTIVE OFFICERS AND OUR LARGEST STOCKHOLDERS

The following table sets forth the beneficial ownership of Common Stock by each person or group that is known by us to be the beneficial owner of more than 5% of our Common Stock, all directors and nominees, each of the executive officers named in the 2019 Summary Compensation Table contained in this Proxy Statement, and all directors and executive officers as a group. Except as otherwise noted, (i) the information is as of March 16, 2020, (ii) each person has sole voting and investment power of the shares, and (iii) the business address of each person shown below is 7001 East Belleview Avenue, Denver, Colorado 80237.

NAME OF BENEFICIAL OWNER	ADDRESS	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP	PERCENTAGE OF OUTSTANDING SHARES
5% Owners
BlackRock, Inc.	55 East 52nd Street, New York, NY 10055	58,008,805(1)	13.8%(1)
The Vanguard Group	100 Vanguard Blvd., Malvern, PA 19355	52,673,990(2)	12.56%(2)
FMR LLC	245 Summer Street, Boston, MA 02210	31,292,611(3)	7.463%(3)
Capital Research Global Investors, a division of Capital Research and Management Company	333 South Hope Street, Los Angeles, CA 90071	28,969,528(4)	6.9%(4)
State Street Corporation	State Street Financial Center One Lincoln Street Boston, MA 02111	25,306,855(5)	6.04%(5)
Independent Franchise Partners, LLP	Level 1, 10 Portman Square London W1H 6AZ United Kingdom	23,067,892(6)	5.5%(6)
DIRECTORS AND NAMED EXECUTIVE OFFICERS(7)
Martin I. Cole		37,854	*
Hikmet Ersek		3,301,679	*
Richard A. Goodman		36,931	*
Betsy D. Holden		5,000	*
Jeffrey A. Joerres		15,998	*
Roberto G. Mendoza		79,697	*
Michael A. Miles, Jr.		—	*
Timothy P. Murphy		—	*
Angela A. Sun		22,620	*
Frances Fragos Townsend		39,833	*
Solomon D. Trujillo		169,556(8)	*
Jan Siegmund		50,599	*
Raj Agrawal		686,594	*
Odilon Almeida(9)		130,976	*
Jean Claude Farah		324,676	*
Khalid Fellahi		133,512	*
Caroline Tsai		7,300	*
All directors and executive officers as a group (22 persons)		5,226,805	1.27%

*	Less than 1%

2020 Proxy Statement	|	77

STOCK BENEFICIALLY OWNED BY DIRECTORS, EXECUTIVE OFFICERS AND OUR LARGEST STOCKHOLDERS

(1)	The number of shares held and percentage of outstanding shares were obtained from the holder’s Amendment No. 9 to Schedule 13G filing with the Securities and Exchange Commission filed February 4, 2020, which reports ownership as of December 31, 2019. The Schedule 13G filing indicates that the holder had sole voting power over 52,968,721 shares, sole dispositive power over 58,008,805 shares, shared voting power over no shares, and shared dispositive power over no shares.

(2)	The number of shares held and percentage of outstanding shares were obtained from the holder’s Amendment No. 7 to Schedule 13G filing with the Securities and Exchange Commission filed February 11, 2020, which reports ownership as of December 31, 2019. The Schedule 13G filing indicates that the holder had sole voting power over 624,399 shares, sole dispositive power over 51,818,452 shares, shared voting power over 257,445 shares, and shared dispositive power over 855,538 shares.

(3)	The number of shares held and percentage of outstanding shares were obtained from the holder’s Amendment No. 6 to Schedule 13G filing with the Securities and Exchange Commission filed February 7, 2020, which reports ownership as of December 31, 2019. The Schedule 13G filing indicates that the holder had sole power to vote or direct the vote of 2,854,888 shares, sole power to dispose of or to direct the disposition of 31,292,611 shares, and shared power to vote or direct the vote, and shared power to dispose of or direct the disposition of, no shares.

(4)	The number of shares held and percentage of outstanding shares were obtained from the holder’s Amendment No. 7 to Schedule 13G filing with the Securities and Exchange Commission filed February 14, 2020, which reports ownership as of December 31, 2019. The Schedule 13G filing indicates that the holder had sole voting and sole dispositive power over 28,969,528 shares, and shared voting power over, and shared dispositive power over, no shares.

(5)	The number of shares held and percentage of outstanding shares were obtained from the holder’s Schedule 13G filing with the Securities and Exchange Commission filed February 14, 2020, which reports ownership as of December 31, 2019. The Schedule 13G filing indicates that the holder had shared voting power over 21,001,242 shares, shared dispositive power over 25,235,780 shares and sole voting power over, and sole dispositive power over, no shares.

(6)	The number of shares held and percentage of outstanding shares were obtained from the holders’ Schedule 13G filing with the Securities and Exchange Commission filed on February 13, 2020, which reports ownership as of December 31, 2019. The Schedule 13G filing indicates that the holder had sole voting power over 20,112,050 shares, sole dispositive power over 23,067,892 shares, shared voting power over 322,018 shares, and shared dispositive power over no shares.

(7)	The number of shares reported includes shares covered by options that are exercisable within 60 days of March 16, 2020 as follows: Mr. Cole, 9,208; Mr. Ersek, 2,337,250; Mr. Goodman, 36,814; Ms. Holden, 0; Mr. Joerres, 11,448; Mr. Mendoza, 79,697; Mr. Miles, 0; Mr. Murphy, 0; Ms. Sun 22,620; Ms. Fragos Townsend, 39,833; Mr. Trujillo, 157,756; Mr. Siegmund 40,599; Mr. Agrawal (Chief Financial Officer), 412,454; Mr. Almeida (former President, Global Money Transfer), 0; Mr. Farah (President, Global Network), 116,503; Ms. Tsai (Chief Legal Officer and Corporate Secretary), 0; Mr. Fellahi (President, Consumer Money Transfer), 44,907; Mark Hinsey (Chief Accounting Officer and Controller), 0; Ms. Molnar, 0; Andrew Summerill (Interim President, Payments), 0; Michelle Swanback (President, Product and Platform), 0; Richard Williams (Chief People Officer), 53,329; all directors and executive officers as a group, 2,949,964.

(8)	Mr. Trujillo shares with his spouse through a family trust the power to vote or direct the vote of, and the power to dispose or direct the disposition of, 11,800 shares.

(9)	Mr. Almeida ceased serving as Executive Vice President, President – Global Money Transfer, effective June 30, 2019, and continued serving the Company in a senior advisory capacity through September 30, 2019.

78	|	The Western Union Company

CERTAIN TRANSACTIONS AND OTHER MATTERS

We or one of our subsidiaries may occasionally enter into transactions with certain “related persons.” Related persons include our executive officers, directors, nominees for directors, 5% or more beneficial owners of our Common Stock, and immediate family members of these persons. We refer to transactions involving amounts in excess of $120,000 and in which the related person has a direct or indirect material interest as “related person transactions.” Each related person transaction must be approved or ratified in accordance with the Company’s written Related Person Transactions Policy by the Corporate Governance, ESG, and Public Policy Committee of the Board of Directors or, if the Corporate Governance, ESG, and Public Policy Committee of the Board of Directors determines that the approval or ratification of such related person transaction should be considered by all disinterested members of the Board of Directors, by the vote of a majority of such disinterested members.

During 2019, N.A. Zeid, the brother-in-law of Mr. Farah served as the principal executive officer of one of the Company’s money transfer agents in the Middle East region. In 2019, the agent generated less than 1% of the Company’s overall revenue and was paid approximately $24 million in commissions for its services as a money transfer agent. Mr. Farah does not receive any direct benefit from the Company’s relationship with the agent. Internal controls are in place to preclude Mr. Farah from making decisions on behalf of the Company with respect to the agent or otherwise being involved in the Company’s relationship with the agent. Pursuant to the Company’s Related Person Transactions Policy, the relationship was ratified by the Corporate Governance, ESG, and Public Policy Committee.
The Corporate Governance, ESG, and Public Policy Committee considers all relevant factors when determining whether to approve or ratify a related person transaction, including, without limitation, the following:

-	the size of the transaction and the amount payable to a related person;
-	the nature of the interest of the related person in the transaction;
-	whether the transaction may involve a conflict of interest; and
-

whether the transaction involves the provision of goods or services to the Company that are available from unaffiliated third parties and, if so, whether the transaction is on terms and made under circumstances that are at least as favorable to the Company as would be available in comparable transactions with or involving unaffiliated third parties.

The Company’s Related Person Transactions Policy is available through the “Investor Relations, Corporate Governance” portion of the Company’s website, www.westernunion.com.

2020 Proxy Statement	|	79

* * *
This Proxy Statement is provided to you at the direction of the Board of Directors.

Caroline Tsai
Executive Vice President,
Chief Legal Officer and Corporate
Secretary

80	|	The Western Union Company

ANNEX A

RECONCILIATION OF NON-GAAP MEASURES

Western Union’s management believes the non-GAAP financial measures presented provide meaningful supplemental information regarding our operating results to assist management, investors, analysts, and others in understanding our financial results and to better analyze trends in our underlying business, because they provide consistency and comparability to prior periods.

A non-GAAP financial measure should not be considered in isolation or as a substitute for the most comparable GAAP financial measure. A non-GAAP financial measure reflects an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the reconciliation to the corresponding GAAP financial measure, provides a more complete understanding of our business. Users of the financial statements are encouraged to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. A reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures is included below. All adjusted year-over-year changes were calculated using prior year amounts.

REVENUES
2019
Revenues, as reported (GAAP)	$5,292.1
Foreign currency translation impact(a)	238.9
Divestitures impact(b)	(130.7)
Revenues, constant currency adjusted and excluding divestitures	$5,400.3
2018
Revenues, as reported (GAAP)	$5,589.9
Divestitures impact(b)	(368.2)
Revenues, excluding divestitures	$5,221.7
Revenue change, as reported (GAAP)	(5%)
Revenue change, constant currency adjusted and excluding divestitures	3%
OPERATING INCOME
2019
Operating income, as reported (GAAP)	$934.0
Foreign currency translation impact(a)	63.5
Restructuring-related expenses(c)	115.5
Acquisition and divestiture costs(d)	16.0
Operating income, constant currency adjusted, excluding restructuring-related expenses and	$1,129.0
acquisition and divestiture costs
Operating income margin, as reported	17.6%
Operating margin, excluding restructuring-related expenses and acquisition and divestiture costs	20.1%
2018
Operating income, as reported (GAAP)	$1,122.1
Acquisition and divestiture costs(d)	14.9
Operating income, adjusted, excluding acquisition and divestiture costs	$1,137.0
Operating income margin, as reported	20.1%
Operating margin, adjusted, excluding acquisition and divestiture costs	20.3%

2020 Proxy Statement	|	A-1

(a)	Represents the impact from the fluctuation in exchange rates between all foreign currency denominated amounts and the United States dollar. Constant currency results exclude any benefit or loss caused by foreign exchange fluctuations between foreign currencies and the United States dollar, net of foreign currency hedges, which would not have occurred if there had been a constant exchange rate. We believe that this measure provides management and investors with information about operating results and trends that eliminates currency volatility and provides greater clarity regarding, and increases the comparability of, our underlying results and trends.

(b)	Represents the revenue generated by the Speedpay and Paymap businesses which were divested in 2019. We have included this information because management believes that presenting revenues as adjusted to exclude divestitures will provide investors with a more meaningful comparison of results within the periods presented.

(c)	Represents the impact from expenses incurred in connection with an overall restructuring plan, approved by the Board of Directors on August 1, 2019, to improve our business processes and cost structure by reducing headcount and consolidating various facilities. While these expenses are specific to this initiative, the types of expenses related to this initiative are similar to expenses that we have previously incurred and can reasonably be expected to incur in the future. We believe that, by excluding the effect of these charges associated with restructuring-related activities that can impact operating trends, management and investors are provided with a measure that increases the comparability of our underlying operating results.

(d)	Represents the impact from expenses incurred in connection with our acquisition and divestiture activity, including the Speedpay and Paymap divestitures. We believe that, by excluding the effect of these charges that can impact operating trends, management and investors are provided with a measure that increases the comparability of our underlying operating results.

A-2	|	The Western Union Company

Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945

Address Change? Mark box, sign, and indicate changes below: ☐

TO VOTE BY INTERNET OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD.

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW,
SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

The Board of Directors Recommends a Vote FOR Items 1, 2 and 3.

Election of directors:
	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
1a. Martin I. Cole	☐	☐	☐	1f. Michael A. Miles, Jr.	☐	☐	☐

1b. Hikmet Ersek	☐	☐	☐	1g. Timothy P. Murphy	☐	☐	☐

Please fold here – Do not separate

1c. Richard A. Goodman	☐	☐	☐	1h. Jan Siegmund	☐	☐	☐

1d. Betsy D. Holden	☐	☐	☐	1i. Angela A. Sun	☐	☐	☐

1e. Jeffrey A. Joerres	☐	☐	☐	1j. Solomon D. Trujillo	☐	☐	☐

Other Matters:

2.	Advisory Vote to Approve Executive Compensation	☐	For	☐	Against	☐	Abstain

3.	Ratification of Selection of Ernst & Young LLP as Independent Registered Public Accounting Firm for 2020	☐	For	☐	Against	☐	Abstain

The Board of Directors Recommends a Vote AGAINST Item 4.

4.	Stockholder Proposal Regarding Political Contributions Disclosure	☐	For	☐	Against	☐	Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ITEMS 1, 2 AND 3, AND AGAINST ITEM 4. For shares held in The Western Union Company Incentive Savings Plan (the Plan), the Plan’s Trustee will vote the shares as directed. If no direction is given on how to vote the shares to the Trustee by mail on or before May 11, 2020 or by Internet or phone by 11:59 p.m. (EDT) on May 13, 2020, the Plan’s Trustee will vote your shares held in the Plan in the same proportion as the shares for which it receives instructions from all other participants in the Plan.

Date
Signature(s) in Box

Please sign exactly as your name(s) appears on the Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

THE WESTERN UNION COMPANY

ANNUAL MEETING OF STOCKHOLDERS

May 14, 2020
8:00 a.m. (MDT)

Online via live webcast at:
https://web.lumiagm.com/291373158

The Western Union Company 7001 East Belleview Avenue Denver, Colorado 80237	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 14, 2020.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” Items 1, 2 and 3, and “AGAINST” Item 4.

By signing the proxy, you revoke all prior proxies and appoint Hikmet Ersek and Caroline Tsai, and each of them with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments and postponements thereof.

Vote by Internet, Telephone or Mail
24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET www.proxypush.com/wu Use the Internet to vote your proxy until 11:59 p.m. (EDT) on May 13, 2020. Scan the QR code on front for mobile voting.	PHONE 1-866-883-3382 Use a touch-tone telephone to vote your proxy until 11:59 p.m. (EDT) on May 13, 2020.	MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.